EXHIBIT 99.1
------------



                                Joint Venture and
                             Shareholders' Agreement


                                entrade.com, Inc,

                         GlobalNet Asia Pacific Pty Ltd

                          Entrade Asia Pacific Pty Ltd

                                    CONTENTS



    ARTICLE 1.    INTERPRETATION                                              2
            1.1   Certain Definitions                                         2
            1.2   Interpretation                                              5
            1.3   Business Days                                               6

    ARTICLE 2.    ESTABLISHMENT, PURPOSE, TERRITORY AND
                  METHODOLOGY OF EAP                                          6
            2.1   Establishment of Joint Venture                              6
            2.2   Name of Company and Intellectual
Property                                                                      6
            2.3   Purpose                                                     6
            2.4   Territory                                                   7
            2.5   Acquisition of Rights                                       7
            2.6   Methodology                                                 7
            2.7   Use of Servicemarks                                         8

    ARTICLE 3.    CONFIDENTIALITY AND NON-COMPETITION                         8
            3.1   Confidentiality                                             8
            3.2   Equitable Relief; Enforceability                            9
            3.3   Termination of this Agreement and
                  Confidentiality                                             9
            3.4   Non-Derogation of Master License
Agreement                                                                     9
            3.5   Non-Competition                                             9

    ARTICLE 4.    TRANSACTIONS BETWEEN EAP AND ENTRADE.COM OR
GAP                                                                          10

    ARTICLE 5.    CONDITIONS PRECEDENT TO CLOSING                            10
            5.1   Condition Precedent to the Obligations of
                  the Parties                                                10
            5.2   Non-fulfilment of Conditions                               11
            5.3   Waiver                                                     11
            5.4   Obligation to satisfy Conditions
Precedent                                                                    11

    ARTICLE 6.    FORMATION AND CAPITALISATION OF EAP                        11
            6.1   Formation of EAP                                           11
            6.2   Capitalisation of EAP                                      11
            6.3   Name of EAP                                                12
            6.4   Place of Business                                          12

    ARTICLE 7.    CONTRIBUTIONS, OWNERSHIP, BUDGET
                  AND OTHER FINANCIAL TERMS                                  12
            7.1   Ongoing Contributions                                      12
            7.2   Initial Budget                                             13
            7.3   Initial Performance Review                                 13
            7.4   License Agreement                                          13
            7.5   Costs of GAP and entrade.com                               13
            7.6   Distribution from EAP                                      13

    ARTICLE 8.    MANAGEMENT OF EAP                                          14
            8.1   Board of Directors                                         14
            8.2   Board of Directors                                         17
            8.3   Budgets                                                    17
            8.4   Management Reports                                         17
            8.5   Borrowing from Shareholders                                18
            8.6   Repayment of loans from Shareholders                       18
            8.7   Shareholder Guarantees                                     18
            8.8   Indemnities                                                18
            8.9   Procuring Resignations                                     19
            8.10  Management                                                 19
            8.11  Officers' Indemnity, Insurance and
Access                                                                       19
            8.12  Board Papers                                               20

    ARTICLE 9.    RESTRICTIONS ON SHARE TRANSFER AND
                  SUBSCRIPTION OF NEW SHARES                                 21
            9.1   Subscription to New Securities                             21
            9.2   Restrictions on Share Transfer                             21
            9.3   Accession                                                  23
            9.4   Notice on Share Certificates                               23
            9.5   Dilution                                                   23
            9.6   Election by Non-Reducing Shareholder                       24
            9.7   Issue of Shares to Increasing Party                        24
            9.8   Authorisation                                              24

    9A      SALE OF SHARES IN EAP - PIGGYBACK OPTION                         24
            9A.1  Definitions                                                24
            9A.2  Piggyback Option                                           25
            9A.3  Piggyback Option Period                                    25
            9A.4  Piggyback Notice                                           25
            9A.5  Piggyback Notice Irrevocable                               25
            9A.6  Piggyback Price                                            25
            9A.7  Reasonable Steps                                           25
            9A.8  Prohibition on Sale                                        26
            9A.9  Completion of Sale                                         26

    9B      SALE OF SHARES IN EAP AFTER 1 MAY 2005                           26
            9B.1  Disposal of Shares After 1 May 2005                        26
            9B.2  Exit Transfer Notice                                       26
            9B.3  Offer Accepted - Transfer to
                  Exit Offerees                                              27
            9B.4  Offer Rejected - Transfer to
                  Exit Third Party                                           28
            9B.5  Come Along Option                                          28
            9B.6  Come Along Option Period                                   28
            9B.7  Come Along Notice                                          28
            9B.8  Come Along Notice Irrevocable                              28
            9B.9  Come Along Price                                           28
            9B.10       Obligation to Sell                                   28
            9B.11       Completion of Sale                                   28
            9B.12       Default by Called Shareholders                       29

    ARTICLE 10.         INSURANCE                                            29

    ARTICLE 11.         TERMINATION AND WITHDRAWAL                           29
            11.1  Term                                                       29
            11.2  Termination                                                29
            11.3  Withdrawal                                                 30
            11.4  Sections to survive termination
                  or withdrawal                                              30
            11.5  Agreement ceasing to apply                                 30
            11.6  EAP to be wound up                                         30

    ARTICLE 12.         REPRESENTATIONS AND WARRANTIES                       30

    ARTICLE 13.         DISPUTE RESOLUTION                                   31
            13.1  Arbitration                                                31
            13.2  Governing Law                                              31

    ARTICLE 14.         MISCELLANEOUS PROVISIONS                             31
            14.1  Additional Actions and Documents                           31
            14.2  Notices                                                    31
            14.3  Severability                                               33
            14.4  Survival                                                   33
            14.5  Waivers                                                    33
            14.6  Exercise of Rights                                         33
            14.7  Binding Effect                                             34
            14.8  Limitation on Benefits of this Agreement                   34
            14.9  No Partnership/Agency                                      34
            14.10       Amendment Procedure                                  34
            14.11       Entire Agreement                                     34
            14.12       Pronouns                                             34
            14.13       Execution in Counterparts                            34
            14.14       Certificate and Constitution                         35
            14.15       Announcements                                        35
            14.16       Expenses                                             35

    ARTICLE 15.         RIGHTS ATTACHING TO A AND B CLASS SHARES             35
            15.1  A Class Share                                              35
            15.2  B Class Share                                              35
            15.3  Rights in Constitution                                     36

EXHIBIT A

EXHIBIT B

                    JOINT VENTURE AND SHAREHOLDERS' AGREEMENT

DATE        April 2000

PARTIES

      entrade.com, Inc., a United States of America corporation organized and existing under and by virtue of the laws of the State of Delaware and having its principal offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 ("entrade.com")

      GlobalNet Asia Pacific Pty Ltd, ACN 090 616 685, (formerly known as Gondwana Globalnet Pty Ltd) a corporation organized and existing under and by virtue of the laws of Western Australia and having its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia ("GAP")

      Entrade Asia Pacific Pty Ltd ACN 092 146 426 a corporation organised and existing under and by virtue of the laws of Western Australia and having its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia ("EAP").

RECITALS

A.    WHEREAS, entrade.com:

      (a) has developed and owns all rights in and to certain computer software known as the entrade.com transaction software (version 4.0), an on-line business to business e-commerce software system using the entrade.com transactional technology and featuring general e-commerce, procurement, spot market, bidding, asset management, redeployment and disposition services and will develop and own from time to time updates and upgrades thereto (the "entrade.com Software");

      (b) has developed and owns certain trade-related marketing, sales and financial modelling methodologies and other commercial marketing programs (the "entrade.com Programs"); and

      (c) has developed and obtained certain applications and services provided by entrade.com itself or the provision of which is procured by entrade.com, including fulfilment and on-line transactional services to support procurement, sales, asset and inventory management and disposition services (the "entrade.com Applications and Services").

     B. WHEREAS, GAP will provide management services to EAP concerning the use of the Internet and e-commerce for the marketing and sale of products, the purchasing of products and the acquisition, disposition, and management of equipment, inventory, and other assets.

     C. WHEREAS, entrade.com and GAP have agreed to form a joint venture using EAP as the joint venture vehicle for the purpose set forth herein in Article 2, until terminated in accordance with
Article 12.

     D.     WHEREAS, EAP has entered into the Master License
Agreement, which is effective on and from the Closing Date, and is subject to satisfaction of the conditions precedent in Section 5.1 of this Agreement.

     E.     WHEREAS, Gondwana and EAP have entered into the Loan
Agreement in respect of the Loan.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations set forth herein, and each intending to be legally bound hereby, the Parties hereto agree as follows:


ARTICLE 1.        INTERPRETATION

1.1   Certain Definitions

     The following terms, as used in this Agreement, shall have the following meanings:

      "Agreement" shall mean this Joint Venture and Shareholders'
Agreement.

      "Affiliate" shall mean, with respect to any Party, any person that, alone or together with any other Person, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party; provided, however, that EAP shall not be considered to be the Affiliate of entrade.com or GAP. For the purpose of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Party, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Party, whether through the ownership of voting securities, by contract, agency or otherwise.

      "A Class Share" means A class share in the capital of EAP to be issued on and subject to the terms and conditions set out in Section 15.1.

      "Board of Directors" shall mean the Board of Directors of EAP.

      "Board Papers" means all existing and future documents
(including board papers, submissions, minutes, memoranda, board committee papers and documents referred to in any of those documents):

      (a) provided by or on behalf of EAP to any Director of EAP in that capacity; and

      (b) if a Director is appointed a director of a wholly owned subsidiary of EAP, provided by or on behalf of EAP or that subsidiary to the Director or any other director of that subsidiary in that capacity.

      "B Class Share" means B class share in the capital of EAP to be issued on and subject to the terms and conditions set out in Section 15.2.

      "Business" means the business of EAP which is to undertake the Purpose.

      "Business Day" means:

      (a) for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

      (b) for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in both New York and Perth.

      "Budget" means, collectively and individually, the Initial
Budget, the Capital and Development Budget and the Operating Budget.

      "Capital and Development Budget" means a budget for the purchase of fixed assets, the start-up costs of the Business and/or any future expansion costs (such as those associated with opening a new branch or regional office) in excess of $50,000.

      "Certificate" means the Certificate of Registration of EAP issued by the Australian Securities and Investments Commission.

      "Change of Control" shall have the meaning set forth in
Section 9.2(g).

      "Claim" means a liability, claim, suit, action or demand in relation to Officer's Liability whether actual or contingent and whether fixed or unascertained.

      "Closing Date" means seven days after the End Date, or such other date as is agreed in writing by the Parties.

      "Constitution" shall mean the Constitution of EAP in the form set out in Exhibit "B".

      "Director" shall have the meaning set forth in Section 8.1(a) hereto.

      "D&O Policy" means an insurance policy against Officer's
Liability.

      "Disclosing Party" shall have the meaning given set forth in
Section 3.1 hereto.

      "EAP" shall have the meaning set forth in the opening paragraph of this Agreement.

      "End Date" means the date which is 70 days after the date of execution of this Agreement.

      "entrade.com" shall have the meaning set forth in the opening paragraph of this Agreement.

      "entrade.com Applications and Services" shall have the meaning set forth in the recitals hereto.

      "entrade.com Programs" shall have the meaning set forth in the recitals hereto.

      "entrade.com Software" shall have the meaning set forth in the recitals hereto.

      "Equity Proportion" means the proportion (expressed as a percentage) which the number of Shares held by a Shareholder bears to the total number of issued Shares from time to time.

      "GAP" shall have the meaning set forth in the opening paragraph of this Agreement.

      "Gondwana" means Gondwana Resources NL ACN 008 915 311, the parent company of GAP.

      "Government Agency" means:

      (a)   a government or government department or other body;

      (b)   a governmental, semi-governmental or judicial person; or

      (c) a person (whether autonomous or not) who is charged with the administration of a law.

      "Increasing Party" shall have the meaning set forth in section
9.6.

      "Information" shall have the meaning set forth in Section 3.1 hereto.

      "Initial Budget" shall have the meaning set forth in Section
7.2 hereto.

      "Initial Vertical Markets" shall have the meaning set forth in
Section 2.3(b) hereto.

      "Intellectual Property" means business names, copyrights, patents, trademarks, service marks, trade names, designs, proprietary information, and trade secrets and similar industrial, commercial and intellectual property.

      "License Fee" means the license fee to be paid by EAP pursuant to the terms of the Master License Agreement.

      "Loan" means the loan the subject of the Loan Agreement.

      "Loan Agreement" means the loan agreement dated on or about the date of this Agreement between Gondwana and EAP on and subject to which Gondwana may advance to EAP a loan of US$7,000,000 in aggregate.

      "Master License" shall mean the master software license granted pursuant to the Master License Agreement.

      "Master License Agreement" shall mean the software license agreement entered into between entrade.com and EAP in substantially the form of Exhibit "A" attached hereto and made a part hereof.

      "Non-Reducing Shareholder" shall have the meaning set forth in section 9.5.

      "Notice" shall have the meaning set forth in section 9.5.

      "Officer's Liability" means liability incurred as an officer of EAP or any of its subsidiaries, including liability incurred as a result of appointment or nomination of EAP or any of its subsidiaries as a trustee or as an officer of another corporation.

      "Operating Budget" means a budget in respect of the recurring costs of operating the Business and any non-recurring items not covered in a Capital and Development Budget.

      "Parties" means entrade.com, GAP and EAP, and "Party" means any one of them.

      "Person" shall mean any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

      "Purpose" shall have the meaning set forth in Section 2.3 hereto.

      "Reducing Shareholder" shall have the meaning set forth in section 9.5.

      "Remaining Shareholder" shall have the meaning set forth in section 9.2(a).

      "Re-offer Period" shall have the meaning set forth in section
9.2(b)(iii).

      "Selling Shareholder" shall have the meaning set forth in
section 9.2(a).

      "Shareholder" and "Shareholders" means the holder or holders of at least 1 Share in EAP, and with effect from the Closing Date means GAP and entrade.com.

      "Share" means a fully paid ordinary share in EAP.

      "Technology and Services" shall have the meaning set forth in
Section 2.3(a) hereto.

      "Term" shall have the meaning set forth in Section 11.1 hereto.

      "Territory" shall have the meaning set forth in Section 2.4 hereto.

      "Transaction Documents" means this Agreement, the Constitution and the Master License Agreement.

1.2   Interpretation

      All terms defined in this Agreement shall have their defined meanings when used in any certificate, report or other document or instrument made or delivered pursuant hereto. All exhibits shall be considered integral parts of this Agreement. Defined terms in the singular shall include the plural and vice versa. Headings in this Agreement are used for convenience of reference only and do not limit or affect the interpretation of the provisions hereof. References to articles, sections and exhibits are to Articles of, Sections of and Exhibits to this Agreement. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations among the Parties prior to the execution of this Agreement, except as set out herein.

      Unless otherwise specifically set forth herein, any reference to "$" or "dollars" shall be deemed to refer to United States dollars.


1.3   Business Days

      If the day on or by which a person must do something under this Agreement is not a Business Day:

      (a) if the act involves a payment that is due, the person must make such payment on or by the next Business Day; and

      (b) in any other case, the person must do it on or by the previous Business Day.


ARTICLE 2.         ESTABLISHMENT, PURPOSE, TERRITORY AND METHODOLOGY
OF EAP

2.1   Establishment of Joint Venture

      The Shareholders agree that EAP shall carry on the Business under the terms of the Transaction Documents.


2.2   Name of Company and Intellectual Property

      (a) Subject to the provisions of Section 6.2 hereof, the name "Entrade Asia Pacific" is the property of EAP.

      (b) All Intellectual Property owned and developed by EAP remains the property of EAP and Shareholders must not use it without the written consent of EAP and each other Shareholder; provided, however, that ownership of the Licensed Product and the Licensed Marks (as such terms are defined in the Master License Agreement) shall be governed by the terms of the Master License Agreement and except as provided in Section 2.2(a) hereof nothing contained herein shall be deemed to modify or affect any provision of the Master License Agreement, the parties specifically agreeing that,
(i) nothing contained herein shall create a license, whether express or implied, for either EAP or GAP to use any Intellectual Property of Entrade, and (ii) in the event of any inconsistency between this Agreement and the Master License Agreement, the terms of the Master License Agreement shall control.


2.3   Purpose

      The purpose of EAP shall be:

      (a) to develop business to business market maker companies through associations, joint venture and/or strategic alliances (the "Entrade Model");

      (b)   to market and sub-license within the Territory:

            (i)   the entrade.com Software;

            (ii)  the entrade.com Programs; and

            (iii)       the entrade.com Applications and Services

            (together, the "Technology and Services");

      (c) to establish three business to business internet communities (the "Initial Vertical Markets"), for the following industries:

            (i)   the agricultural industry;

            (ii)  the mining industry; and

            (iii) the energy industry, including oil and gas exploration and production,

            together with such other vertical markets as the Parties may mutually agree upon from time to time;

      (d) to generate revenue from multiple sources and using various means including, but not limited to, those set forth in
Section 2.3(a), (b) and (c) and Section 2.6 hereto;

      (e) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing and as may be necessary, incidental or convenient to carry out the business of EAP as contemplated by this Agreement,

      (collectively the "Purpose").


2.4   Territory

      EAP shall have the right to carry on its business in the following jurisdictions: Australia, New Zealand, Republic of the Philippines, Singapore, Malaysia, Indonesia, China, South Korea, Macao, Taiwan, Myanmar, Sri Lanka, Thailand, Cambodia, Laos, Vietnam, Papua New Guinea and Hong Kong (the "Territory").


2.5   Acquisition of Rights

      Pursuant to a deed of acquisition and release dated on or about the date of this Agreement, EAP will acquire from entrade.com certain rights in relation to the exploitation of the Technology and the Services which would otherwise have been granted to Karexx Corporation, Inc., in consideration for GAP procuring that Gondwana issue to, or at the direction of entrade.com 275,000 ordinary shares in Gondwana (credited as fully paid) on the Closing Date.


2.6   Methodology

      EAP will generate revenue from multiple sources and using various means including, but not limited to, the following activities: franchising of the Technology and Services, the purchase and sale of the inventory or assets of users of the Technology and Services and vertical markets and other customers of EAP, asset control services, marketing efforts, technology licensing/sub-licensing, entering into joint ventures and other strategic alliances, advertising fees, auction services, and transaction fees and utilizing the fulfilment channels operated by EAP or entrade.com within the Initial Vertical Markets, and any other vertical markets.


2.7   Use of Servicemarks

      Any and all web sites established by EAP using the entrade.com Software directly or through any sub-licenses will bear entrade.com's "Powered by Entrade" service mark, or such other service marks incorporating the name "entrade" as are approved by entrade.com in writing from time to time, on the home page or initial entry page and every HTML page and ASP page on such web site. The Master License Agreement includes a licence to use entrade.com logos for applicable marketing and public relation activities.


ARTICLE 3.        CONFIDENTIALITY AND NON-COMPETITION


3.1   Confidentiality

      The Parties acknowledge and agree that, in order to maximize the potential for success of EAP, the exchange of confidential and proprietary information with respect to each other's business has been and shall remain essential. Each Party shall at all times during the Term, and thereafter for a period of two (2) years, in accordance with Section 3.3, use its best efforts and take all appropriate steps to safeguard the secrecy and confidentiality of the other Parties' (in this capacity, each a "Disclosing Party") marketing plans, customer information, specialized information, data bases, financial information, technology, software, know-how and other confidential information regarding the other Parties and their activities (the "Information"). Each Party agrees as follows:

      (a) Only those employees and professional advisers of the Shareholders and EAP, or their Affiliates, who need to know the Information of any other Party in order to carry out the Purpose shall have access to such Information, and such access shall be limited only to so much of such Information as is necessary for the particular employee or professional adviser to perform his function.

      (b) No Party shall disclose, or allow any of its employees, professional advisers or Affiliates to disclose, any of the Information of any other Party to any third party (other than an employee or professional adviser of a Party or its Affiliates, which disclosure is governed by Section 3.1(a)) without the approval of the Disclosing Party, it being understood that such approval shall not be given unless and until the third party shall have agreed to execute an agreement of confidentiality, in a form reasonably satisfactory to the Disclosing Party, obligating the third party not to reveal the Information except on the terms provided therein.

      (c) A Party shall not, and shall not allow its employees, professional advisers or Affiliates to, make use of any of the Information except in furtherance of the business of EAP, or except pursuant to a written agreement between the Parties.

      (d) This Section 3.1 shall not apply to any Information which is or becomes generally available to the public under circumstances which do not involve a breach of the terms of Sections 3.1(a), (b) or (c).

      (e) Notwithstanding the foregoing provisions, each Party shall have the unqualified right to:

            (i) use and disclose any Information which it maintains, develops or generates independently of the other Parties, and which does not relate to the activities of the other Parties; and

            (ii) disclose any information required to be disclosed by law, regulation, administrative or judicial order, or the rules of any stock exchange on which a Party or its Affiliates are listed.


3.2   Equitable Relief; Enforceability

      Each Party acknowledges that the other Parties may be severely damaged by any breach or violation of the provisions of Section 3.1 hereof, and that such damages may not be adequately compensated by money damages. Accordingly, each Party shall independently be entitled to apply to a court for equitable relief, including temporary and permanent injunctions, against any actual or threatened breach of the covenants set forth in this Article 3 by any Party, its assignees or Affiliates, without having to demonstrate special or unique damages, in addition to all other rights and remedies which may otherwise be available to it in law or at equity.


3.3   Termination of this Agreement and Confidentiality

      The Parties agree that if this Agreement is terminated or otherwise expires, or a Party otherwise ceases to be bound by this Agreement, the Parties shall continue to be fully bound by the provisions of Article 3 hereto for a period of two years following the expiration or termination of this Agreement, or the date on which the Agreement otherwise ceases to bind that Party (as the case may be).


3.4   Non-Derogation of Master License Agreement

      The provisions of this Article 3 shall not be interpreted to derogate any provisions of the Master License Agreement with respect to confidentiality.


3.5   Non-Competition

      (a) Restriction: Subject only to clauses 3.5(b) and 3.5(c), for a period of 2 years following the Closing Date, entrade.com shall not do anything which would or might reasonably be expected to result in entrade.com or any other entity competing (whether directly or indirectly) in any material respect with that aspect of EAP's business described in Section 2.3(b) in the Territory.

      (b) 1st Anniversary Review: If, as at the 1st anniversary of the Closing Date, entrade.com is not satisfied (acting reasonably and in good faith) with EAP's efforts to market the Technology and the Services within any particular country in the Territory

            ("Relevant Country"), then entrade.com shall be entitled to serve written notice on EAP stating that it is not satisfied with those efforts. If, within 30 days after the service of that notice on EAP, EAP has not satisfied entrade.com with EAP's marketing plans in respect of the Relevant Country for the forthcoming year the restriction referred to in clause 3.5(a) will cease to apply in respect of the Relevant Country.

      (c) No Limit on Certain Rights: Nothing in this Agreement will limit entrade.com's rights to grant licenses to corporations which are based outside the Territory, but which have operations within the Territory.


ARTICLE 4.        TRANSACTIONS BETWEEN EAP AND ENTRADE.COM OR GAP

      The Parties agree that EAP shall be operated as an independent business and that any transaction between or among EAP on the one hand and entrade.com or GAP or any of their Affiliates, on the other hand, shall be on an arms-length basis except as otherwise provided in the Transaction Documents.


ARTICLE 5.        CONDITIONS PRECEDENT TO CLOSING

5.1   Condition Precedent to the Obligations of the Parties

      (a) It shall be condition precedent to the obligations of the Parties to consummate the transactions contemplated by this Agreement that:

            (i) no Government Agency shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, order, decree or injunction that is in effect on the Closing Date and has the effect of making the joint venture establishing EAP illegal or otherwise prohibiting consummation of the transactions contemplated hereby; and

            (ii) the shareholders of Gondwana have approved GAP's participation in EAP on or before the End Date.

      (b) It shall be condition precedent to the obligations of EAP and entrade.com to consummate the transactions contemplated by this Agreement that each of the representations and warranties of GAP contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), except as contemplated or permitted by this Agreement, and entrade.com shall have received a certificate executed by a director and a company secretary of GAP to such effect; and

      (c) It shall be condition precedent to the obligations of EAP and GAP to consummate the transactions contemplated by this Agreement that each of the representations and warranties of entrade.com contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), except as contemplated or permitted by this Agreement, and GAP shall have received a certificate of the President and Chief Financial Officer of entrade.com to such effect.


5.2   Non-fulfilment of Conditions

      If (a) any of the condition precedent in Section 5.1(a)(ii) is not fulfilled (or has not been waived under Section 5.3) on or before the End Date, or (b) the Loan is not advanced to EAP for whatever reason; or (c) the portion of the License Fee payable on the Closing Date is not paid on or before 5pm (Perth time) on the Closing Date for whatever reason, then this Agreement, other than Articles 1 (Definitions and Interpretation), 3 (Confidentiality), 5 (Conditions Precedent), 12 (Representations and Warranties), 14.3 -
14.17 (Miscellaneous Provisions), automatically terminates on the End Date or on the Closing Date (as applicable). For the avoidance of doubt, if this Agreement is terminated pursuant to this Section 5.2, no person shall have any liability to any other person arising out of or in connection with this Agreement or the Loan Agreement, except in accordance with Sections 1, 3, 12 and 14.3 - 14.17.


5.3   Waiver

      A condition referred to in Section 5.1 is waived if:

      (a) in relation to Section 5.1(a), entrade.com and GAP agree in writing to waiver the condition.

      (b) in relation to Section 5.1(c), GAP gives written notice of waiver of the condition to entrade.com; and

      (c) in relation to Section 5.1(b), entrade.com gives written notice of waiver of the condition to GAP.


5.4   Obligation to satisfy Conditions Precedent

      Each Party must use all reasonable endeavours to ensure that the condition referred to in Section 5.1(a)(ii) is fulfilled on or before the End Date.


ARTICLE 6.        FORMATION AND CAPITALISATION OF EAP

6.1   Formation of EAP

      As of the date of this Agreement, GAP is the legal and beneficial owner of 1 Share in EAP, being the whole of the issued capital of EAP.


6.2   Capitalisation of EAP

      Provided that this Agreement has not terminated under Section 5.2, on the Closing Date:

      (a) entrade.com will subscribe A$1.00 for 1 Share and EAP will allot and issue that Share to entrade.com;

      (b) entrade.com will subscribe A$1.00 for 1 A Class Share and EAP will allot and issue that A Class Share to entrade.com; and

      (c) GAP will subscribe A$1.00 for 1 B Class Share and EAP will allot and issue that B Class Share to GAP.


6.3   Name of EAP

      The name under which EAP shall conduct its business shall be "Entrade Asia Pacific Pty Ltd" or such other name as may be agreed to by the Parties or the Board of Directors and approved by the Australian Securities and Investments Commission, if such approval is required by law. Use of the name "Entrade" in EAP's corporate name shall be governed by the terms and conditions of the Master License Agreement.

6.4   Place of Business

      The location of:

      (a) the registered office and the principal place of business of EAP shall be Perth, Australia, or as otherwise determined by the Board of Directors; and

      (b) EAP's regional marketing offices will initially be established in Sydney, Australia, and Manila, the Republic of the Philippines, and may subsequently be established in such other locations as the Board of Directors may determine from time to time.


      The Board of Directors may change the registered office and the principal place of business, or the location of the other offices and divisions of EAP to such other place or places as the Board of Directors may from time to time determine, in its sole and absolute discretion, provided that the Board of Directors shall give written notice of the change to the Shareholders within thirty (30) days after the effective date of the change. The Board of Directors may, in its sole and absolute discretion, establish and maintain such other offices, including regional offices throughout the Territory and additional places of business of EAP, as it deems appropriate.


ARTICLE 7.        CONTRIBUTIONS, OWNERSHIP, BUDGET AND OTHER FINANCIAL
TERMS

7.1   Ongoing Contributions

      Except as contemplated by Section 9.5, each Shareholder will contribute to the funding of EAP based upon the Initial Budget and the subsequent Budgets of EAP adopted by the Board. The initial contributions and all subsequent contributions shall be made in proportion to the Shareholders' Equity Proportion at the time the contribution is to be made (initially 50:50), unless otherwise mutually agreed to in writing by the Parties. All contributions shall be by way of subscription for new fully paid Shares (at a fixed subscription price of A$1.00 per Share) unless otherwise mutually agreed to in writing by the Shareholders.


7.2   Initial Budget

      Prior to the End Date, or such later date as is agreed in writing by entrade.com and GAP, GAP will prepare the initial Capital and Development Budget and the initial Operating Budget for EAP (collectively, the "Initial Budget") which shall be subject to the approval of entrade.com, which approval shall not be unreasonably withheld or delayed. Upon such approval, the Initial Budget will be deemed to have been adopted by the Board of Directors.


7.3   Initial Performance Review

      The Shareholders will mutually agree upon certain performance criteria and benchmarks to be used for an initial twelve (12) month review and analysis of EAP's operations in order for the Shareholders to determine the ongoing viability and operation of EAP and their respective levels of additional capital contributions.


7.4   License Agreement

      (a) On or about the date of this Agreement, entrade.com and EAP entered into, or will enter into and deliver the Master License Agreement.

      (b) Termination of the Master License Agreement shall be governed solely by the terms and conditions thereof, and, unless such terms otherwise provide, shall not be affected by termination of this Agreement.


7.5   Costs of GAP and entrade.com

      Either Shareholder may invoice EAP for the cost of services provided by or for it for the benefit of EAP (other than costs incurred prior to the date of this Agreement) unless the provisions of those services, and the payment (or non payment) for those services, are otherwise provided for in this Agreement, the Master License Agreement or any other agreement between the Parties. Except as otherwise provided in this Agreement, the provision of payment for such services is subject to the approval of the members of the Board of Directors appointed by the Shareholder who did not provide such services.


7.6   Distribution from EAP

      Subject to the prior approval by the Board of Directors and only after repayment of all Shareholder loans advanced in accordance with Section 8.5, 100% of the net earnings of EAP (after necessary allowances for the Budgets, future capital expenditures and commitments, the purpose, extent and amount being subject to the prior approval of the Board of Directors or any committee of the Board of Directors established pursuant to the Constitution) shall be distributed each year.

ARTICLE 8.        MANAGEMENT OF EAP

8.1   Board of Directors

      (a)   Composition of Board Directors; Appointment and Removal

            The Board of Directors shall at all times be comprised of four (4) (or such other greater even number as may be required by law or agreed in writing between the Shareholders) Directors (each, a "Director"), half of the Directors to be nominated by entrade.com and the other half of the Directors to be nominated by GAP, provided that such nominees must be eligible to act as Directors under any applicable law. Each Shareholder agrees to vote for the election of the respective nominees of the other Shareholder. Each such Director shall serve until such time as he or she resigns, retires, dies or is removed. Any Director may be removed with or without cause by the Shareholder who appointed such Director. Upon the resignation, retirement, death or removal of any Director, the Shareholder who appointed such Director shall designate the replacement Director.

      (b)   Chairman

            As long as GAP maintains at least 50% of the equity in EAP, GAP shall be entitled to nominate the Chairman of the Board of Directors. If GAP no longer maintains at least 50% of the equity in EAP and entrade.com owns more equity than EAP, then entrade.com shall be entitled to nominate the Chairman of the Board of Directors. Except for matters requiring unanimous approval of the Board of Directors, the Chairman of the Board of Directors shall be entitled to cast a second vote (the "casting vote")in addition to his deliberative vote.

      (c)   Compensation

            Directors shall not be compensated for their services, provided that EAP shall pay for reasonable travel costs incurred by the Directors while travelling on business for and on behalf of EAP and such other costs agreed upon by a majority of the Board of Directors.

      (d)   Meetings and Actions

            The provisions applicable to the Board of Directors with respect to meetings and actions shall be as set forth in the Constitution.

      (e)   Committees of the Board of Directors

            The Board of Directors may designate such committees as permitted by the Constitution.

      (f)   Power and Authority of the Board of Directors

            The following activities of EAP cannot be undertaken without an affirmative unanimous vote of the Board of Directors in a board meeting, or by way of unanimous agreement in writing of the Directors (in addition to any other requirements of the law of Western Australia):

            (i) Amendment to EAP's Constitution or any alteration to the rights attaching to the shares of EAP;

            (ii) the transfer of the whole or any substantial part (in excess of 25%) of the assets of EAP or the business carried on by EAP in any transaction or series of transactions within any twelve-month period;

      (iii) the cessation of the business, the winding up or voluntary dissolution of EAP or any subsidiary;

      (iv) the alteration of the share structure of EAP (except as contemplated by the terms herein in respect of the issue of new shares to a Shareholder making its contribution in accordance with EAP's Budget or contributing more than its share of EAP's Budget) or any subsidiary, the buy-back of any EAP securities, the variation of the rights attached to any EAP securities, the increase or decrease of the capital stock of EAP, the issuance or distribution of EAP's capital, or the declaration or payment of any dividend;

      (v)   the adoption of any Capital and Development Budget;

      (vi) the alteration, amendment or departure from any agreed upon Capital and Development Budget in an amount, either alone or in the aggregate with any other alterations, amendments or departures, of more than $50,000;

      (vii) obtaining loans from Shareholders or third parties, and the terms of such loans (not including, for the avoidance of doubt, the Loan);

      (viii) the establishment or alteration of the cash compensation or other benefits provided to EAP's senior management;

      (ix) the acquisition of all or substantially all of any other entity, whether by acquisition of stock or assets;

      (x)   the merger of EAP with any other entity;

      (xi) capital expenditure on any one item in excess of US$50,000 in any transaction or series of transactions;

      (xii) the appointment of the principal partner/reseller in each country within the Territory;

      (xiii) any variation to the terms of the Loan including, without limitation, any alteration contemplated by clause 4.2 of the Loan Agreement; or

      (xiv) any variation to the amount of fees payable by EAP to entrade.com.

      (g)   Quarterly board meetings

            A meeting of the Board of Directors must be held in each quarter unless all the Shareholders otherwise agree in writing. The company secretary of EAP shall provide notices of the date, time, place, and teleconference call-in number for such meeting. One or more Directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

      (h)   Quorum

            The quorum for a Board of Directors meeting is one Director appointed by each Shareholder, and a quorum must be present for the whole of a meeting. In the event that within 45 minutes after the time appointed in compliance with the provisions of this Agreement and the Constitution for the holding of a meeting of the Board of Directors, the number of Directors present is insufficient to constitute a quorum:

            (i) the meeting will automatically be adjourned to be held at the same time and the same place on the date 1 week after the date appointed for the meeting;

            (ii) where a director's presence was not prevented because of the failure of communications facilities or transportation services, at the adjourned meeting any two Directors (appointed by any shareholder) will constitute a quorum; and

            (iii) where a director's presence was prevented because of the failure of communications facilities or transportation services, then, at the adjourned meeting, one
Director appointed by each Shareholder will constitute a quorum.

      (i)   Majority decisions

            Except as provided in Section 8.1(f), decisions of the Board of Directors must be by a majority vote of the Directors present at a meeting. If deadlock exists among the Directors present at such meeting, the Chairman of the Board of Directors will
have the casting vote.   Any action required or permitted to be
taken at a meeting of the Board of Directors may be taken without a meeting if, prior to such action, a consent thereto signed by all of the Directors is filed with the Secretary of EAP.

      (j)   Shareholders to ensure Board of Directors performance

            Subject to any legal obligations relating to the discharge of duties owed by Directors to EAP, each Shareholder will take all steps within its power to ensure that EAP and the Board of Directors take all actions that this Agreement and the Master License
Agreement contemplate that they will take.

      (k)   Appointment of Alternate Directors

            Any Director appointed under Section 8.1(a) may appoint an alternate director in his place in writing and otherwise in accordance with the Constitution.


8.2   Board of Directors

      Subject to clause 8.10, management of EAP is vested in the Board of Directors.


8.3   Budgets

      (a) EAP must conduct the Business in accordance with the Budgets.

      (b) The Initial Budget will be prepared and adopted in accordance with Section 7.

      (c) If EAP considers that any Capital and Development Budget is required in respect of any financial year of EAP's operation which is not covered by the Initial Budget, EAP must prepare that Capital and Development Budget and submit it for approval by the Board of Directors not later than one (1) month prior to the commencement of the relevant financial year.

      (d) In respect of each financial year of EAP's operation (other than the first year), EAP must prepare an Operating Budget and submit it for approval by the Board of Directors not later than one (1) month prior to the commencement of the relevant financial year.


8.4   Management reports

      The Shareholders must ensure that EAP provides Directors with enough management and financial information and reports to allow them to know and understand the financial affairs of EAP and to control the efficient operation of EAP and comply with the reporting requirements of each Shareholder, including, but not limited to, the following:

      (a) as soon as practicable after the end of each fiscal quarter (and in any event within 40 days), a profit and loss account, balance sheet and statement of cash flows for EAP as at the end of that quarter and for the financial year to date;

      (b) an explanation for any significant variances in the documents referred to in 8.4(a) from those contained in the Budgets;

      (c) details of any factors likely to or having the potential to affect the projections contained in the Budgets for the remainder of the financial year;

      (d) if EAP considers that further capital expenditure is required during any financial year that either alone or in the aggregate is more than $50,000 in excess of the capital expenditure provided in the Capital and Development Budget for such year, EAP shall submit a proposal therefor for approval by the unanimous vote of the Board of Directors pursuant to Section 8.1(f)(vi); and

      (e) all other matters necessary or appropriate for the Directors to be fully and properly informed about the management, operation and activities of EAP and the Business.


8.5   Borrowing from Shareholders

      If EAP resolves to borrow money from the Shareholders (not including, for the avoidance of doubt, the Loan), each Shareholder must enter into an identical agreement on the terms resolved by EAP which:

      (a) provides that each Shareholder will lend to EAP its Equity Proportion of the total amount EAP has resolved to borrow;

      (b)   provides that the loan is unsecured; and

      (c)   provides that the loan is non-assignable.


8.6   Repayment of loans from Shareholders

     If EAP resolves to repay money borrowed from Shareholders (not including, for the avoidance of doubt, the Loan), it must repay each Shareholder who has made any such loan at the same time its Equity Proportion of the amount repaid.


8.7   Shareholder Guarantees

      If EAP resolves to borrow money from parties other than Shareholders on terms requiring the Shareholders to give guarantees or collateral securities and the Shareholders consent to giving such guarantees or collateral securities, the liability of each Shareholder must be limited to its Equity Proportion of the amount borrowed.


8.8   Indemnities

      (a) If a liability of EAP is recovered from a Shareholder when that Shareholder is acting in good faith as a duly designated agent of EAP, each other Shareholder shall indemnify that Shareholder in an amount equal to such liability times each such other
Shareholder's Equity Proportion; it being understood that neither Shareholder is empowered to incur any obligations on behalf of EAP except as otherwise contemplated by this Agreement.

      (b)   Each Shareholder's liability under the indemnity given in
section 8.8(a) is limited to its Equity Proportion of both the amount recovered and reasonable costs associated with the recovery.


8.9   Procuring Resignations

      If a Shareholder ceases to be a shareholder in EAP, it must immediately ensure that each director of EAP appointed by it resigns.


8.10  Management

      GAP shall be responsible for managing the day to day operations of EAP, including, without limitation, arranging for the hiring of EAP's senior management, business development, marketing and accounting personnel. Subject to the provisions of Section
8.1(f)(viii), the salaries and other compensation provided to such personnel shall be determined by GAP.


8.11  Officers' Indemnity, Insurance and Access

      (a)   Indemnity

            Subject to the law of Western Australia, EAP must, to the extent the person is not otherwise indemnified, indemnify every Director of EAP and its wholly owned subsidiaries and may indemnify its auditor (if any) against a liability:

            (i) incurred as a director or auditor of EAP to a person other than EAP or an Affiliate of EAP (including a liability incurred as a result of appointment or nomination by EAP or a subsidiary as a trustee or as an officer of another corporation) unless the liability arises out of conduct involving a lack of good faith; and

            (ii) for costs and expenses incurred in defending civil or criminal proceedings in which judgment is given in favour of that person or in which that person is acquitted, or in connection with an application in relation to those proceedings in which the court grants relief to that person under the law.

      (b)   Former directors

            The indemnity in favour of directors under section 8.11(a) is a continuing indemnity. It applies in respect of all acts done by a person while a director of EAP or a wholly owned subsidiary of EAP even though the person is not a director at the time the claim is made.

      (c)   D&O Policy

            Subject to the law of Western Australia and this Agreement, EAP must insure each Director under a D&O Policy issued by a reputable and solvent underwriter of policies of that kind, to the extent that acquisition of such a policy is commercially reasonable,:

            (i)   during the Director's term of office as; and

            (ii)  for 7 years after the Director ceases to be,

            a director of EAP or any of its wholly owned subsidiaries.

      (d)   Terms of policy

            As far as practical, having regard to the cost of coverage and its availability, EAP must ensure that the D&O Policy has an indemnity limit not lower than and is otherwise on terms which, taken as a whole, are not materially less favourable to each Director than US$10,000,000.

      (e)   Company to pay premiums

            EAP must pay the premiums in respect of the D&O Policy except to the extent that the Australian Corporations Law may from time to time limit a company's ability to indemnify, and pay insurance premiums in relation to, officers and auditors, or as otherwise prohibited by law.

      (f)   Contribution to premium by Director

            If EAP is prohibited by law from paying a portion of the premium in respect of the D&O Policy, EAP (i) must notify each director, officer, and shareholder of EAP of such prohibition, and
(ii) must offer each Director the opportunity to, and each Director may (at the Director's option), contribute that portion of the premium.


8.12  Board Papers

      (a)   Retention of documents

            EAP must maintain a complete file of all Board Papers.

      (b)   Secure disposal

            EAP may confidentially dispose of a document which has been a Board Paper for more than seven years or such longer period as may be required by law if it has no reasonable grounds to believe the document may be relevant to any present or contemplated legal proceedings, valid inquiry by a Government Agency or audit.

      (c)   Access

            Subject to clause 8.12(d), EAP must, at no cost to the Directors, allow any Director to inspect and if necessary copy Board Papers held by it:

            (i) during the Director's period of office as a director of EAP; and

            (ii) at any time after a Director ceases to hold that office,

            for any proper purpose concerning the exercise of powers and discharge of duties as a director of EAP or for the purpose of defending any Claim in relation to acts or omissions as a director of EAP bought against the Director.

      (d)   Legal professional privilege

            If EAP reasonably believes EAP (but not a Director) is entitled to legal professional privilege in respect of a particular Board Paper, EAP must make that Board Paper available to that Director under section 8.12(c) only if there is a reasonable prospect that the Director will be:

            (i)   a party to a legal proceeding; or

            (ii)  the subject of a valid investigation by a Government
Agency,

            which relates to an act or omission of that Director as a director of EAP and the Board Paper sought relates to such Director's defense.


ARTICLE 9.        RESTRICTIONS ON SHARE TRANSFER AND SUBSCRIPTION OF
NEW SHARES

9.1   Subscription to New Securities

      EAP must not issue any shares, options or rights over or securities convertible into shares in the Company, except in respect of the issue of new shares to a Party making its contribution in accordance with the EAP's Operating Budget or contributing more than its share of EAP's Operating Budget in accordance with this Agreement, or with the prior unanimous consent of the Shareholders.

9.2   Restrictions on Share Transfer

      Each Shareholder shall retain the right to sell any of its shares in EAP, provided that the sale, assignment or other transfer or disposal of its shares in EAP (or any right or interest in any of the same), whether voluntarily or involuntarily or by operation of law, including the execution of judgment, foreclosure, bankruptcy or insolvency, shall be made in accordance with the following procedure:

      (a) If a Shareholder (the "Selling Shareholder") should desire to sell, assign or otherwise transfer or dispose of all or part of its shares (or any right or interest in any of the same) ("Transfer Shares"), it shall first offer such Transfer Shares to the remaining Shareholders (the "Remaining Shareholders"), in proportion to their shareholdings, specifying their respective allotments, prices, terms and conditions.

      (b) The Selling Shareholder shall offer the Transfer Shares for sale, assignment, transfer or other disposal in the following manner:

            (i) The Selling Shareholder shall file a written offer, addressed to the Remaining Shareholders, with the company secretary of EAP who shall forthwith transmit such offer by personal service or internationally recognized air courier service to the Remaining Shareholders. If within ten (10) days of such filing, the company secretary fails or is unable to transmit the offer, the Selling Shareholder may transmit such offer directly to the Remaining Shareholders by personal service or internationally recognized air courier service.

            (ii) The Remaining Shareholders shall have sixty (60) days from their respective receipt of the written offer (the "Offering Period") within which to irrevocably elect to accept such offer (in whole, but not part only) by giving notice to the Selling Shareholder and the Corporate Secretary of EAP. In the event not all of the Remaining Shareholders accept the offer, those Shareholders who shall have accepted the offer (the "Accepting Shareholders") must be given notice of the unaccepted allotments by the Company Secretary, and the Accepting Shareholders shall have a period of thirty (30) days from the expiration of their respective Offering Period (the "Re-Offering Period") within which to irrevocably elect to purchase the unaccepted allotments, in proportion to the shareholdings of the Accepting Shareholders prior to the Re-Offering Period.

      (c) Should all of the Transfer Shares so offered or reoffered not be taken as provided under subparagraphs (a) and (b) above, the Selling Shareholder shall be free at any time within a period of sixty (60) days after the date of the lapse of the offers under subparagraph (b) above to sell, assign or otherwise transfer all (but not part) of the Transfer Shares (notwithstanding that Accepting Shareholders have accepted offers in respect of some but not all of the Transfer Shares) to a third party under the same terms and conditions under which such shares were offered to the Remaining Shareholders, provided:

            (i) such third party is not a competitor of any Remaining Shareholders;

            (ii) such third party is not of demonstrably poor financial capacity and reputation;

            (iii) such third party first agrees to enter into and be bound by this Agreement; and

            (iv) should such sale, assignment, transfer or other disposal to such third party be made under terms and conditions more favourable than those offered to the Remaining Shareholders, it shall be null and void.

      (d) The foregoing restrictions, except for condition (ii) of subparagraph (c) above, shall not apply to any sale, assignment, transfer or other disposal by a Shareholder to its Affiliate, on the condition that:

            (i) the Affiliate must transfer those shares back to the Shareholder if the Affiliate ceases to be an Affiliate of that Shareholder; and

            (ii) the Shareholder guarantees to the other parties (on terms and conditions reasonably satisfactory to the other parties) the performance of the obligations of the Affiliate.

      (e) In this Article 9, a reference to "shares" and "Transfer Shares" includes a reference to options and rights over and securities convertible into shares.

      (f) Upon the happening of a Change in Control of GAP, GAP must give notice to the Remaining Shareholders under section 9.2(a) offering to sell all of its Shares within 30 days after the occurrence of the Change in Control.

      (g) For the purposes of section 9.2(f), a Change in Control of GAP occurs if any person or entity other than Gondwana or an Affiliate of Gondwana acquires more than 50% of the voting shares of GAP, or acquires control of the majority of the board of directors of GAP.

9.3   Accession

      Without limiting any other provisions of this Agreement, the Parties agree that any person not already a Party to this Agreement who acquires Shares from time to time (whether by transfer of Shares or an allotment of Shares) will be required, as a condition of that acquisition, to enter into a deed or other document or instrument pursuant to which it agrees to be bound by this Agreement as if it was originally a Party to it, and the Parties agree that if a new party has acquired Shares in accordance with the terms of this Agreement then after such a deed or other document or instrument is duly executed the parties will each be bound to each new party under the terms of this Agreement, in so far as it is a Shareholder, as if it was originally a party to this Agreement.

9.4   Notice on Share certificates

      EAP must ensure that all Share certificates issued contain a notice to the effect that the Shares evidenced by the Share certificate are subject to restrictions on transfer.

9.5   Dilution

      If:

      (a) within 20 days after the adoption or deemed adoption of a Budget by the Board of Directors, either Shareholder elects by written notice to EAP not to contribute in proportion to its Equity Proportion to the Budget; or

      (b) within 30 days after the due date for payment by a Shareholder in accordance with a Budget adopted or deemed to have been adopted by the Board of Directors, a Shareholder fails to pay its Equity Proportion,

      (in either case, a "Reducing Shareholder"), the company secretary of EAP must give written notice (the "Notice") to the other Shareholder ("Non-Reducing Shareholder") of the election or failure to pay, and the amount which is not being, or has not been contributed, within 10 days of receipt of a notice under Section 9.5(a), or non-payment under Section 9.5(b). The Notice must set out the provisions of this Agreement in respect of Dilution and must be copied to all Shareholders.

9.6   Election by Non-Reducing Shareholder

      If after ten days from the receipt of the Notice the Reducing Shareholder has still failed to contribute the amount specified in the Notice, the Non-Reducing Shareholder may, but is not required to, elect to contribute an amount not exceeding the amount specified in the Notice, by written notice to EAP within 30 days of the Notice, in which case the Equity Proportion of that Shareholder ("Increasing Party") will be increased in accordance with this
Article 9.

9.7   Issue of Shares to Increasing Party

      EAP must issue to the Increasing Party that number of Shares which is equivalent to the additional contribution made by the Increasing Party in excess of its Equity Proportion, with the intent that the Equity Proportion of a Shareholder is at all times as near as possible equivalent to that proportion (expressed as a percentage) which the total amount of share capital provided by that Shareholder to EAP bears to the total amount of share capital provided by all Shareholders.

9.8   Authorisation

      The Reducing Party and EAP must sign and execute all documents and do all things as may be reasonably requested by the Increasing Party to issue Shares to the Increasing Party in accordance with this Article 9.


9A    SALE OF SHARES IN EAP - PIGGYBACK OPTION

9A.1  Definitions

     In this Section, terms defined in Section 9 have the meanings given to them in that Section.

9A.2  Piggyback Option

     If a Selling Shareholder has complied in all respects with
Section 9.2 and the Remaining Shareholders do not purchase all of the Transfer Shares, provided that the Selling Shareholder has obtained a bona fide offer from a third party to purchase the Transfer Shares (a "Buyer"):

      then:

      (a) the Selling Shareholder must, within seven days after the period for acceptance under Section 9.2(b)(ii) has expired, give notice to each Remaining Shareholder, which notice shall set forth the identity of the Buyer and the terms and conditions of the proposed purchase; and

      (b) each other Shareholder has the option (a "Piggyback Option") to require the Selling Shareholder to cause the Buyer to purchase that percentage of the Shares then owned by the Remaining Shareholders that equals the percentage of Shares of the Selling Shareholders represented by the Transfer Shares.

9A.3  Piggyback Option Period

     A Shareholder may only exercise a Piggyback Option within seven days after receipt of a notice under paragraph (a) of clause 9A.2.

9A.4  Piggyback Notice

     A Shareholder may only exercise a Piggyback Option by giving notice to that effect (the "Piggyback Notice") to the Selling Shareholder specifying the Shares the Selling Shareholder is required to cause the Buyer to purchase (the "Put Shares").

9A.5  Piggyback Notice Irrevocable

     A Piggyback Notice, once given, is irrevocable but both the notice and all obligations under the notice will lapse if for any reason the Selling Shareholder does not transfer the Transfer Shares to the Buyer in accordance with Section 9 and this Section 9A.

9A.6  Piggyback Price

      The purchase price per Share for the Put Shares (the "Piggyback Price") is an amount equal to the sale price per Share of the Shares sold by the Selling Shareholder to the Buyer, and the other terms and conditions of sale of the Put Shares must be no less favourable to the holder of the Put Shares and no more favourable to the Buyer than the terms and conditions of sale of the Transfer Shares.

9A.7  Reasonable Steps

     Upon the exercise of a Piggyback Option by a Shareholder in accordance with this clause, the Selling Shareholder must take all reasonable steps to cause the Put Shares to be purchased by the Buyer at the price and on the terms specified in the Transfer Notice.

9A.8  Prohibition on Sale

     If the Selling Shareholder is unable to cause the Buyer to buy all of the Put Shares at the Piggyback Price and otherwise in accordance with this Article 9A, and to complete that purchase in accordance with Section 9A.9, then the Selling Shareholder is not entitled to sell or otherwise transfer any of the Transfer Shares to any third party.

9A.9  Completion of Sale

     Unless otherwise agreed between the Selling Shareholder and the Shareholders exercising a Piggyback Option, completion of the purchase by a Buyer of the Transfer Shares and the Put Shares will take place at the registered office for the time being of EAP and at the time and on the date that is specified for that purpose by the Selling Shareholder to the Shareholders exercising a Piggyback Option provided that:

      (a) the date nominated must not be less than 14 days after the date of the Piggyback Notice; and

      (b) the time and date so specified must be the same time as the time and date for the completion of the sale of the Transfer
Shares to be sold by the Selling Shareholder.


9B    SALE OF SHARES IN EAP AFTER 1 MAY 2005

9B.1  Disposal of Shares After 1 May 2005

     This Section 9B will apply after 1 May 2005 and any Shareholder who then owns at least forty percent (40%) of the shares of EAP (on a fully diluted basis) may dispose of their Shares in accordance with this Section and can compel the other Shareholders to dispose of all of their Shares.

9B.2  Exit Transfer Notice

     If this Section 9B applies and a Shareholder ("Exitor") proposes to sell, assign, transfer or otherwise dispose of its Shares (the "Exit Transfer Shares"), the Exitor must give a notice (the "Exit Transfer Notice") to EAP and to each of the other Shareholders that it desires to do so. The Exit Transfer Notice:

      (c)   must be in respect of all of the Exitor's Shares;

      (d) must specify the sum which the Exitor fixes as the price per Share for the Shares comprised in the Exit Transfer Notice (the "Exit Price") and the terms and conditions applicable to such disposal (which, for the avoidance of doubt, may not be inconsistent with any provisions of this Agreement) (the "Terms");

      (e) is not revocable, except with the written consent of each of the other Shareholders;

      (f) constitutes an offer to each of the other Shareholders ("Exit Offerees") to sell all (but not some only) of their Shares;

      (g) must require the Exit Offerees to give a non-binding indication in writing, within 14 days after its receipt by the Exit Offeree of:

            (i)   whether it intends to accept the offer;

            (ii) how many Shares in excess of its proportion it intends to acquire; and

      (h)   must state that the offer is open for acceptance for 30
days and that if the Exitor does not receive written acceptances from an Exit Offeree or Exit Offerees in respect of all (and not some only) of the Exit Transfer Shares within 30 days after receipt by the Exit Offerees of the Exit Transfer Notice, the offer
constituted by the Exit Transfer Notice will be deemed to                have
been
rejected by all Exit Offerees.

9B.3  Offer Accepted - Transfer to Exit Offerees

     If the Exitor receives acceptances in respect of all of the Exit Transfer Shares in accordance with Section 9B.2, the Exitor must transfer to the relevant Exit Offerees and the relevant Exit Offerees must purchase the Shares that are the subject of the Exit Transfer Notice. In the case of competition between Exit Offerees for Exit Transfer Shares in excess of their proportional entitlements, the number of excess Exit Transfer Shares to be transferred to them will be calculated in proportion to the number of Shares held by them respectively at the date of service of the Exit Transfer Notice.

9B.4  Offer Rejected - Transfer to Exit Third Party

      After rejection or deemed rejection by the Exit Offerees of an offer constituted by an Exit Transfer Notice, the Exitor will be entitled during the first six months after such rejection or deemed rejection to sell all (but not some only) of such Shares to any third party willing to purchase them (the "Exit Third Party"), provided that the Exitor will not be entitled to sell such Shares at a price per Share lower than the Exit Price or on terms and conditions less favourable to the Exitor or more favourable to the Exit Third Party than the Terms, unless it has first given notice to the other Shareholders stating the lower price, or the more or less favourable terms and conditions (as the case may be), in which case the provisions of Section 9B.2 will apply as if such notice were a Exit Transfer Notice and such lower price were the Exit Price or such more or less favourable Terms.

9B.5  Come Along Option

     If, in respect of all (but not some only) of the Shares of which the Exitor is registered as holder (the "Total Transfer
Shares"):

      (i) the Exitor has given an Exit Transfer Notice and has in all respects complied with Section 9B.2; and

      (j) the offer constituted by the Exit Transfer Notice has been rejected or deemed rejected,

     then the Exitor has the option (the "Come Along Option") to require the other Shareholders (not including the Exitor) (the "Called Shareholders") to transfer to the Exit Third Party all of the shares held by the Called Shareholders (the "Called Shares").

9B.6  Come Along Option Period

     The Exitor may exercise the Come Along Option at any time after the expiry of the period for acceptance under Section 9B.2(f) up to and including the date which is five months after the expiry of the period for acceptance under Section 9B.2(f) (the "Come Along Option Period").

9B.7  Come Along Notice

     The Exitor may exercise the Come Along Option only by giving notice to that effect (the "Come Along Notice") to the Called
Shareholders specifying that the relevant Called Shares are required to be transferred under Section 9B.5 and by contemporaneously giving a copy of the Come Along Notice to EAP.

9B.8  Come Along Notice Irrevocable

     A Come Along Notice, once given, is irrevocable but both the notice and all obligations under the notice will lapse if for any reason the Exitor does not transfer the Total Transfer Shares to the Exit Third Party in accordance with this Section 9B.

9B.9  Come Along Price

     The purchase price for each of the Called Shares (the "Come
Along Price") is an amount equal to the sale price of each of the Shares being sold by the Exitor to the Exit Third Party.

9B.10       Obligation to Sell

     If the Come Along Option is exercised in accordance with this clause, each of the Called Shareholders must sell its Called Shares for the Come Along Price and otherwise in accordance with this clause.

9B.11       Completion of Sale

     Unless otherwise agreed in writing between the Exitor and the Called Shareholders, completion of the sale of the Called Shares will take place at the registered office for the time being of EAP and at the time and on the date specified for that purpose by the Exitor to the Called Shareholders provided that:

      (k) the date nominated must not be less than 14 days after the date of the Come Along Notice; and

      (l) the time and date so specified by the Exitor must be the same as the time and date for completion of the sale of the Total
Transfer Shares to be sold by the Exitor.

9B.12       Default by Called Shareholders

     If either of the Called Shareholders does not, as provided by Sections 9B.10 and 9B.11, sell, and complete the sale of, its Called Shares under those clauses, the Exitor is hereby irrevocably authorised as agent and attorney of the Called Shareholder to sell and transfer, and do all things necessary to complete the sale and transfer of, the Called Shareholder's Called Shares (including, without limitation, executing a transfer of the relevant Called Shares in the name of and on behalf of the relevant Called Shareholder and giving good receipt for the proceeds of sale of such Called Shares).


ARTICLE 10.       INSURANCE

      EAP shall maintain at all times after its formation and until the termination of this Agreement an amount of coverage consistent with good business practices in Western Australia for comprehensive general liability insurance, including products and completed operations and contractual liability coverage, naming entrade.com and GAP and their respective Affiliates as additional insureds. Each policy of insurance purchased by EAP pursuant to the preceding sentence shall:

      (a) be placed with a reputable insurance company acceptable to the Board of Directors;

      (b) either have a self-insurance retention or a deductible in amounts consistent with good business practices in Western Australia as such amount may be modified by the Board of Directors; and

      (c)   contain other terms acceptable to the Board of Directors.


ARTICLE 11.       TERMINATION AND WITHDRAWAL

11.1  Term

      This Agreement and the joint venture establishing EAP shall commence on the Closing Date and terminate in accordance with the terms of this Agreement (the "Term").

11.2  Termination

      This Agreement will be terminated on the occurrence of the first of the following events:

      (a) at any time by the unanimous written consent of the Shareholders;

      (b)   on the date when EAP is wound up; and

      (c) on the date when a single shareholder becomes the beneficial owner of all of the Shares.

      Upon termination or expiration of this Agreement, this Agreement will be at an end as to its future operation except for enforcement of any right or claim which arises on, or has arisen before, termination or survive under Section 11.4.

11.3  Withdrawal

      A Shareholder ("Withdrawing Shareholder") may, at any time, by written notice ("Withdrawal Notice") to the other Shareholder (the "Continuing Shareholder"), elect to withdraw from EAP. Within ten Business Days after service of a Withdrawal Notice, the Withdrawing Shareholder must transfer to the Continuing Shareholder and the Continuing Shareholder must accept a transfer of all of the Withdrawing Shareholder's Shares for a total consideration of US$10 (ten dollars).

11.4  Sections to survive termination or withdrawal

      Despite any other provision of this Agreement, unless the Shareholders otherwise agree unanimously in writing, Articles 1, 3, and 12 and Sections 14.3 - 14.17 shall survive termination of, or withdrawal from this Agreement.

11.5  Agreement ceasing to apply

      In the event that a Shareholder transfers or otherwise disposes of its Shares in accordance with this Agreement, it ceases to be bound by the terms of this Agreement, except for any rights or obligations arising prior to the transfer or disposal of that Shareholders' Shares, any then outstanding guarantee referred to in
Section 8.7, and those provisions of this Agreement referred to in
Section 11.4.

11.6  EAP to be wound up

      Upon termination of this Agreement pursuant to the terms of this Article 11 other than a termination arising from the withdrawal of a Shareholder contemplated in Section 11.3, each Shareholder must cause EAP to be wound up, its assets realised, and the proceeds distributed to the Shareholders according to their Equity Proportions at the date of winding up of EAP, subject however to the rights of the holders of the A Class Shares and the B Class Shares.


ARTICLE 12.       REPRESENTATIONS AND WARRANTIES

12.1  entrade.com represents and warrants as follows:

      (a) that it is a corporation duly organized and existing in good standing under the laws of the State of Delaware, United States of America; and

      (b) each of the warranties and representations given by entrade.com under the terms of the Master License Agreement apply to this Agreement, as if repeated in full.

12.2 GAP represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the Western Australia.

ARTICLE 13.       DISPUTE RESOLUTION

13.1  Arbitration

      The Parties consent and agree:

      (a) to submit all disputes arising under this Agreement to arbitration as the exclusive mechanism for dispute resolution; and

      (b) that any dispute arising under this Agreement shall be resolved pursuant to the Rules of Conciliation and Arbitration established from time to time by the International Chamber of Commerce and that the site of any such arbitration, unless the Parties otherwise agree, shall be in Geneva, Switzerland.

      Notwithstanding the foregoing, any dispute arising under
Article 3 hereof may be brought in any court of competent jurisdiction.

13.2  Governing Law

      This Agreement shall be governed by, and construed in accordance with, the laws of Western Australia, without regard to any applicable conflicts of law.


ARTICLE 14.       MISCELLANEOUS PROVISIONS

14.1  Additional Actions and Documents

      Each of the Parties hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

14.2  Notices

      (a)   How to give a notice

            A notice, consent or other communication under this document is only effective if it is:

            (i) in writing, signed by or on behalf of the person giving it;

            (ii)  addressed to the person to whom it is to be given;
and

            (iii)       either:

            (A)   delivered or sent by pre-paid mail (by
internationally recognized air courier service, if the addressee is overseas) to that person's address; or

            (B) sent by fax to that person's fax number and the machine from which it is sent produces a report that states that it was sent in full.

      (b)   When a notice is given

            A notice, consent or other communication that complies with this section is regarded as given and received:

            (i)   if it is delivered or sent by fax:

                  (A) by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

                  (B) after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day -
 on the next Business Day; and

            (ii)  if it is sent by mail:

                  (A)   within the same country from which it is sent -
                         3 Business Days after posting; or

                  (B) to a place outside the country from which it is sent - 7 Business Days after posting.

      (c)   Address for notices

            A person's address and fax number are those set out below, or as the person designates by notice in writing to the other
Parties:

            EAP
            Address:    Ground Floor
                        Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia 6000
            Fax number:       (618) 9202 1051
            Attention:        Company Secretary

            GAP
            Address:    Ground Floor
                        Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia 6000
            Fax number:       (618) 9202 1051
            Attention:        Chairman

            entrade.com
            Address:    521 Fellowship Road, Suite 130, Mt Laurel,
                        New Jersey 08054

            Fax number:       (856) 914-0346
            Attention:        Mark Quinn

            with a copy to:

            Entrade Inc
            Address:    500 Central Avenue, Northfield, Illinois 60093
            Fax number:       (847) 441-6959
            Attention:        General Counsel

14.3  Severability

      The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are included subject to the condition that they are held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

14.4  Survival

      It is the express intention and agreement of the Parties that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

14.5  Waivers

      Neither the waiver by a Party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provi-sions, rights, remedies or privileges hereunder.

14.6  Exercise of Rights

      No failure or delay on the part of a Party in exercising any right, power or privilege hereunder and no course of dealing between the Parties shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Party would otherwise have at law or in equity or otherwise.

14.7  Binding Effect

      Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

14.8  Limitation on Benefits of this Agreement

      It is the explicit intention of the Parties that no person or entity other than the Parties is or shall be entitled to bring any action to enforce any provision of this Agreement against any Party, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties (or their respective successors and assigns as permitted hereunder).

14.9  No Partnership/Agency

      Nothing contained in or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto and none of the Parties shall have any authority to bind or commit any other Party. The Agreement shall also not be deemed to constitute any Party as an agent of the other or EAP, nor shall it constitute EAP as an agent of any of the other Parties hereto.

14.10       Amendment Procedure

      This Agreement may only be modified or amended by the unanimous written consent of the Parties.

14.11       Entire Agreement

      The Transaction Documents (including the Exhibits hereto and thereto) contain the entire agreement between the Parties with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

14.12       Pronouns

      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

14.13       Execution in Counterparts

      To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

14.14       Certificate and Constitution

      If there shall be any difference between the terms of this Agreement and the Constitution, then the terms of this Agreement shall take precedence in all dealings and proceedings between the Parties, and the Parties shall take all actions necessary to procure the immediate amendment of the Constitution as appropriate to comply and be consistent with the terms of this Agreement and any relevant law. The Parties will procure that a provision reflecting this section 14.14 will be inserted in the Constitution of EAP prior to the Closing Date.

14.15       Announcements

      Except as required by law or applicable stock exchange regulation, no Party hereto shall make any announcement, press release or other public statement relating in any manner to this Agreement, the terms hereof or the relationship of the Parties hereto without first obtaining the consent of the other Parties to the disclosure proposed to be made. The other Parties hereto shall not unreasonably withhold their consent to any request made by a Party pursuant to this Section 14.15. The Parties shall use their best efforts to consult and coordinate with each other before making any announcement, press release or other public statement as required by law or applicable stock exchange regulation relating to the transactions contemplated by the Transaction Documents.

14.16       Expenses

      (a) Subject to paragraph (b), each Party must pay its own expenses incurred in negotiating, executing and registering this Agreement.

      (b) The Shareholders must pay in equal shares the amount of any duty that is payable on or in relation to this Agreement.


ARTICLE 15.       RIGHTS ATTACHING TO A AND B CLASS SHARES

15.1  A Class Share

      The only right that the A Class Share confers upon its holder is the right in a winding up to payment in cash of an amount of US$7,000,000 in priority to any other class of shares in EAP. For the avoidance of doubt, the A Class Share does not:

      (a) carry any right to vote, nor to receive notice of or attend general meetings of EAP;

      (b) confer any right to participate in the profits or assets of EAP, whether on a winding up or otherwise, except to the extent specified above and then only on a winding up.

15.2  B Class Share

      The only right that the B Class Share confers upon its holder is the right in a winding up to payment in cash of an amount of US$1.00 after payment in full of an amount of US$7,000,000 on the A Class Share but in priority to any other class of shares in EAP. For the avoidance of doubt, the B Class Share does not:

      (a) carry any right to vote, nor to receive notice of or attend general meetings of EAP;

      (b) confer any right to participate in the profits or assets of EAP, whether on a winding up or otherwise, except to the extent specified above and then only on a winding up.

15.3  Rights in Constitution

      The Parties agree that they will take all necessary steps to ensure that the rights attaching to the A Class Share and the B Class Share respectively set out in Sections 15.1 and 15.2 will be incorporated in the constitution of EAP prior to the date of issue of those Shares. If GAP considers it necessary or appropriate, entrade.com consents to GAP altering the Constitution only for the purpose of including such rights.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement or have caused this Agreement to be duly executed on their behalf as of the day and year first set forth above.

      entrade.com, Inc.

      By:  /s/ Mark Santacrose

      Name:  Mark Santacrose

      Title:  Executive Vice President


      By:  /s/ Anthony E. Rothschild

      Name:  Anthony E. Rothschild

      Title:  Assistant Secretary


      GlobalNet Asia Pacific Pty. Ltd, ACN 090 616 685

      By: /s/ Paul Goodsall

      Name:  Paul Goodsall

      Title:  Director


      By:  /s/ Warren Beckwith

      Name:  Warren Beckwith

      Title:  Director


      Entrade Asia Pacific Pty. Ltd, ACN 092 146 426

      By:  /s/ Paul Goodsall

      Name:  Paul Goodsall

      Title:  Director


      By:  /s/ Warren Beckwith

      Name:  Warren Beckwith

      Title:  Director

                                    EXHIBIT A

                           Software License Agreement
                           --------------------------

      This Master Software License Agreement is made effective as of this 5th day of April, 2000, by and between Entrade Asia Pacific Pty Ltd ACN 092 146 426, a corporation incorporated in Western Australia, with its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia, 6000 ("Licensee") and entrade.com, Inc., a Delaware corporation, with its principal offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 ("Licensor"). Hereinafter Licensee and Licensor are referred to from time to time collectively as the "Parties" and individually as a "Party."

WHEREAS, the Licensor has developed and owns all rights in and to the Licensed Product (as hereinafter defined), and has represented that it has expertise in the establishment and hosting of web sites which host the Entrade Transaction Software.

WHEREAS, the Licensee has been incorporated to facilitate on-line business to business e-commerce and related activities, and in particular to hold a license to market and distribute the Licensed Product to third parties in the Territories (as defined below).

WHEREAS, the Licensor possesses the copyrights and certain confidential and proprietary know-how and technology relating to, the Licensed Product.

WHEREAS, the Licensee desires to license the Licensed Product in order to use the Licensed Product for specific applications involving on-line business to business activities, all on the terms and subject to the conditions set forth herein including for the purpose of marketing and distributing the Licensed Product to third parties in the Territories.

WHEREAS, the Licensee wishes to acquire and the Licensor has agreed to provide certain additional services described in this Agreement in respect of the Licensed Product on request.

NOW THEREFORE, in consideration of the covenants, agreements and consideration hereinafter contained (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby covenant and agree as follows:


                           ARTICLE 1.  INTERPRETATION

1.1 Definitions. In this Agreement, and the Schedules and Exhibits (if any) annexed hereto, the following expressions shall have the respective meanings indicated below:

      Acceptance Procedure means the procedure for conducting acceptance tests of Deliverables specified in Exhibit B.

      Additional Services means hosting, maintenance and support, development of web sites, creation of Custom Applications, systems integration, training or other services requested to be performed by Licensor relating to the Licensed Product.

      Affiliate means, with respect to a Party to this Agreement, any entity in which, directly or indirectly, a Party owns equity securities or any entity that directly or indirectly owns equity securities in a Party in the amount of greater than twenty-five percent of the equity.

      Agreement means this Master Software License Agreement and the Schedules and Exhibits (if any) annexed hereto.

      Closing Date means the Closing Date defined in the Shareholders' Agreement.

      Code means the computer programming code associated with the Software and the Improvements. Except as otherwise specified, Code shall include both Object Code and Source Code.

      Conditions mean the conditions precedent listed in Section 5.1 of the Shareholders' Agreement.

      Confidential Information shall have the meaning set forth in
Section 4.1.

      Custom Application shall mean a modification, customization, enhancement, or alteration of the Licensed Product pursuant to a Statement of Work.

      Deliverable means software, documents or other materials identified in a Statement of Work as "deliverable."

      Delivery (or to Deliver) occurs when a Party physically or electronically receives from the other Party (or, in the case of a permitted Sublicensee, from the Licensee) the material that is being delivered.

      Documentation means any and all written materials, including but not limited to user manuals, and machine-readable text subject to display and printout that relate to and/or describe the Software or the Code.

      Entrade Transaction Software means the Licensor's transaction software (version 4.0), as described in Exhibit D, an on-line business to business e-commerce system using the Licensor's transactional technology and featuring general e-commerce, procurement, spot market, bidding, asset management, redeployment and disposition applications.

      Escrow Agreement means an escrow agreement for the deposit of Source Code with an escrow agent and detailing the terms and conditions relating to the escrow arrangement.

      GAP means GlobalNet Asia Pacific Ltd ACN 090 616 685.

      Improvement means any and all Updates and Upgrades, but not Custom Applications, of the Licensed Product, the Code and any related Know-How and technology as made generally commercially available to other customers or partners of the Licensor.

      IP Claim shall have the meaning set forth in Section 3.5.

      Know-How means any and all inventions (whether patentable or not), concepts, techniques, devices, data and other information
(including, but not limited to computer source code, flow charts, opinions, drawings, blueprints and engineering and test specifications) associated with the Software and/or the Code, excluding know-how specifically allocated to Licensee in a Statement of Work.

      Licensed Marks shall have the meaning set forth in Section 2.8.

      Licensor Marks shall have the meaning set forth in Section 2.9.

      Licensed Trademark shall have the meaning set forth in Section
2.8.

      Licensed Name shall have the meaning set forth in Section 2.8.

      Licensed Product means the Software, the Documentation, the Improvements and any copies of the Software, Documentation or Improvements and any related Know-How and technology.

      License means the license of the Licensed Product pursuant to this Agreement.

      License Fee shall have the meaning set forth in Section 2.10.

      Modifiable Source Code shall have the meaning set forth in
Section 2.5.2.

      Object Code means the computer programming code associated with the Software and the Improvements that is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

      Production Web Sites means the web sites, for Sublicensees, that Licensor may develop pursuant to a request from Sublicensee or Licensee.

      Shareholders' Agreement means the Joint Venture and
Shareholders' Agreement dated on or about the date of this Agreement among the Licensor, the Licensee and GAP.

      Software means the Object Code version of the Entrade
Transaction Software, and any Custom Applications derived therefrom.

      Source Code means the computer programming code associated with the Software and the Improvements, other than the Object Code, and related documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

      Specifications means the specifications for the Entrade
Transaction Software in Exhibit D and such specifications for the Additional Services and Custom Applications, and such other documentation that the Parties agree, in writing, shall constitute Specifications.

      Statement of Work shall have the meaning set forth in Section
3.2.

      Sublicense Agreement shall have the meaning set forth in
Section 2.7.1.

      Sublicensee shall have the meaning set forth in Section 2.1.

      Term  shall have the meaning set forth in Section 5.1.

      Territories means Australia, New Zealand, the Republic of
Philippines, Singapore, Malaysia, Indonesia, China, Hong Kong,
Macao, Taiwan, South Korea, Myanmar, Sri Lanka, Thailand, Cambodia, Laos, Vietnam and Papua New Guinea.

      Transaction Documents means this Agreement, the Shareholders' Agreement and the constitution of the Licensee.

      Update means each minor enhancement, addition, or substitution to the Software, including bug fixes and corrections.

      Upgrade means each modification, addition and substitution to the Software that represents a substantial change, improvement or addition to the utility, efficiency, or functional capability of the Software, that is not solely an Update and that is made generally commercially available.

1.2 Entire Agreement; Modification; Waiver. The Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, representations, proposals and/or other communications in respect of the licensing of the Licensed Product, whether oral or written. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of the Parties. Subject to section 7.11, the terms of this Agreement shall prevail over any conflicting or additional terms, including any terms contained in purchase orders or oral communications between the Parties, but without limiting the Parties ability to amend this Agreement by agreement in writing specifically identified as an amendment hereto, as provided for in this section 1.2.

1.3 Governing Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the law of the State of Illinois. Each Party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within the State of Illinois over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

1.4 Number and Gender. Words imparting the singular include the plural and vice versa. Words imparting gender include the male, female and the gender neutral.

1.5 Headings; Severability. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

1.6 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

                          ARTICLE 2.  GRANT OF LICENSE

2.1   Grant of License

      (a) Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a perpetual license during the Term to use the Licensed Product, market and distribute the Licensed
Product, and to modify the Modifiable Source Code (defined in Section 2.5.2), for the limited purposes of this Agreement and subject to the restrictions set forth in Section 2.5, all within the Territories.

      (b) Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a perpetual, exclusive license during the Term to grant sub-licenses of the Licensed Product to third parties (each a "Sub-Licensee") within the Territories. Notwithstanding the foregoing, the exclusive license right granted to the Licensee in this Section is subject to the following terms and conditions:

            (i) Licensor has the right to grant licenses of the Licensed Product to third parties for the purpose of creating business to business internet communities (being vertical portals) within the Territories;

            (ii) Licensee's exclusive right to sub-license in a "Relevant Country" (as that term is defined in the Shareholders' Agreement) shall terminate if Licensor exercises its rights in accordance with Section 3.5(b) of the Shareholders' Agreement to terminate the restriction set forth in Section 3.5(a) of the Shareholders' Agreement, and thereupon the right to sub-license in such Relevant Country shall become a non-exclusive right to sub-license within that Relevant Country; and

            (iii) Licensee's exclusive right to sub-license shall terminate on the second anniversary of the Closing Date and such right shall become a non-exclusive right to sub-license within the Territories.

2.2   Delivery.

      2.2.1 Delivery. Licensor shall Deliver, or procure the Delivery of:

            (c) deliverables identified in a Statement of Work in accordance with that Statement of Work;

            (d) one copy of the Entrade Transaction Software to be installed on one (1) of Licensee's portable computers on or before 21 days (45 days for a branded version) from the Closing Date or Licensor's receipt of Licensee's compatible computer, whichever is later, for Licensee to use solely for demonstration purposes.

      2.2.2 Acceptance Procedure. The Deliverables shall be subject to the Acceptance Procedure as described in Exhibit B. The Licensed Product shall be deemed accepted upon acceptance of the first two Custom Applications by the Licensee.

2.3 Improvements. The Licensor shall promptly notify the Licensee of, and provide to the Licensee for use by the Licensee and for distribution to sublicensees any and all available Improvements developed by or on behalf of Licensor. The Licensee shall and shall ensure that all Sublicensees shall be under an obligation to implement any Improvements within thirty (30) days of Delivery of such Improvements to the Licensee or Sublicensee. Improvements shall be made available by Licensor to the Licensee for distribution to Sublicensees at no additional cost to the Licensee. Notwithstanding the foregoing, the Licensee shall impose a standard charge on Sublicensees for Improvements that constitute Upgrades.

2.4   Source Code.   The Parties agree that:

      (i) the Licensor will at all times keep possession of all Source Code; and

      (ii) the Licensee shall have no right, title, or interest in such Source Code.

     Notwithstanding Sections 2.4(i) and (ii), the Parties shall enter into an Escrow Agreement within ninety (90) days of the Closing Date pursuant to which the Licensee shall be a beneficiary. The Escrow Agreement shall be a multi-party Escrow Agreement. Licensee shall pay the costs of the source code escrow for the Licensee under this Agreement. Licensor shall deposit with the escrow agent updated copies of the Source Code relating to the Entrade Transaction Software within seven (7) days of Delivery of the Portal Web Sites and within forty-five (45) days of Acceptance of an Upgrade by Licensee.

2.5   Restrictions on Use.

      2.5.1 Copies. The Licensee may make any reasonable number of copies it determines appropriate of the Software, the Improvements and the Documentation solely for

            (i) the Licensee's own operational use on any number of its central processing units;

            (ii)        for back up, security or archival purposes; and


            (iii) for distribution to Sublicensees in accordance with this Agreement.

     Any copies of any of the materials created in accordance with this Section 2.5.1 shall include the Licensor's copyright and other proprietary notices. Except as set forth in Section 2.5.2, the Licensee may not modify, decompile, reverse engineer or otherwise attempt to derive the Source Code. The Licensee shall not modify the Licensed Product except as set forth in Section 2.5.2.

      2.5.2 Modifiable Source Code. In addition to the rights granted in the license in Section 2.1, Licensee has the right to modify only the following elements of the Source Code: (i) HTML; and
(ii) ASP Code that does not make any calls to ADO ("Modifiable Source Code"). All such modifications must be approved by Licensor, in writing, prior to being put into production, which approval shall not be unreasonably withheld. Licensee may make copies of the Modifiable Source Code for the limited purpose of enabling Licensee or its agent to make modifications, but Licensee shall not otherwise copy, distribute or make such Source Code available to any third parties without Licensor's prior written consent.

      2.5.3 Modifications to certain documentation. Subject to the terms and conditions of this Agreement, Licensee shall have the right to modify operator and user manuals, training materials, guides, and other materials that Licensor makes generally commercially available to its customer base for such customers to use, market, operate, install, troubleshoot, maintain and provide training regarding the Licensed Product. Licensee shall Deliver to Licensor copies of all modified documentation within seven (7) days of commercial use of same.

2.6   Assignment.  Except as provided in this Section 2.6 and in
Section 2.7, neither Party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other Party; provided, however, that the Licensee may assign:

           (a) this Agreement to any entity that acquires all or substantially all (being more than 90%) of the voting shares of the Licensee at the time of such assignment with the prior written consent of the Licensor, which consent will not be unreasonably withheld; and/or

           (b) any right or benefit of or arising under this Agreement, or grant a sublicense of any of its rights under this Agreement (at no cost) to:

            (i) any wholly owned subsidiary corporation of the Licensee; or

            (ii) any corporation or joint venture owned by the Licensor and Gondwana Resources NL ACN 008 915 311; or

            (iii) to any entity established to comply with any law in any jurisdiction in which Licensee conducts business that requires Licensee to conduct such business through an entity established in that jurisdiction, but only if the relative direct and indirect ownership interests of the shareholders of the Licensee in such entity are identical to their relative shares in the Licensee,

          (provided that such corporation, joint venture, or entity first enters into a deed agreeing to be bound by the relevant provisions of this Agreement).

     Any attempted assignment, sublicense or transfer by a Party in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Licensee shall not assign this Agreement to any entity that competes with the Licensor in the Licensor's software development activities.

2.7   Sublicensing.

      2.7.1 Except as set forth in Section 2.6 or in this Section 2.7, this Agreement is not intended to confer, and shall not be deemed to confer, (a) on any person or entity other than the Licensee, any license to use the Licensed Product, or (b) subject to clause 2.1, 2.4 and 2.5.2 on Licensee or any Sublicensee any right to have access to the Source Code. The Licensee shall have the right to grant sublicenses of the Licensed Product to Sublicensees for use in the Territories on terms substantially in the form attached as Exhibit C. ("Sublicense Agreement"). With respect to each
Sublicense Agreement that the Licensee enters into, the Licensee shall pay to the Licensor a one-time royalty of 5% of the sublicense fee received by the Licensee, due (i) upon the earlier of receipt by the Licensee of payment of fees by the Sublicensee or Delivery of the Licensed Products to the Sublicensee pursuant to a Sublicense Agreement, or (ii) where Sublicensee has the right, pursuant to a Sublicense Agreement, to perform an acceptance test regarding the Licensed Product, upon the earlier of receipt by the Licensee of the payment of fees by the Sublicensee or acceptance of the Licensed Product by the Sublicensee pursuant to a Sublicense Agreement.
Licensee shall use its commercially reasonable efforts to encourage Sublicensees to accept the Licensed Product without requesting significant modification thereof.

      2.7.2 The Licensee will immediately notify the Licensor of the execution of any Sublicense Agreements, providing copies thereof, and of the Delivery of any copy of the Licensed Product, identifying the entity to whom the Licensed Product was Delivered.
The Licensee will also immediately notify the Licensor of the termination of any Sublicense Agreements.

      2.7.3 Prior to Delivery of the Licensed Product to a Sublicensee, the Licensee shall execute a Sublicense Agreement with such Sublicensee. The Licensee shall require the Sublicensees to enter into a Sublicense Agreement substantially similar to the Sublicense Agreement attached hereto as Exhibit C; however, Licensee shall have the right, in its sole discretion, to determine the price for such Sublicense Agreement. Licensor shall have the right to approve the Sublicensee. Such approval must occur in writing prior to Delivery of the Licensed Products to Sublicensee and must not be unreasonably withheld or delayed. The Licensee shall have the sole responsibility for Delivering the Licensed Product to Sublicensees

2.8   Licensed Name and Trademark License.  Licensor hereby:

           (a) grants the Licensee a royalty-free, worldwide, non-exclusive, non-transferable right and license to use, transmit, and display the name "Entrade" in its corporate name (the "Licensed
Name"); and

           (b) grants the Licensee and each Sublicensee a royalty-free, worldwide, non-exclusive, non-transferable right and license to use, transmit, display or otherwise distribute the trademarks set forth in Exhibit A (the "Licensed Trademarks") in connection with the Licensed Products,

     subject to Licensor's approval and quality control measures, in a manner which shall conform to the terms and conditions of use of the Licensed Name and the Licensed Trademarks (collectively, the "Licensed Marks") as may be specified by Licensor from time to time and solely for the purposes expressly provided for hereunder.

     Notwithstanding the foregoing, the license granted in this
Section 2.8 to Sublicensees is limited to the provision of services using the Licensed Product. The Licensor reserves the right to change the Licensed Marks at any time, in its sole discretion, upon sixty days' advanced written notice to the Licensee, if such change in the Licensed Marks is in conjunction with a general change in the use of the Licensed Marks by the Licensor.

     Subject to the provisions of this Section 2.8 and Section 2.9 hereof, any and all web sites established by the Licensee using the Licensed Product directly or through any sub-licenses will bear the Licensor's "Powered by Entrade" service mark, or such other service marks incorporating the name "entrade" as are approved by the Licensee in writing from time to time, on the home page and transactional pages of each such web site.

2.9 Limitations. The Licensee's and any Sublicensee's use of the Licensed Marks shall inure to the sole benefit of the Licensor. The nature and quality of services of the Licensee and any Sublicensee provided in connection with any website, goods, or services on which the Licensed Marks are used shall be subject to the review and approval of the Licensor, in its sole discretion. At the Licensor's request, the Licensee shall provide examples of all forms of use of the Licensed Marks. The Licensor may terminate the Licensee's right to use the Licensed Marks at any time on written notice to the Licensee if the Licensor, in its sole discretion, believes that Licensee's use of the Licensed Marks is not in material compliance with this Agreement or that the nature and/or quality of services provided by the Licensee would, or would be reasonably likely to, have a material adverse effect on the reputation or standing of the Licensor.

     The termination of the Licensee's right to use the Licensed
Marks shall automatically terminate the right of all Sublicensees to use the Licensed Marks, and the provisions of any sublicense shall so provide.

     The Licensee must terminate any Sublicensee's right to use the Licensed Marks on written notice from the Licensor to the Licensee if the Licensor, in its sole discretion, believes that Sublicensee's use of the Licensed Marks is not in material compliance with the use of the Licensed Marks under this Agreement or that the nature and/or quality of services provided by that Sublicensee would, or would be reasonably likely to, have a material adverse effect on the reputation or standing of the Licensor.

     The Licensor shall have and retain sole ownership of the trademarks, service marks (including without limitation the Licensed Marks), trade names, and logos owned or licensed by the Licensor (the "Licensor Marks"), including the goodwill pertaining thereto. The Licensee acknowledges and agrees that it has no rights in Licensor Marks, except in relation to the use of the Licensed Marks as provided for in Section 2.8, and that it has paid no consideration for the use of the Licensor Marks. Except for the Licensed Marks, the Licensee shall not make use of any of the Licensor Marks, without Licensor's written permission. The Licensee shall not intentionally, during the term of this Agreement or at any time after the cancellation or expiration thereof:

           (i) take any action that would convey or grant an interest in any of the Licensor Marks (except as provided for in Section 2.8);

           (ii) contest or take any action to contest the validity, distinctiveness and ownership of the Licensor Marks;

           (iii) attempt to register any Licensor Marks without the prior written consent of Licensor;

           (iv) use or attempt to register any trademark, service mark, trade name, or logo in any country in the world that is confusingly similar to any Licensor Marks; or

           (v)    assert or claim any interest in any Licensor Marks.

     Upon termination of this Agreement, or upon receiving notice of termination of its right to use the Licensed Marks, the Licensee shall immediately cease use of the Licensed Marks.

2.10 License Fee. Subject to Section 5.6, the Licensee shall pay a one-time license fee of seven million dollars ($7,000,000) U.S. gross ("License Fee") to the Licensor. The initial two million dollars($2,000,000) of the License Fee shall be due upon the Closing Date, and the remainder of the License Fee shall be due upon acceptance of the Licensed Product.

2.11 GST. Subject to this Section 2.11, any amount expressed in this Agreement which is relevant in determining a payment to be made by one of the Parties to the other Party is expressed exclusive of GST as defined in the A New Tax System (Goods and Services Tax) Act 1999. If any amount payable by either Party to the other Party under this Agreement is in or towards payment for a taxable supply under the A New Tax System (Goods and Services Tax) Act 1999 then the amount payable shall be increased to an amount calculated by multiplying the original monetary amount payable referable to that taxable supply by the formula, 1 plus the rate at which GST is imposed under the applicable GST Imposition Act referred to in the definition of GST in the (Goods and Services Tax) Act 1999. It is the intention of the Parties that no Party should be financially disadvantaged or advantaged (as between the Parties) under this Agreement as a result of the GST. Pursuant to this intention, it is agreed that should the GST financially disadvantage or advantage any Party in relation to supplies where the consideration is other than for a monetary payment, the Parties agree to renegotiate in good faith and to make any amendments as may be necessary to ensure that the Parties are in the same financial position as they would have been in the absence of the GST. For these purposes any timing differences will be ignored.

           ARTICLE 3.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

3.1 Ownership of Intellectual Property. Licensee acknowledges that (unless otherwise stated and agreed in a Statement of Work in respect of the Licensed Product) the Licensed Product and the Licensed Marks are the sole and exclusive property of Licensor and the Licensed Product and the Licensed Marks are protected under copyright, trademark and other proprietary laws of the United States and other jurisdictions. The Licensee acknowledges that the Licensed Product includes valuable trade secrets and confidential information of the Licensor, and that the Licensee acquires no right, title or interest therein, except the limited rights to use and sublicense the Licensed Product and the Licensed Marks as set forth in this Agreement.

3.2 Additional Services. Licensee may request, on its behalf or on behalf of a Sublicensee, that Licensor provide Additional Services. Upon request from the Licensee (for itself or on behalf of a Sublicensee), to provide Additional Services, the Licensor shall promptly develop and deliver to the Licensee a Statement of Work, which shall include a timeline, charges, allocation of intellectual property rights, deliverables (including Custom Applications) and other relevant information for all applicable work associated with such Additional Services (including, without limitation, analysis, preparation of specifications, design, development, coding, testing, implementation and training)("Statement of Work"). The Licensor shall have no obligation to perform Additional Services until acceptance of such Statement of Work by the Licensee (for itself or on behalf of a Sublicensee) in writing. In consideration of the performance of Additional Services, the Licensee shall make payments to the Licensor in accordance with the Statement of Work. Where Additional Services are provided on behalf of Sublicensees, the Licensor will invoice the Licensee for all charges with respect thereto. Any modifications or other changes made to the Licensed Product as part of the performance of Additional Services shall be deemed to be Licensed Product for the purposes of this Agreement.

3.3 Licensor Representations and Warranties. The Licensor represents and warrants to the Licensee that:

           (i) the Licensor has the right to enter into this Agreement and grant the rights granted hereunder and there are no outstanding agreements or understandings of any kind binding upon the Licensor that are inconsistent with this Agreement or the rights granted hereunder;

           (ii) it is the owner of the Licensed Product and the Licensed Mark and has the right to grant the rights hereunder;

           (iii) the Licensed Product does not and will not contain any backdoor, concealed access, software locks or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of the Licensor, will cause the Software, Improvements or a Custom Application to be destroyed, erased, damaged or otherwise made inoperable;

           (iv) neither the Licensed Product nor the Licensed Mark infringe upon or violate the copyrights, patents, trade secrets, trademarks or other proprietary rights of any third party; and

           (v) for a period of twelve months from Delivery, the Entrade Transaction Software will conform to the Specifications in all material respects; provided, however, that, if the Entrade Transaction Software does not so conform, the Licensor's sole obligation will be to ensure that the Entrade Transaction Software does conform to the Specifications;

           (vi) the Additional Services will be performed in a workmanlike manner; and

           (vii) any tapes, diskettes or other media which is Delivered pursuant to this Agreement will be free of defects in materials and workmanship under normal use; provided, however, that, if such tapes, diskettes or other media are not so free, the Licensor's sole obligation will be to ensure that the Licensee receives tapes, diskettes or other media, as the case may be, which are free of defects in materials and workmanship under normal use.

3.4 Licensee Representations and Warranties. The Licensee represents to the Licensor that:

           (i) the Licensee has the right to enter into this Agreement and fulfill its duties and obligations hereunder;

           (ii) there are no outstanding agreements of any kind binding upon the Licensee that are inconsistent with the Transaction Documents;

           (iii) the Licensee's performance under this Agreement shall conform to all applicable laws, government rules and regulations, and the Licensee shall not use or sublicense the Licensed Product in violation of such laws, government rules and regulations; and

           (iv) the Licensee shall not misrepresent the functionality, performance or capabilities of the Licensed Product and shall comply with Licensor's policies and procedures regarding use, implementation, modification, maintenance and support of the Licensed Product which policies have been communicated to Licensee.

3.5 Indemnification by Licensor. The Licensor agrees to defend, indemnify and hold the Licensee and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to:

           (a) any claim that the Licensed Product directly infringes any U.S. patent issued as of the date of this Agreement or any copyright, trade secret or trademark, or other proprietary rights of any third party ("IP Claim"); provided that:

                 (i) the Licensee notifies the Licensor promptly in writing of any such claim,

                 (ii) the Licensor has the sole control of the defense and all related settlement negotiations, and

                 (iii) the Licensee provides the Licensor with all reasonably necessary assistance, information and authority to perform the foregoing at the Licensor's expense;

           and

           (b) any material breach or alleged material breach of any of the Licensor's representations and warranties or covenants hereunder,

      provided, however, that this Section 3.5 shall not apply to the extent that the alleged infringement arises out of or relates to the Licensee's or Sublicensee's unauthorized combination, operation or use of Licensed Product with software that does not originate from the Licensor, modifications to the Software or Custom Application not developed by or on behalf of the Licensor and not authorized by the Licensor, or if the alleged infringement arises out of the use of technology, business methods, trade secrets, know-how, or copyrighted material provided by Licensee to Licensor and used or incorporated by Licensor in a Custom Application in accordance with Licensee's instructions (a "Non-Indemnified IP Claim"), even if the Licensor has been made aware of such combination, operation or use or of such modifications. For the avoidance of doubt, an IP Claim does not include a Non-Indemnified IP Claim.

3.6 Indemnification by Licensee. The Licensee agrees to defend, indemnify and hold the Licensor and its officers, directors, agents and employees harmless from and against any and all claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to:

           (a) any material breach or alleged material breach of any of the Licensee's representations and warranties or covenants (which includes non-payment) hereunder;

           (b)    Non-Indemnified IP Claims;

           provided that

                 (i) Licensor notifies Licensee promptly in writing of any such claim,

                 (ii) Licensee has the sole control of the defense and all related settlement negotiations, and

                 (iii)        Licensor provides Licensee with all
reasonably necessary assistance, information and authority to perform the foregoing at Licensee's expense.

3.7 Infringement. In the event that the Licensed Product is held or is likely to be held to constitute an infringement of any copyright, patent, trade secret or trademark, or other proprietary rights of any third party, the Licensor, at its sole expense, shall use reasonable and prompt efforts to:

           (i) procure for the Licensee and each Sublicensee the right to continue to use the Licensed Product;

           (ii) modify the Licensed Product so that it is non-infringing and of at least equivalent performance and functionality; or

           (iii) provide functionally equivalent replacement products.

      Licensor may exercise its sole discretion in selecting among the foregoing options (i), (ii) or (iii).


                           ARTICLE 4.  CONFIDENTIALITY

4.1 It is understood that, during the course of the Parties' performance under this Agreement, each Party might obtain access to the other Party's information that is confidential, including, in the case of the Licensor, but not limited to, the Licensed Product, the Object Code, the Documentation, the Improvements, the Know-How, and all material information concerning each Party's business operations, including, but not limited to, product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or Know-How (the "Confidential Information").

4.2 Each Party agrees to use Confidential Information of the other Party solely in conjunction with its performance under this Agreement, and not to disclose or otherwise use such information in any fashion. Each Party, however, will not be required to keep confidential such Confidential Information that

           (i) becomes generally available without fault on its part;

           (ii) can be demonstrated to be rightfully in that Party's possession without restriction prior to its receipt from the other Party;

           (iii) is disclosed by third parties without similar restrictions;

           (iv) is rightfully obtained by that Party from third parties without restriction; or

           (v) is otherwise required to be disclosed by law, judicial process or the rules of any stock exchange on which a Party or any of its Affiliates is listed (however upon receipt of a demand for production of Confidential Information governed by this Section 4.2, the Party which receives the demand shall use reasonable efforts to notify the other Party of such demand in sufficient time to allow the other Party to move to prevent such disclosure).

4.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal, investment, financial and other professional advisers on a confidential basis, each Party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other Party. Each Party shall inform any employees or professional advisors to whom that Party provides Confidential Information of the requirements of
Article 4 of this Agreement and shall procure that those employees or professional advisors abide by Article 4 of this Agreement. Each Party shall prevent disclosure and misuse of Confidential Information by taking at least the same precautions with respect to the Confidential Information as it takes with respect to its own Confidential Information, which steps shall be no less stringent than reasonable steps.

4.4 This Article 4 shall survive for a period of three (3) years beyond any expiration or termination of this Agreement.


                        ARTICLE 5.  TERM AND TERMINATION

5.1 Term. Subject to satisfaction of the Conditions and payment of the License Fee, the term of the License shall begin on the Closing Date and shall continue until terminated as hereinafter provided
("Term").

5.2 Termination for Cause. Each Party will have the right to immediately terminate this Agreement if the other Party is in default of any material obligation herein, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting Party or within such additional cure period as the non-defaulting Party may authorize.

5.3 Termination of Shareholders' Agreement. In the event the Shareholders' Agreement terminates pursuant to Section 11.2(a) (other than for the purposes of amalgamation or reconstruction) or 11.2(b) of the Shareholders' Agreement , this Agreement shall terminate automatically on the date the Shareholders' Agreement terminates.

5.4 Termination for Insolvency. Each Party shall have the right to immediately terminate this Agreement upon written notice in the event that the other Party:

           (a) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, composition or assignment for the benefit of creditors and that petition or proceeding is not withdrawn or discharged within thirty (30) days thereafter;

           (b) admits in writing its inability to pay its debts as they become due; or

           (c) ceases to conduct business in the normal course and has not re-commenced business in the normal course within thirty
(30) days thereafter.

5.5 Consequences of Termination/Expiration. Upon the termination or expiration of this Agreement,

           (i) the Licensee shall promptly return all Confidential Information of the Licensor, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or received from the Licensor, except as may be otherwise provided in this Agreement,


           (ii) the Licensor shall promptly return all Confidential Information of the Licensee, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or received from the Licensee, except as may be otherwise provided in this Agreement,


           (iii) the Licensee shall return to the Licensor or delete all copies in its power, possession, custody or control of the Licensed Product, Improvements and Custom Applications, and

           (iv) each Sublicensee shall be deemed to be directly licensed by the Licensor as from the effective date of such termination or expiration, and any Sublicense Agreement between the Licensee and any of its Sublicensees shall contain a provision so providing.

5.6 Conditions Precedent. If the Conditions are not satisfied or waived in accordance with the terms of the Shareholders' Agreement, or the portion of the License Fee payable on the Closing Date is not paid on or before 5pm (Perth time) on the Closing Date, this Agreement automatically terminates with effect from the Closing Date, and, except for Article 4, is of no further effect. For the avoidance of doubt, if the Agreement is terminated pursuant to this
Section 5.6, neither Party shall have any liability to the other Party, except in accordance with Article 4.

ARTICLE 6.DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY

6.1 DISCLAIMER OF WARRANTIES. OTHER THAN AS SET FORTH IN ARTICLE 3, LICENSOR AND LICENSEE MAKE NO, AND EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED PRODUCT WILL BE ERROR-FREE. THE LICENSED PRODUCT IS PROVIDED "AS IS."

6.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF THE PARTIES SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

6.3 LIMITATION ON DAMAGES. OTHER THAN IN RELATION TO IP CLAIMS, IN NO EVENT SHALL THE MAXIMUM AMOUNT OF DAMAGES PAYABLE BY LICENSOR OR LICENSEE FOR ANY BREACH OF THIS AGREEMENT OR ANY DAMAGE OR INJURY RESULTING FROM THE LICENSED PRODUCT EXCEED, IN THE AGGREGATE $7,000,000; PROVIDED, HOWEVER, THAT ANY SUMS THAT THE LICENSEE IS REQUIRED TO PAY TO THE LICENSOR PURSUANT TO ARTICLE 2 SHALL NOT BE INCLUDED WITHIN SUCH LIMIT. THE LIMITATION IN THIS SECTION 6.3 IS
AN AGGREGATE LIMITATION WHICH IS TO BE APPLIED TO ALL DAMAGES,
CLAIMS AND INDEMNITIES (OTHER THAN IN RELATION TO IP CLAIMS) ARISING OUT OF THIS AGREEMENT, THE WEB SITE DEVELOPMENT AND HOSTING
AGREEMENT EFFECTIVE ON THE CLOSING DATE, AND THE MAINTENANCE AND SUPPORT AGREEMENT EFFECTIVE ON THE CLOSING DATE, AMOUNTS RELATING TO ALL SUCH DAMAGES, CLAIMS AND INDEMNITIES SHALL BE AGGREGATED IN DETERMINING WHETHER THE $7,000,000 LIMIT IS REACHED.


                          ARTICLE 7.  OTHER PROVISIONS

7.1 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

7.2 Survival. All representations, warranties, indemnifications, and obligations that expressly or by their nature survive termination of this Agreement shall survive any termination of this Agreement and shall continue in full force and effect subsequent to and notwithstanding such termination.

7.3   Notices.

      7.3.1       Requirements for notice.

            A notice, consent or other communication under this document is only effective if it is:

      (e)   in writing, signed by or on behalf of the Party giving it;

            (f)   addressed to the Party to whom it is to be given;
and

            (g)   either:

                  (i) delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that Party's address; or

                  (ii) sent by fax to that Party's fax number and the machine from which it is sent produces a report that states that it was sent in full.

      7.3.2       When a notice is effective.

            A notice, consent or other communication that complies with this section is regarded as given and received:

            (a)   if it is delivered or sent by fax:

                  (i) by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

                  (ii) after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day -
 on the next Business Day; and

            (b)   if it is sent by mail:

      (iii) within the same country from which it is sent - 3 Business Days after posting; or

                  (iv) to a place outside the country from which it is sent - 7 Business Days after posting.

      7.3.3 A Party's address and fax number are those set out below, or as the Party notifies the sender:

            If to the Licensee:

            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000
            Fax number:       (618) 9202 1051
            Attention:        Chairman

            with a copy to:
            GlobalNet Asia Pacific Ltd
            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000
            Fax number:       (618) 9202 1051
            Attention:        Chairman

            If to the Licensor:

                        entrade.com, Inc.
            Address:    521 Fellowship Road, Suite 130
                        Mt. Laurel, New Jersey  08054
                        Fax number:        (856) 914-0346
            Attention:        Mark Quinn
            with a copy to:

                        Entrade Inc.
            Address:    500 Central Avenue
                        Northfield, Illinois  60093
            Fax number:       (847) 441-6959
            Attention:        General Counsel

7.4 Counterparts. This Agreement may be executed in counterparts and shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties.

7.5 Independent Contractors. The Parties to this Agreement are independent contractors and shall not be considered or deemed to be agents, employees, joint venturers or partners of the other except as otherwise expressly agreed to in a writing signed by the Parties.

Neither Party shall have authority to contract for or bind the other in any manner and shall not represent itself as an agent of the other or as otherwise authorized to act for or on behalf of the other.

7.6 Export Controls. The Licensee agrees to comply fully with all relevant export laws and regulations of the United States, including, but not limited to, the U.S. Export Administration Regulations (collectively "U.S. Export Controls") with regard to the Licensed Product. Without limiting the generality of the foregoing, the Licensee expressly agrees that it shall not, and shall cause its representatives to agree not to, export, directly or indirectly, re-export, divert, or transfer the Licensed Product or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Controls.

7.7   Force Majeure.   Neither Party will be liable for delay or
default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than thirty
(30) days, the Party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other Party. In the event that any force majeure event permanently precludes the Licensor from performing its obligations under this Agreement within the first three years after execution hereof, the Licensor shall repay to the Licensee a sum equal to the License Fee multiplied by a fraction, the numerator of which is 36 minus the number of complete calendar months (determined on the basis of the monthly anniversary of the Closing Date) that have elapsed since the Closing Date and the denominator of which is 36.

7.8 Expenses. Each Party must pay its own expenses incurred in negotiating, executing and registering this document, except that the Licensee must pay the Licensor on demand the amount of any duty that is payable on or in relation to this Agreement.

7.9 Severability. If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed to be severed herefrom, without affecting the remaining portions of this Agreement, which shall remain in full force and effect; provided, however, that the severing of any such provision will not materially change the substance of this Agreement.

7.10 No Third Party Beneficiary. This Agreement does not contemplate, and the Licensor and Licensee do not intend, the creation of any third party beneficiary rights in and to this Agreement, and no third parties shall have any rights hereunder.

7.11 Order of Precedence of Documents. If there shall be any inconsistencies between this Master Software License Agreement, on the one hand, and any of the following agreements between the
Parties: the Web Site Hosting Agreement, the Maintenance and Support Services Agreement, and any Statement of Work (collectively, "the Supporting Documents"), then the Master Software License Agreement shall prevail to the extent of such inconsistency, unless specifically agreed otherwise in writing by the Parties. The interpretation of the Supporting Documents and the End User Software Sublicense Agreement (Exhibit C), shall be by reference to and in accordance with the context and intent of the Master Software License Agreement.

      IN WITNESS whereof the Parties have duly executed this Agreement as of the date first written above.

Entrade Asia Pacific Pty Ltd,                    entrade.com, Inc.

ACN 092 146 426

By:                                        By:
      ------------------------------                   ----------------------
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Name:                                            Name:
      ------------------------------                   ----------------------
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Title:                                     Title:
      ------------------------------                   ----------------------
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                                    EXHIBIT A


                          LICENSED MARKS (SECTION 2.8)
                          ----------------------------

< display of licensed marks for:  entrade.com; Entrade, Inc.;
powered by entrade.com; powered by Entrade Inc. >

                                    EXHIBIT B

                              ACCEPTANCE PROCEDURE

1.1   Acceptance Criteria

      Each Deliverable (as defined in the Master Software License Agreement dated April 3, 2000) shall be subject to acceptance testing by Licensee to verify that the Deliverable satisfies the acceptance criteria mutually agreed to by Licensor and Licensee for said Deliverable as set forth in the Statement of Work. The acceptance criteria for each Deliverable, which shall be included in the Statement of Work, shall be jointly developed and mutually agreed to in writing by Licensor and Licensee before work commences therefore, when possible, but in no event later than thirty (30) days in advance of the date identified for completion of the Deliverable. Verification of acceptability of: (i) a software Deliverable shall be based on material conformance to the specifications and (ii) requirements definition or functional or technical specification Deliverables, services, and other non-hardware and non-software Deliverables shall be based on either those stated in the Master Software License Agreement or, if none, on material conformance to the specifications. If the Statement of Work fails to set forth acceptance criteria for a Deliverable, acceptability of such Deliverable shall be based solely on material conformance of the Deliverable with the Statement of Work.

1.2   Acceptance Testing

      (a) Acceptance testing for any Deliverable shall commence within three (3) working days of the date on which Licensor Delivers to Licensee, the Deliverable that has been satisfactorily completed, in Licensor's opinion, and is ready for acceptance testing by Licensee. Acceptance testing shall continue for the period of time specified in the acceptance criteria or, if no such time period has been agreed upon by the parties, for a period of fifteen (15) consecutive days (the "Acceptance Period"). Licensee shall provide all personnel and expenses for acceptance testing.

      (b) In the event that any Deliverable does not materially conform to the acceptance criteria within the Acceptance Period described above, Licensee shall by the end of the Acceptance Period promptly give Licensor written notice thereof. Licensee shall provide Licensor written notice, in reasonable detail, of all alleged material non-conformance with acceptance criteria and shall cooperate with Licensor in identifying in what respects the Deliverable has failed to conform to the criteria. Licensor shall, at no cost to Licensee, promptly commence efforts to correct the material deficiencies identified, and Licensor shall use its best efforts to correct such material deficiencies within fifteen (15) calendar days of the end of the Acceptance Period. Licensor shall amend the Documentation and/or Specifications to reflect such correction and provide such amended Documentation and/or Specifications to the Licensee.

      (c) Upon completion of the corrective action by Licensor, Licensor and Licensee will repeat the acceptance test procedure cycle in accordance with the procedures and time frames set forth in Sections 1.2 (a) and (b) above until the Deliverable has successfully conformed to the acceptance criteria.

      (d) Nonconformities of the Deliverable resulting from out-of-scope items or consisting of items that cannot be reproduced shall not be reasons for rejecting the Deliverable.
Where the parties cannot agree whether a nonconformance qualifies as one or more of the foregoing exceptions, the classification of such questionable items will be made by referring to the written project documentation of functionality, including the Statement of Work and test plans.

      (e) If the Deliverable does not conform to the acceptance criteria within the greater of

            (i) sixty (60) days from the end of the first Acceptance Period described in 1.2 (a) above or

            (ii) fifty percent (50%) of the total period of time estimated for completing the project set forth in the Statement of Work after the end of the first Acceptance Period described in 1.2
(a) above;

      Licensee may: (i) immediately terminate the Statement of Work without any further obligation or liability of any kind and Licensor shall immediately reimburse Licensee any amounts paid thereunder and return any Deliverables and other materials provided thereunder; or
(ii) require Licensor to continue to attempt to correct the nonconformity, using commercially reasonable efforts, reserving the right to terminate as aforesaid at any time.

      (f) When the Deliverable has successfully satisfied the acceptance criteria Licensee shall give Licensor written notice thereof. Final acceptance of the Deliverable shall be deemed to have occurred on the earlier to occur of the following: (i) the date on which Licensee notifies Licensor of its acceptance; or (ii) the end of an Acceptance Period if Licensee has not provided Licensor with written notice of any nonconformance. Notwithstanding the foregoing, Licensee's or Sublicensee's distribution of the Deliverable or use of the Deliverable in a production mode, wherein Licensee employs the Deliverable to conduct official and routine business, shall immediately constitute final acceptance of the Deliverable.

1.3   Modification of Procedure

      The parties may jointly agree in writing in a Statement of Work to modify the procedure set forth herein based on the circumstances and needs of particular projects.

                                    EXHIBIT C

                              SUBLICENSE AGREEMENT
                              --------------------


This Software Sublicense Agreement is made effective as of this
            day of            , 2000 (the "Effective Date"), by and
between                  having a principal place of business at
               (hereinafter the "Sublicense") and Entrade Asia Pacific Pty Ltd, ACN 092 146 426, a corporation incorporated in Western Australia, with its principal offices at Ground Floor, Durack Centre, 263 Adelaide Terrace, Perth, Western Australia, 6000 ("Sublicensor") . Hereinafter the Sublicensee and the Sublicensor are referred to from time to time collectively as the "Parties" and individually as a "Party."

WHEREAS, the Sublicensor has a license to the Licensed Product (as hereinafter defined) under that certain Master Software License Agreement dated between the Sublicensor and the Licensor, entrade.com, Inc., a Delaware corporation, with its principal offices at 521 Fellowship Road, Suite 130, Mt. Laurel, New Jersey 08054 ("Licensor"), including the right to sublicense, and

WHEREAS, the Sublicensor has the right to license the copyright and certain confidential and proprietary know-how relating to the Licensed Product, and

WHEREAS, the Sublicensee desires to use the Licensed Product in on-line and electronic business operations in the Markets within the Territories,

NOW THEREFORE, in consideration of the covenants, agreements and consideration hereinafter contained (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereby covenant and agree as follows:

1.    ARTICLE 1.        INTERPRETATION

1.1 Definitions. In this Agreement, and the Schedules and Exhibits (if any) annexed hereto, the following expressions shall have the respective meanings indicated below:

      Agreement means this Software Sublicense Agreement and the Schedules and Exhibits (if any) annexed hereto.

      Additional Services means hosting, maintenance and support, development of web sites, creation of Custom Applications, systems integration, training or other services requested to be performed by Sublicensor or Licensor relating to the Licensed Product.

      Code means the computer programming code associated with the Software and the Improvements. Except as otherwise specified, Code shall include both Object Code and Source Code.

      Confidential Information shall have the meaning set forth in
Section 5.1.

      Custom Application shall mean a customization, enhancement, alteration, or modification to the Licensed Product provided upon request of the Sublicensee.

      Delivery (or to Deliver) occurs when a Party physically or electronically receives from the other Party the material that is being delivered.

      Deliverable means Software (in the Object Code form), documents or other materials identified in a Statement of Work as "deliverable."

      Documentation means any and all written materials, including but not limited to user manuals, and machine-readable text subject to display and printout that relate to and/or describe the Software or the Code.

      Entrade Transaction Software means the Licensor's transaction software (version 4.0), as described in the Specifications attached hereto as Exhibit C, an on-line business to business e-commerce system using the Licensor's transactional technology and featuring general e-commerce, procurement, spot market, bidding, asset management, redeployment and disposition applications.

      Improvement means any and all Updates and Upgrades, but not Custom Applications, of the Licensed Product, the Code and any related Know-How and technology, as made generally commercially available by Licensor.

      IP Claim shall have the meaning set forth in Section 4.4.

      Know-How means any and all inventions (whether patentable or not), improvements, techniques, devices, data and other information (including, but not limited to computer source code, flow charts, opinions, drawings, blueprints and engineering and test specifications) associated with the Software and/or the Code.

      Licensed Marks shall have the meaning set forth in Section 2.6.

      Licensed Product means the Software, the Documentation, the Improvements and any copies of the Software, Documentation or Improvements and any related Know-How and technology.

      Markets means __________ [insert the markets] in the Territories.

      Master Software License Agreement means that certain Master
Software License Agreement, dated April 3, 2000 between the
Sublicensor and the Licensor.

      Object Code means the computer programming code associated with the Software and the Improvements that is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

      Software means the Object Code version of the Entrade
Transaction Software, and any Custom Applications derived therefrom.

      Source Code means the computer programming code associated with the Software and the Improvements, other than the Object Code, and related documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

      Specifications means the specifications for the Additional
Services and Custom Applications (if any), and such other documentation that the Parties agree, in writing, shall constitute Specifications.

      Statement of Work shall have the meaning set forth in Section
2.2.

      Sublicense means the license of the Licensed Product to the Sublicensee pursuant to this Agreement.

      Term shall have the meaning set forth in Section 6.1 of this Agreement.

      Territories means ________________ [insert territories covered].

      Update means each minor enhancement, addition, or substitution to the Software, including bug fixes and corrections.

      Upgrade means each modification, addition and substitution of the Software that represents a substantial change, improvement or addition to the utility, efficiency, or functional capability of the Software, that is not solely an Update and that is made generally commercially available by the Licensor.

1.2 Entire Agreement; Modification; Waiver. This Agreement, including any exhibits attached hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, representations, proposals and/or other communications in respect of the licensing of the Licensed Product, whether oral or written. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of the Parties. The terms of this Agreement shall prevail over any conflicting or additional terms, including any terms contained in purchase orders or oral communications between the Parties, but without limiting the Parties' ability to amend this Agreement by agreement in writing specifically identified as an amendment hereto, as provided for in this section 1.2. Notwithstanding the foregoing in the event of an inconsistency between the Master Software Licence Agreement and this Agreement, the terms of the Master Software Licence Agreement shall prevail to the extent of any inconsistency.

1.3 Governing Law; Jurisdiction, Limitation Period. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the Laws of Illinois. Each Party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Chicago, Illinois, USA, over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court. All claims by Sublicensee in any way arising out of or in connection with this Agreement shall be brought within one (1) year of the date of the occurrence giving rise to such claim.

1.4 Number and Gender. Words imparting the singular include the plural and vice versa. Words imparting gender include the male, female and the gender neutral.

1.5 Headings; Severability. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

1.6 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.


                          ARTICLE 2.  GRANT OF LICENSE

2.1 Grant of Sublicense. Subject to the terms and conditions of this Agreement, the Sublicensor hereby grants to the Sublicensee, and the Sublicensee hereby accepts from the Sublicensor, a non-exclusive royalty-bearing Sublicense during the Term to use the Licensed Product for __________ [description of use] in ____________ [the Markets] within the _____________ [Territories].

2.2 Additional Services. Sublicensee may request that Sublicensor provide Additional Services. Upon request from the Sublicensee to provide Additional Services, the Sublicensor shall promptly develop and deliver to the Sublicensee a Statement of Work, which shall include a timeline, charges, allocation of intellectual property rights, deliverables (including Custom Applications) and other relevant information for all applicable work associated with such Additional Services (including, without limitation, analysis, preparation of specifications, design, development, coding, testing, implementation and training) ("Statement of Work"). The Sublicensor shall have no obligation to perform Additional Services until acceptance of such Statement of Work by the Sublicensee in writing. In consideration of the performance of Additional Services, the Sublicensee shall make payments to the Sublicensor in accordance with the Statement of Work. Any modifications or other changes made to the Licensed Product as part of the performance of Additional Services shall be deemed to be Licensed Product for the purposes of this Agreement.

2.3 Updates and Technical Support. The license to the Licensed Product granted pursuant to Section 2.1 above includes access to any and all Updates (at no additional cost) that are available.
Upgrades shall be made available at prices to be determined by agreement of the Parties. Upon Delivery or payment for such Update(s) or Upgrade(s), if any, such Update(s) or Upgrade(s) shall be deemed "Licensed Product". The Sublicensor shall promptly notify the Sublicensee of any and all available Updates and Upgrades developed by or on behalf of the Licensor and made available to the Sublicensor. An Update or Upgrade shall be deemed available when the Licensed Product incorporating such Update or Upgrade is in general commercial use and distribution by Licensor, and not merely in beta testing. Sublicensee shall implement all Upgrades, Deliverables delivered pursuant to a Statement of Work and Updates within thirty (30) days of Delivery. The Parties acknowledge that the Licensor will at all times retain ownership in and possession of all Source Code for the Licensed Product, and that the Sublicensee shall have no right, title, or interest in the Source Code.

2.4 Restriction on Use. In addition to the rights granted in the license in Section 2.1, the Sublicensee may make one (1) copy of the Licensed Product for back up, security or archive purposes for each central processing unit on which the Licensed Product is used. The Sublicensee may make as many copies of the Licensor's manuals or similar materials related to the Licensed Product as is reasonably necessary. Any copies of any of the materials referred to in this
Section 2.4 shall include the Licensor's copyright and other
proprietary notices.   The Sublicensee may not modify, decompile,
reverse engineer or otherwise attempt to derive the Source Code.
The Sublicensee shall not modify the Licensed Software.

2.5 Assignment/Sublicense of Sublicense. The Sublicensee shall not have the right to assign, transfer or convey, directly or indirectly, by sublicense or otherwise, this Agreement or any of its rights and/or obligations hereunder without the prior written consent of the Sublicensor and the Licensor, which consent shall be solely within their discretion. Any attempted assignment, sublicense, or transfer by the Sublicensee in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Sublicensee shall not assign this Agreement to any entity that competes with the Licensor or the Sublicensor in the Licensor's or the Sublicensor's software development activities.

2.6 Trademark. The Sublicensee acknowledges that the Licensor is the owner of any and all trademarks associated with the Licensed Product. The Licensor has granted to Sublicensor, pursuant to the Master Software License Agreement, limited rights to use the Licensed Trademarks set forth in Exhibit B (the "Licensed Marks"). The Sublicensor grants to Sublicensee a royalty-free, non-exclusive, non-transferable right and license to use the Licensed Trademark on the website on which the Licensed Product is used. Sublicensee shall place the Licensed Marks on its website in accordance with Exhibit B. All use of the Licensed Marks shall inure to the sole benefit of the Licensor. The nature and quality of products and services of the Sublicensee provided in connection with any website, product or service on which or with which the Licensed Marks are used shall be subject to the review and approval of the Licensor, in its sole discretion. The Sublicensor or the Licensor, may terminate the Sublicensee's right to use the Licensed Marks at any time on notice to the Sublicensee if the Licensor believes, in its sole discretion, that the Sublicensee's use of the Licensed Marks are not in compliance with this Agreement, the terms and conditions of use, and/or that the nature and/or quality of services of the Sublicensee with which the Licensed Marks are being used do not meet with the approval of the Sublicensor or the Licensor. The Licensor shall have and retain sole ownership of the Licensed Marks including the goodwill pertaining thereto. The Sublicensee acknowledges and agrees that it has no rights in the trademarks, service marks, logos and trade names of the Licensor, other than the limited right to use the Licensed Marks in accordance with this Agreement. The Sublicensee shall not, during the term of this Agreement or at any time after the cancellation or expiration thereof (i) knowingly take any action that would convey or grant an interest in any Licensed Mark, (ii) contest or knowingly take any action to contest the validity, distinctiveness, and ownership of the Licensed Mark, (iii) attempt to register any Licensed Mark without the prior written consent of the Licensor, (iv) use or attempt to register any trademark, service mark, trade name, or logo in any country in the world that is confusingly similar to any Licensed Mark, or (v) assert or claim any interest in any Licensed Mark. Upon termination of this Agreement, or upon receiving notice of termination of its right to use the Licensed Marks, the Sublicensee shall immediately cease use of the Licensed Mark.


                                ARTICLE 3.  FEES

3.1   License Fee and Other Fees.  The  Sublicensee agrees to pay to
the Sublicensor a sublicense fee of           plus
% on all transactions consummated through the direct or indirect use of the Licensed Product, in accordance with Exhibit A.

                   ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.1 Ownership. The Sublicensee acknowledges that the Licensed Product being provided by the Sublicensor hereunder, and any Updates, Upgrades, and Custom Applications made by or on behalf of the Sublicensor or Documentation provided by the Sublicensor with respect thereto, are the sole and exclusive property of the Licensor and that the Sublicensee acquires no right, title or interest therein, except the limited rights to use the Licensed Product as set forth in this Agreement.

4.2 Sublicensor Representations and Warranties. The Sublicensor represents and warrants to the Sublicensee that: (i) the Sublicensor has the right to enter into this Agreement and grant the rights granted hereunder and there are no outstanding agreements or understandings of any kind binding upon the Sublicensor that are inconsistent with this Agreement or the rights granted hereunder;
(ii) the Licensed Product does not and will not contain any "backdoor" or concealed access or any "software locks" or any similar devices which, upon the occurrence of a certain event, the passage of a certain amount of time, or the taking of any action (or the failure to take action) by or on behalf of the Sublicensor or the Sublicensee, will cause the Licensed Product to be destroyed, erased, damaged or otherwise made inoperable; (iii) the Licensed Software does not and will not contain any viruses at the time of Delivery; (iv) to the Sublicensor's knowledge, the Licensed Product does not and will not infringe upon or violate the copyrights, patents, trade secrets, trademarks, or other intellectual property rights of any third party.

4.3 Sublicensee Representations and Warranties. The Sublicensee represents to the Sublicensor that (i) the Sublicensee has the right to enter into this Agreement and fulfill its duties and obligations hereunder and there are no outstanding agreements of any kind binding upon the Sublicensee that are inconsistent with this Agreement; (ii) the Sublicensee's performance under this Agreement shall not violate any applicable U.S. or foreign laws, government rules and regulations, and the Sublicensee shall not knowingly use or sublicense the Licensed Product in violation of such laws, government rules and regulations; and (iii) there are no outstanding agreements of any kind binding upon Sublicensee that are inconsistent with this Agreement.

4.4 Indemnification by the Sublicensor. The Sublicensor hereby agrees to indemnify, defend and hold harmless the Sublicensee and its permitted assigns, and their respective directors, officers, employees and agents, at the Sublicensor's sole cost and expense, from and against any and all losses, expenses, claims, actions, proceedings, damages or liabilities based upon any claim that the Licensed Product directly infringes any U.S. patent issued as of the Effective Date or any copyright, trade secret, or trademark ("IP Claim"). The Sublicensor agrees to pay any and all obligations, liabilities, costs and damages of the Sublicensee and its permitted assigns, including, without limitation, reasonable attorney's fees, which are attributable to any such claim, action or proceeding if the Sublicensee or its permitted assigns, promptly notifies the Sublicensor in writing of any such claim, action or proceeding and gives the Sublicensor sole control of the defense and all related settlement negotiation of such claim, action or proceeding and provides the Sublicensor with reasonably necessary assistance, information and authority in the defense of any such claim, action or proceeding. The Sublicensor may, at the Sublicensor's option and sole expense, either secure for the Sublicensee or its permitted assigns, as the case may be, the right to continue to use the Licensed Product and any component part thereof, or replace or modify same to make them non-infringing, but functionally equivalent to the Licensed Product, or terminate the Agreement and return all
fees paid by Sublicensee hereunder.   This Section shall not apply
if the alleged infringement is due to combination, operation or use of Licensed Product with other software that does not originate from the Sublicensor or if the alleged infringement arises out of the use of technology, business methods, trade secrets, know-how, or copyrighted material provided by the Sublicensee to the Sublicensor or Licensor and used or incorporated by the Sublicensor or Licensor in a Custom Application in accordance with the Sublicensee's instructions ("Non-Indemnified IP Claims"), even if the Sublicensor or Licensor has been made aware of the occurrence of the foregoing. For the avoidance of doubt, an IP Claim does not include a Non-Indemnified IP Claim.

4.5 Indemnification by the Sublicensee. The Sublicensee hereby agrees to indemnify, defend and hold harmless the Sublicensor and its permitted assigns, and their respective directors, officers, employees and agents, at the Sublicensee's sole cost and expense, from and against any and all losses, expenses, claims, actions, proceedings, damages or liabilities, arising out of or relating to
(i) any action or inaction of the Sublicensee, its permitted assigns, and their respective directors, officers, employees, and agents, with respect to the Licensed Product or its use; (ii) Non-Indemnified IP Claims; (iii) claims, excluding IP Claims other than Non-Indemnified IP Claims, by third parties arising out of or relating to the use of the Licensed Product; or (iv) any material breach of or alleged material breach of any of the sublicensee's representations and warranties or covenants (which includes non-payment hereunder). The Sublicensee agrees to pay any and all obligations, liabilities, costs and damages of the Sublicensor and its permitted assigns, and their respective directors, officers, employees and agents, including, without limitation, reasonable attorney's fees, which are attributable to any such claim, action or proceeding if the Sublicensor or its permitted assigns, or their respective directors, officers, employees and agents, having actual knowledge thereof, promptly notifies the Sublicensee in writing of any such claim, action or proceeding and gives the Sublicensee sole control of the defense or settlement of such claim, action or proceeding and provides the Sublicensee with reasonable non-economic assistance in the defense of any such claim, action or proceeding.

                           ARTICLE 5.  CONFIDENTIALITY

5.1 The Sublicensee acknowledges that the Licensed Product, Code, Documentation, Upgrades, Custom Applications, and Know-How ("Licensor Confidential Information") are confidential and contain valuable trade secrets of the Licensor. The Parties also acknowledge that their respective business plans, customer information, designs, know-how, specifications and other information related to their business or prospective business (the "Parties' Confidential Information"), are also confidential and contain valuable trade secrets of the Parties. The Parties' Confidential Information and the Licensor's Confidential Information are collectively "the Confidential Information". Each Party agrees to maintain the confidentiality of and not to release, disclose or divulge any other Party's or Licensor's Confidential Information or any part thereof to any person without the prior written consent of the disclosing Party; provided that no Party shall be obligated to maintain in confidence any information which:

      (i) can be demonstrated by the receiving Party's written records to have been in its possession prior to receipt thereof from the disclosing Party;

      (ii) is or becomes part of the public domain other than through breach of this Agreement or through the fault of the other Party;

      (iii) is necessarily disclosed in any products sold or shipped by either of the Parties to any third party not subject to an obligation to maintain such information in confidence;

      (iv) is or becomes available to the receiving Party from a source other than the disclosing Party which source has no obligation to the disclosing Party in respect thereof;

      (v) is made available by the disclosing Party in written form to a third party on an unrestricted basis; or

      (vi) is required by law or judicial process (however, upon receipt of a demand for production of Confidential Information pursuant to law or judicial process, the Receiving Party shall use reasonable efforts to notify the other Party of such demand in sufficient time to allow the other Party to move to prevent such disclosure).

      Each Party shall instruct its employees who have access to the Confidential Information to comply with the provisions of this
Article 5 and shall use commercially reasonable efforts to prevent disclosure and misuse of the Confidential Information by taking at least the same precautions with respect to the Confidential Information as it takes with respect to its own confidential information, which steps shall be no less stringent than reasonable steps.


                        ARTICLE 6.  TERM AND TERMINATIONS

6.1 Term. The term of this Agreement shall begin on the Effective Date hereof and shall continue until _____________ [insert term] unless terminated as hereinafter provided.

6.2 Termination for Cause. Either Party will have the right to immediately terminate this Agreement if the other Party is in default of any material obligation herein, and such breach is incapable of being cured, or if such breach is capable of cure, such breach is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting Party or within such additional cure period as the non-defaulting Party may authorize.

6.3 Termination for Insolvency. Either Party shall have the right to immediately terminate this Agreement upon written notice in the event that the other Party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, composition or assignment for the benefit of creditors; (ii) admits in writing its inability to pay its debts as they become due; or (iii) ceases to conduct business in the normal course. Upon dissolution of or the entry of a judgment in regards to any bankruptcy proceeding against the Sublicensee, all rights to the Licensed Product, Upgrades, Custom Applications and Documentation and all copies thereof that are in the Sublicensee's possession will revert back to and be returned to Licensor.

6.4 Termination of Master Software License Agreement. Notwithstanding the foregoing, immediately upon the termination of the Master Software License Agreement, the Sublicensee shall be deemed to be directly licensed by the Licensor, subject to the terms and conditions of this Agreement and the covenants, warranties and representations between the Sublicensee and the Sublicensor shall be deemed to have been novated such that the covenants, warranties and representations are as between the Sublicensee and the Licensor.

6.5 Consequences of Termination/Expiration. Upon the termination or expiration of this Agreement, each Party shall promptly return all Confidential Information, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to or in the possession of the other Party, except as may be otherwise provided in this Agreement.

          ARTICLE 7.  DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY

7.1 DISCLAIMER OF WARRANTIES. OTHER THAN AS SET FORTH IN THIS AGREEMENT, OR IN A SEPARATE WARRANTY RELATING TO CUSTOM APPLICATIONS (HOWEVER, UNLESS SPECIFICALLY STATED IN SUCH WARRANTY, ALL IMPLIED WARRANTIES ARE DISCLAIMED AS SET FORTH IN THIS SECTION 7.1), NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OR CONDITIONS OF ANY KIND CONCERNING THE LICENSED PRODUCT, UPGRADES, CUSTOM APPLICATIONS AND DOCUMENTATION OR THEIR USE, FUNCTION OR OWNERSHIP. NEITHER THE SUBLICENSOR NOR LICENSOR SHALL BE LIABLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED OR COLLATERAL OR WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE LICENSED SOFTWARE, UPGRADES, CUSTOM APPLICATIONS AND DOCUMENTATION WILL BE ERROR FREE.

7.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

7.3   LIMITATION ON DAMAGES.   IN NO EVENT SHALL THE MAXIMUM AMOUNT
OF DAMAGES PAYABLE BY SUBLICENSOR OR LICENSOR FOR ANY BREACH OF THIS AGREEMENT OR ANY DAMAGE OR INJURY RESULTING FROM THE LICENSED
PRODUCT EXCEED $_________ [INSERT].

                          ARTICLE 8   OTHER PROVISIONS

8.1 Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

8.2 Third Party Beneficiary. The Licensor is an intended third party beneficiary of this Agreement. Other than Licensor, this Agreement does not contemplate, and the Sublicensor and Sublicensee do not intend, the creation of any third party beneficiary rights in and to this Agreement and no third parties shall have any rights hereunder. Sublicensee has no rights in, to or under the Master Software License Agreement and hereby waives any and all claims it may have against Licensor arising out of this Agreement or the use, maintenance and support of the Licensed Product.

8.3 Survival. All representations, warranties, indemnifications, and obligations that expressly or by their nature survive termination of this Agreement, including without limitation all representations, warranties, indemnifications, and obligations shall survive any termination of this Agreement and shall continue in full force and effect subsequent to and notwithstanding such termination.

8.4 Notices. Any notice required or permitted to be given hereunder shall, except where specifically provided otherwise, be given in writing to the person listed below by personal delivery, overnight delivery service, or telecopier/fax, and the date upon which any such notice is so personally delivered, or if by overnight delivery service, or telecopier/fax, the date of receipt at the designated address or number, shall be deemed to be the date of such notice, irrespective of the date appearing therein.

      Requirements for notice.

            (a) A notice, consent or other communication under this document is only effective if it is:

                  (i) in writing, signed by or on behalf of the Party giving it;

                  (ii) addressed to the Party to whom it is to be given; and either:

                              (1)   delivered or sent by pre-paid mail
(by airmail, if the addressee is overseas) to that Party's address;
or

                              (2)   sent by fax to that Party's fax
number and the machine from which it is sent produces a report that states that it was sent in full.

      When a notice is effective

      A notice, consent or other communication that complies with this section is regarded as given and received:

      if it is delivered or sent by fax:

                        (i)   by 5.00 pm (local time in the place of
receipt) on a Business Day - on that day; or (a)

                        (ii) after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day -
 on the next Business Day; and

      if it is sent by mail:

                        (i) within the same country from which it is sent - 3 Business Days after posting; or

                        (ii) to a place outside the country from which it is sent - 7 Business Days after posting.

      A Party's address and fax number are those set out below, or as the Party notifies the sender:

      SUBLICENSOR:      Entrade Asia Pacific Pty Ltd
            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000
            Fax number:       (618) 9202 1051
            Attention:        Chairman

      With a copy to:         GlobalNet Asia Pacific Pty Ltd
            Address:    Ground Floor, Durack Centre
                        263 Adelaide Terrace
                        Perth Western Australia, 6000
      (A)   Fax number:       (847) 441-6959
            Attention:        Chairman

      SUBLICENSEE:



            With a copy to:


or addressed to such other person or at such other address, telex number or telecopier/fax number as that Party may have given by written notice in accordance with this provision.

8.5 Counterparts. This Agreement may be executed in counterparts and shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties.

8.6 Independent Contractor. The Parties to this Agreement are each an independent contractor as to the other and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other except as otherwise expressly agreed to in a writing signed by the Parties. Neither Party shall have authority to contract for or bind the other in any manner and shall not represent itself as an agent of the other or as otherwise authorized to act for or on behalf of the other.

8.7   Export Controls.   The Sublicensee expressly agrees that it
shall not, and shall cause its agents and representatives to agree not to, export, directly or indirectly, re-export, divert or transfer the Licensed Product, Upgrades or Custom Applications or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Administration Regulations.

8.8 Force Majeure. Neither Party will be liable for the delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interferences, strikes and/or walk outs.
In the event of a force majeure event which lasts longer than thirty
(30) days, the Party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other Party.

               [The Signature Page immediately follows this page.]

            IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.


Entrade Asia Pacific Pty Ltd                     Sublicensee


By:_______________________________
By:_____________________________

Name:_____________________________
Name:___________________________

Title:____________________________
Title:__________________________

                                    EXHIBIT D

                         LICENSED PRODUCT SPECIFICATIONS
                         -------------------------------

                    Entrade Transaction Software, Version 4.0
                    -----------------------------------------



1.2   Disclaimer

Users of the entrade.com transaction software described herein are responsible for obtaining all licenses for third party software utilized by the entrade.com transaction software.


Functionality Overview

1.1   Overview

To begin conducting business in Entrade Transaction Software, you must first register. Upon acceptance of the terms and conditions, you will need to complete the registration form. Bold print is required information. On the bottom of the form, you must choose your login ID and password. This is your identification for the site.

You are now ready to login and explore the Entrade Transaction Software. The first screen you see is our transaction center. The navigation bar across the top of the screen includes the transaction, communication and administration modules as well as the help desk and search engine. Glancing at the left side navigation bar, you will find the catalog directory, order worksheet, request form and create purchase order buttons. Within the help desk, we maintain comprehensive information to clarify any questions you may have including password changes, inventory, sale and purchase histories and most frequently asked questions.









BLAKE DAWSON WALDRON
LAWYERS

Level 19
Forrest Centre
221 St George's Terrace
Telephone: (08) 9366 8000
Fax: (08) 9366 8111

The search engine has the capability to do a general search, which hunts for whole words, pieces of them, etc., automatically across all categories and fields. There is also an advanced search that searches specific to mapping fields (manufacturer, model number, etc) and can be general or category specific.

The transaction module is the heart of the system. Here you will view inventory and make purchases, place open bids or enter auctions. Clicking on the catalog directory brings up the entire category listing. Choose the category of interest to view the inventory items listed within. Icons next to the item name will designate if the item is available for fixed sale, bulk sale, open
bid, auction and photo.   Click on the inventory item to get a more
detailed explanation of product, view specification file, etc.

Purchasing an item is as easy as scrolling down and clicking on the
purchase type from those available for that particular item.   The
open bid function lets a buyer select the quantity and price. It is submitted as a purchase order and can be approved and processed by the seller or the seller can make a counter-offer. This bargaining function is unlimited in the amount of counter-bids it will support.

The seller has the option of choosing as many of the pricing options or as few as he/she desires when listing an item.

Upon clicking purchase, you will view your order worksheet or shopping cart showing the item name, cost, etc. You may now continue shopping or browsing, checkout your order or clear something from your order worksheet. Once you have chosen "Create purchase order", your billing and shipping information will appear.
 Forms of payment are Purchase Order, Credit Card, or Electronic
Wire Transfer.

The status of your order will appear on the purchase order as well as in the order worksheet. You can view all outstanding purchases
in the Administration Module under Outstanding Purchases.   Once a
purchase has been approved by the seller, it will be visible in your Purchase history.

An item is available for auction when the auction icon is visible. To participate in an auction, choose the appropriate product and complete the information necessary. You can view your bid status from the administration module. An internal email will be sent each time you are outbid.

2.    User Application

2.1   Site Map

Transaction
-----------
Order Worksheet
Checkout
Make a Request
Advance Search
Catalog Director

Communication
-------------
Inbox
Compose
Folders
Address Book

Administration
--------------
Change Your Password
Update Your Profile
Credit Balance
Account History
Open Purchase Bid

Open Sale Bid
Outstanding Sale
Outstanding Purchase
Sale History
Purchase History
View Your Inventory
Add New Inventory
Update Inventory
Delete Inventory
View All Requests
View Your Requests
Make New Requests
Update Your Requests
Delete Your Requests

Help Desk
---------
Overview
How do I?
Site Map

This section is designed to give you a complete and highly detailed description of the functionality of the generic Entrade software. It contains a site map, a summary of all the modules of the Transaction site and of the Administration site and an information sheet for each site in the Entrade family. These sheets will detail
the customizations specific to that site.   More information may
also be found in the Help section of each individual site.

As you look at the opening page of the Transaction site, you will see along the top of the page four main headings. These link to the four individual modules: Transaction, Communication, Administration and Help.

The Transaction module contains the catalog of inventory and all online transactions, either sales or trades.

The Communication module is an internal messaging center and is set up like most email accounts.

The Administration module lets a user update all personal contact information, contains your on-going and past purchases and sales and allows a Seller to manage his own inventory. You can also make requests for items not listed on the site and read other users' requests for inventory here.

The Help module contains instructions and descriptions of each function as well as answer to frequently asked questions.

Due to the nature of the site, it is very important that you do not use the Back, Forward or Refresh buttons on your browser. This can alter the results of transactions in which you are engaged. Back buttons are provided on each page to allow this navigation to occur.

There is a status window located to the left of the screen that informs a user, upon logging in, of any outstanding sales or purchases and of any new messages received. This is visible from every module and is updated in real time as transactions occur.

2.2   Transaction Module

The Transaction module of the site contains all of the inventory in the catalog and is where purchases are made. Requests for items not listed on the site may also be made from here.

      (a)   Accessing Inventory

To the top right of the screen there is a comprehensive search engine. Enter in a word or words describing the item you are looking for in the search field and the resulting list will contain all items on the site that contain that word in any of its descriptive fields. An advanced search can be used by clicking on "Advanced". This function lets you choose multiple criteria and specific categories to search by and will result in lists of only those items meeting all the criteria input. There is a "tips" section located here to provide assistance in selecting search criteria. If your search yields no results, you will be instructed to change your criteria or to Make a Request for the item.

Clicking on Make a Request pulls up a request form. Descriptive fields are listed including the item name, which is required. You can input desired quantity and price as well. The more descriptive you are, the greater the likelihood of a Seller matching your request. Sellers will be able to read this form and add the item you are seeking to the site. You will be notified by email when the item is added to the site. This functionality is also accessible from the Administration Module.

The other means of accessing inventory is located on the left navigation bar. You may select individual categories from the dropdown menu and click "go" or click on Catalog Directory for a complete list of all main category headings. The category tree is fully customizable and can be extended into categories and sub-categories to an unlimited number. Catalog structure is set up by the Site Administrator only and cannot be accessed by a Buyer or Seller. The catalog tree is expandable and collapsible for easy manageability. You can either expand or collapse the entire catalog or use the plus and minus symbols to manage portions of the tree. The number of available line items appears between the brackets [ ] with Main Categories including the number of total available line items for it and all sub-categories listed beneath it. The second set of brackets indicates how many of these items are available for auction.

Clicking on a category name will bring you to an Item List page.
All inventory items cataloged under that heading are contained in this item list. Items listed under subsequent sub-categories are reached by clicking on the sub-category name at the top of the page.

You will notice the Bulk Purchase button at the top of the Category List. This button allows a Buyer to purchase all items in the list that are available for bulk purchase with the click on a single button. Not all items will necessarily be available for bulk purchase. Those that are will be denoted with the Bulk Purchase icon.

There are five icons that indicate purchasing options for individual inventory items and will be located to the right of each Item Name if this option is available for the item. These include Regular Purchase, Bulk Purchase, Open Bid and Auction. These are shown and defined at the top of the catalog list. A photo icon of a camera denotes those items that have photos included in the description. The item list may be sorted by name, price or quantity. This function is located to the right of the catalog list and options are contained in the dropdown menu. Selecting one and clicking on the Sort by button will reorder the list.

Clicking on the individual item name takes you to the Item
Information page. This page contains a full description of the item for sale and any photos or documents that may be attached.

The Item Information page is headed by the Item Name and a photo, if one is included. There is also a link to take the viewer to the Seller or manufacturer's home page. The "Spec" link will pull up attachments, such as a comprehensive description page, blue prints, large text files or any other information that needs to be included.

Item Pricing

Cash Price refers to the cost of a single item purchased with cash, check credit card, wire transfer, letter of credit, etc.

Credit Price refers to the cost if purchased using internal system credits. A credit module is included in the software and can be used to set up budgets, allow trade purchases or other applications.

It has its own account management system. This credit price can also be customized to use for multiple currencies.

Bulk Cash and Credit refer to the cost per item, generally reduced, for the purchase of the entire quantity available.

Open Bid lets the Buyer make an offer for a quantity of the item.
The Seller can then choose to accept, decline or make a counter offer to this bid. In effect, online negotiation.

Auctions are set up for items for a selected time period, where bids are taken and at the end of the timeframe the highest bid wins.
Auctions will be discussed in greater detail in a later section.

The Main Information includes the Product ID, Seller, Condition, Manufacturer and Model Number of the item listed. These fields are, of course, fully customizable. The Main Description field details the item and can contain up to 6000 characters. Additional information may be included in an attached specification file as mentioned earlier or Additional Fields, in unlimited number, may also be added to the description page to highlight specific information; color or size for example.

The purchase boxes are located at the bottom of the page. For a regular Fixed Price transaction, input the quantity desired and select either cash or credit, if available. A Bulk Purchase already has the entire quantity included for the Buyer. Again, you need to select cash or credit. The third purchasing option is Open Bid. A Buyer inputs the quantity desired and also the price he wants to pay. Second and third offers can be made at the same time for different quantities of the same item. A Seller will then be able to choose among the multiple offers. Notes can be included with all purchase offers. "Must receive item within a two week period," for example. Click on Purchase or Place Bid, and the item is transferred to your Order Worksheet.

Your Order Worksheet holds all the items you wish to purchase until you are ready to submit a Purchase Order. It is your shopping cart.

From the Order Worksheet, you can update your orders, delete them, clear your entire worksheet or continue browsing the inventory.
When you are ready to place your order, click on Check Out.

At this point, a Buyer is required to log in to the system. Registration is easy and requires minimal contact information, including name, company, address, phone number and email address. You must also agree to the terms and conditions of use. Select a user ID and password. By hitting the submit button, the system will log you in and take you to the page you were last on before the login screen appeared. If you are already registered you need only enter your user ID or password. Registration is open to anyone and allows only buying capabilities. To become a Seller, a user must sign a listing agreement and the Site Administrator must change his user role to "Seller". After Registering or Logging In, you are ready to complete your order.

The Purchase Order page lists all items for purchase again. If these items belong to multiple vendors the system will break the purchase order into multiples as necessary. You choose your payment method from here, either credit card, purchase order, or electronic transfer. Your Shipping and Billing information is defaulted from registration, but can be updated from the Purchase Order and made permanent as such, if desired. Click Submit and the order is sent.

When an order is submitted the Seller is notified by various means. An email is always sent to the internal communication module, and also to the Seller's personal email account. He may also be notified by fax or pager. This is instantaneous so that the Seller may login to the site as soon as possible to complete the transaction.

2.3   Communication Module

The Entrade software allows you to send email to other registered users within the site-specific Communication system. You can receive system email from other site users on your site email account. All internal email account addresses are identified as the user ID. You must be logged in to the site to access the Communication module.

This module functions as most Internet email accounts do with an inbox, outbox, folders and an address book. The Communication module can be used to exchange product information or requests through email and will be used to notify Buyers and Sellers when transactions occur. An email will be sent to you each time the status of one of your purchases or sales changes.

The Inbox contains all new messages as well as read messages that have not been stored or deleted. In order to read a message, click on the Sender Name or Subject of that email. Messages are chronologically ordered.

There are several options for each email message after it has been read. The Reply button will allow you to send this message with your own notes back to sender. Reply All will return this message to the original sender and all cc: users along with your additional message. Forward will send the text of this message to a new user.

You can manage the storage of each message by either using the Move To button and choosing an individual folder or by Deleting this message. The Delete button will send a message to the Trash Bin folder until the Trash Bin is emptied.

To Compose a new message, the addressee must first be identified by their username. The username is what is entered into the "To:" field as the address. If you have set up recipients in your Address Book, you can click on the Address Book link to identify system users, rather then typing their usernames. Select the recipients by clicking on each respective To: or CC: box. When the Send To button is clicked, a new message is ready to be composed and sent to these recipient names.

A message subject line is required for sending a message and is followed by the message content. The option exists to save a copy of this message to your Sent Messages folder by clicking on the Save in

Sent Messages box. Click Send to transmit your message. The Save button will store this untransmitted message to your Outbox folder. Cancel will delete this message and bring you back to the Inbox.

Messages can be stored in folders. Standard folders include the Inbox, Outbox, Sent Messages, Old Messages and Trash Bin. You can view the contents of any folder by clicking on the folder name. To create a new folder, choose the Create link on the upper right of the frame. Name this folder and click Create, and your new folder is set up. You can rename a previously created folder by choosing the Edit icon, or permanently delete it by clicking on the Delete icon. When you delete a folder, all messages within that folder will be deleted and moved to Trash Bin, where they will remain until
the Trash Bin is emptied.   It is important to note that users
should periodically empty their Trash Bin of discarded messages by clicking on the Trash Bin folder and clicking the Clear button.

The Address Book can store information about system users that you frequently communicate with. The Address Book can store Individual names or Group names can be set up. Group names allow you to store system users under a single alias so that messages may be routed to common users by entering one address. Click on the Create link in the upper right corner to add an individual or group to your Address Book. Entries may be edited by choosing the Edit icon or permanently deleted by clicking on the Delete icon.

To Compose a message from your Address Book, identify the recipients by clicking on each respective To: or CC: box. When the Send To button is clicked, a new message is ready to be composed and sent to these recipients.

2.4   Administration Module

The Administration module contains your credit account, user profile, transaction histories, ongoing sales and purchases, requests and inventory if you are a Seller. As a registered user, you can modify your password and update your contact information and manage all your site activity from this module. You must be logged in to access any of the functions of the Administration module.

      (a)   Passwords

The first link on the Administration module is Change Your Password. It is recommended that you change your password on a regular basis. This can be done at any time by selecting the Password link on the sidebar and following the instructions. Passwords are encrypted for security purposes.

      (b)   Update Profile

To change any contact information entered during the registration process, select the Update Profile link and modify the information you wish to update. Note that shipping and billing addresses do not need to be retyped if they are the same. Simply select the Same as contact address box to repeat the modifications. Once you are finished, click on the Update button at the bottom of the screen. Cancel will delete any modifications you have made.

      (c)   Credit Account

Upon registration, a credit account was assigned to you.  This
credit account refers to system dollars.   It can be used for
trading purposes or for establishing budgets. You can view the balance of this account as well as view the history of all credit transactions on this account in the Administration module. All new accounts will have a zero balance until the Site Administrator adds funds to the user account.

The Credit Balance link pulls up a screen that summarizes your current account status. Your account ID number is located at the top of this screen. Beneath this is your Credit Limit. This is the entire amount of funds available for your transactions. This number will increase or decrease as transactions are made. Your Available Balance is the amount of funds in your account that are free for you to make purchases with. Your Retained Funds is the amount that is being held pending the approval and closure of Outstanding Purchases. Retained Funds and Available Balance should total your Credit Limit.

Any transactions that credit or debit your account balance will be shown in your Account History list. This record is to track your existing credit status and determine how the current balance was derived. It includes Sales and Purchases as well as deposits and withdrawals made by the Site Administrator.

      (d)   Open Bids - Purchase and Sale

Open Purchase Bid and Open Sale Bid contain all on-going Open Bid transactions that you are involved in. To view specifics of a transaction, click on the Transaction ID number. It is from the Open Sale Bid that the Seller will approve or counter-offer on any bids that have been submitted to him. A Seller may accept only one of multiple bids submitted by a Buyer, or can make multiple counter-offers. As mentioned earlier, this "Online Negotiation" process is unlimited in scope. Buyers and Sellers can also include notes with all offers. To counter- offer or to accept an offer from a Seller, the Buyer would click on that transaction in his Open Purchase Bid file. Open Bids may also be modified from here.

Once an Open bid is accepted, it is moved to the On-going Sales or On-going Purchases file. From here it is treated as a regular accepted transaction. A Buyer can view the status of on-going purchases from here by clicking on the individual transaction ID number.

Sale Status:

Pending:    Order has been submitted to the Seller for approval.

Accepted:         Seller has agreed to terms of order and will notify
Buyer
            of shipping date.

Error: Seller requires more information from the Buyer before sale can go forward.

On Hold: Sale has been rejected by the Seller and waiting for cancellation of the order by the Buyer.

Closed: Order has been accepted by the Seller and shipped to the Buyer.

Rejected:         Seller has rejected the order by the Buyer.  Buyer
            must cancel the order or resubmit the order meeting
            Seller's objections.

      (e)   Outstanding Sales and Purchases

Buyers can review transactions and check order status from here.
Click on the individual transaction ID number to access the
specifics of a transaction.   When the status changes, you will also
receive a message in your system email account and to your personal email account.

The Seller will accept or reject the offer from the Outstanding Sales file. The Seller selects the transaction from the list and clicks on the ID number to view and act on the transaction. Once a sale is accepted, the final step in the transaction process is to close the sale. The Seller will included all taxes and shipping at this time and an email will be sent to the Buyer notifying him of such and including a tracking number for the shipped item if available. In most cases the Seller will not ship the item until payment has been received.

      (f)   Sale and Purchase History

Closed Sales are located in the Sales History and the Purchase
History. All closed transactions appear in this file and are once again accessed by clicking on the Transaction ID number.
Transactions in the list can be sorted by clicking on the bottom of the column.

      (g)   Requests

To post a request for a desired item that you do not find listed in the catalog, click the Add New Request link and fill in the appropriate information. Fields are included for Quantity, Price, Description, Manufacturer and Model Number, among others. All fields except Item Name are optional, but the more detail that is given, the more closely matched your request is likely to be. Once this is done, click the Submit button to post the request on the site.

To view all inventory requests, click on the View All Requests link.

A list of requests will result and specifics of each request can be viewed by clicking on the individual Request ID number. To match a request, recall the Request ID number and go to Update Inventory. Enter the Request ID number into the Request Item ID field and click on Update. An email will be sent to the Requestor letting them know of a possible inventory match. Buyers will be able to go from their request directly to this item. You may also add new items and link these to the Request ID.

To view only your own requests click on the View Your Requests link.

Your requests will be listed here in order of date submitted.

You may modify your requests by choosing the Update Your Request
link and clicking on a specific Request ID number.   Make your
modifications and submit.

To delete a request you have made previously, choose the Delete Your Request link and select the appropriate Request ID. The request information will be shown and you may either click the Delete button or Cancel this action.

      (h)   Inventory

Only a registered Seller can manage inventory. To become a Seller, a registered Buyer needs to contact the Site Administrator. After signing a listing agreement, the Administrator can update the your user role from Buyer to Seller. As the Seller, you may add, review, update and delete your inventory manually. If your inventory quantity is large, it can be uploaded using the Bulk Upload tool. For more information on this consult the Inventory Management section of this manual.

To view your inventory, click on the View Inventory link. You are provided with multiple ways to search for the item you wish to review. You can search by ID number, key words, multiple fields or by category. You can also select to view your complete list of inventory. Each item's detail may be inspected by clicking on the ID number from the resultant search list.

To add inventory to the site, click on the Add New Inventory link. This will bring up the complete catalog tree including all categories and subcategories available on the site. Click on the category or subcategory in which you want your item(s) to appear. If you believe that your inventory should be in a catalog that is not listed contact the Site Administrator about setting up a new catalog.

After selecting the appropriate category, a screen appears with the information required to list your inventory. Note that fields with an asterisk (*) are required fields. For pricing, you may select any and all of the options available. You may also make this item available for auction at any time. Remember that the quantity for sale needs to be reduced by the amount you make available for auction.

Enter all the appropriate information for your item. You should also attach any specification files or photos now. Click on the Add button at the bottom of the screen.

You can also edit your current inventory. Click on the Update Inventory link and type in your item ID number or select the item you wish to update through the search methods and then click Next. You may modify any of the fields of the selected item, then click on the Update icon at the bottom of the screen to save these changes.

To delete inventory from your current list, click on the Delete Inventory link. You will be prompted for the item ID number that you wish to delete or search for that item using the methods provided. Click directly on the item ID number of the item you wish to delete. Next click on the Delete icon at the bottom of the screen.

2.5   Auction

The Entrade auction technology is fully integrated into the transaction software. This means that auctions are easily set up for items already existing in the inventory and that items for auction can be made available for general purchase if they are not sold via auction, using the shared database. An item may also be available for general purchase at the same time a portion of the quantity is being auctioned. However, the auction technology may be employed without making any items available for general purchase, thus creating an wholly auction site.

If a Buyer is only interested in items being auctioned, he can click on the Upcoming Auction or the Ongoing Auction links provided on the left of the screen. As an item that is put up for auction is also included in the entire catalog of inventory, a Buyer can also perform an advanced search across all catalogs and use only the purchase criteria of 'auction'. The resulting list will be all of the items currently being auctioned on the site. Items in the catalog that are being auction are flagged with the fourth purchasing icon, a red gavel.

The user then selects the desired item from the list and is directed to Item Information page, as in a regular transaction which shows all information about the auction, such as auction start and end time, starting bid, minimum bid, and whether the Seller has set a reserve price or not. If a Seller has set a reserve price, a high bid is not a winning bid until the Seller's reserve price is met. This screen will also show the list of all winning bids for the auction, and the form for the user to complete to place a bid.

      (a)   Placing Bids

To place a bid, select your desired quantity and a price per unit you are willing to pay. The Allow Partial checkbox is an option that tells the system that you will accept a lesser quantity if you are outbid for a portion of this item. For example, you bid for a quantity of 50 at $5.00 and the next bidder bids for 30 at $6.00. Your quantity will be reduced to 20 at $5.00. The 'allow partial' option is checked by default. You also have the option of placing an Auto Bid amount. This tells the system to increase your bid automatically up to the amount you allocate if you have been outbid.



Placing your bid takes you to the Auction Bid Information screen where you review the bid, billing and shipping information. This screen is the same as the Purchase Order screen for regular transactions but applies only to the auction bid being submitted at that time, not those items on your order worksheet that you may have purchased as cash, bulk, or open bid. After reviewing all the information on this screen, the user clicks a submit button, and at this point the bid is placed.

      (b)   Bid Status

Successful - You have input a high bid.  A high bid is not a winning
bid until the Seller's reserve price is met.   [Shown as a green
circle icon].

Partially Successful - For partial high bid, the quantity in the bracket is the actual quantity committed. [Shown as a half colored green circle icon].

Unsuccessful - Your bid does not exceed the current high bid.
[Shown as a red circle icon].

      (c)   Outbid

If you are outbid in an auction, you will receive an email notification both to your personal email account and through the Communication module. The email tells you the minimum winning bid, your current bid, and gives you a direct link to the product Auction page to change the bid.

      (d)   Ongoing Auctions

You may view your active bids in the Administration Module as a Buyer or Seller. As a Buyer, the Buyer Ongoing Auction link will pull up a list of all bids you have placed on current auctions and details the product name, bid amount, quantity, rank of bid (successful, unsuccessful, or partially successful), and the time and date the auction closes. Clicking on the Product ID number will bring up the full details of the auction. The Buyer Auction History link will give you a list of all completed auction transactions.

As a Seller, you may also view your auctions in the Administration Module. The Seller Ongoing Auction link will pull up a list of all the items you currently have available for auction and detail the product name, current high bid, and the closing date and time. This list will also include details of Upcoming Auctions. The Seller Auction History link will list all your closed auctions and details the product name, the high bid, the closing date and time, and the ranking status of the auction (successful, unsuccessful, partially successful). Clicking on the Product ID number will bring up the full details of the auction and will also provide a link to orders generated on successful auctions.

There are also two links provided in brackets that will allow you to view Ongoing Auctions and Upcoming Auctions that can be sorted by Name, starting time, closing time, starting bid, or quantity. The Upcoming Auction link also has an option that can notify you when the auction has started through an email notification that provides a direct link to the auction.

      (e)   Closed Auctions

Once the auction ends, winning bids will be stored in your Outstanding Purchases as a regular transaction, pending the closing of the sale by the Seller. Once closed by the Seller, you can view the history of the bid in the Purchase History of the Administration module.

      (f)   Adding Auction Inventory

There are two ways to put a product on the system for auction. You can either add a new product or modify an existing product.

When you add a new product for auction, you use the Add New Inventory link in the Administration Module. This links to the template for a general sale item, that asks you for appropriate information about the product, such as product name, condition, price, type of sale, etc. You then specify the item as an auction type of sale. On the New Product form, you will see an extra checkbox and a new section of the form for auction information. The required fields for an auction only product are product name, quantity type, and the information inside the auction section of the
form.   To be able to offer a product for auction, you will have to:

Check the Auction checkbox

There is an option to specify specific user groups or Sellers that can have access to place bids on your auction items.

Specify the quantity available for auction only. Please note that auction quantity is separate from regular quantity if available as cash purchase. Ex . If you have 100 items for sale, and you want to offer 80 of them for regular sale and 20 for auction, then input 80 in regular quantity, and 20 in Quantity Available for Auction. You also can specify this auction quantity to be available as a bulk purchase only. Ex. If you have 50 items for sale, by checking the bulk auction box potential Buyers can only purchase the entire 50 items.

Specify start date/time for auction. You cannot start an auction at a past date or time. Auctions can be set on the hour.

Specify end date/time for auction

Starting bid is a required field where you specify the starting price for the product.

Bid increment is a required field. Specifies the increment at which bidders will be able to raise their bids.

Reserve price specifies the minimum price at which you agree to sell the product. This value is not visible to Buyers. They will only be able to see whether a Seller has set a reserve or not.

Note: Often Sellers specify a very low starting bid. This creates a danger of not generating enough interest in Sellers to drive the bids up to a desired price. You may end up selling the product at very low price. This is when you would want to use the reserve price field. The Reserve Price is to protect you as a Seller from letting an auction end with too low of a selling price.

      .     If you only selected Cash Auction, please enter the values in Cash amounts.

      .     If you have selected Credit Auction, please enter the
following values in Credit amounts. The currency conversion rate should remain at $1 cash = $1 credit.

      .     If you have selected Cash and Credit Auction, please enter the following values in cash dollars and the system will convert the amounts into credit based on the currency conversion rate you selected below.

      .     You can choose a non-auction purchase method through Open
Bid if you have auction quantity remaining after the auction has closed. To make the remaining quantity available for Open Bid purchase after close of the auction, select the Open Bid method
desired from the drop down box.   This will tell the system to
automatically transfer those remaining quantities to the non-auction purchase method you have selected.

If you have an existing product for sale in your inventory, you may modify it to offer it for auction. In your Administration module, go to Update Inventory and find the product you want to offer for auction. The Update form will also have a section for auction information. You have to check the Cash Auction checkbox and fill
all the necessary information for an auction.   Please remember that
regular quantity and auction quantity are two unrelated fields. If you have 100 items for sale, and you want to offer 20 for auction, then you have to decrease quantity of the product to 80, and put 20 in Quantity Available for Auction.

If you've added an auction, but want to change something, you can make modifications as long as the auction hasn't started yet. If it's 12pm now, and you set your auction to start at 2pm today, then you have 2 hours to change any parameters of the auction.

If there is a live auction in progress, you will be able to modify some parameters. You will be able to add more items to the auction quantity, but not decrease the amount. You will also be able to extend the auction timeframe, but only in case where your reserve
price has not yet been met.   If you didn't set a reserve price, you
will not be able to extend your auction, or add a reserve price.
You can change the non-auction purchasing method you have selected for the remaining quantities after the auction has closed.

When auctions end, all successful bids are processed and new orders are generated as a regular transaction Purchase Order. These are viewable through the Administration Module in Outstanding Sales or if the transaction is closed, through Sales History or Seller Auction History. If you specified a transferring method for remaining quantities after an auction closes those quantities will be moved. Otherwise, they are not available for sale but are maintained as auction inventory.

2.6   Help Content

Advancement of the Entrade Knowledge Base will be an ongoing project that will provide an interactive and dynamic Help Desk experience to the user.

3.    Administration Application

3.1   Site Map

General
-------
Broadcast
Message Template
System Status
Log out

User
----
Manage User
Online User
Log out

Category/Inventory
------------------
View Category
Add New Category
Update Category
Delete Category

View Inventory
Add New Inventory
Delete Inventory
Update Inventory

Inventory Log
Depleting Mode

Logout

Transaction
-----------
Fee Schema
View Transaction
View Open Bid
Logout

Reports
-------
Inventory Transaction Summary
Order Packing List
Item Summary
Purchase History
Sales History
Transaction Summary

The administration site is located at a different URL from the general user site. This site has a very simple look and feel.
Administrators are the only user level that can access this site.
The administration site is divided into five modules:

      -     General

      -     User Management

      -     Category and Inventory Management

      -     Transaction

      -     Report

3.2   General

The General Module allows the administrator to broadcast an email to all system users, or all buyers, sellers or administrators. The messaging tool is similar to the Communication Module of the transaction site.

The message template contains a description of all the email messages that are system generated when a purchase has been accepted, rejected, pending or shipped by the seller. A message is also generated when a seller or buyer has made an offer or counteroffer for an auction or open bid item. Each message is written in 2 formats - html and text content. The html-formatted message is sent to the Communication Module and the text format message is sent to the external email of the user.

The system status will display as being open or closed.   The system
is only closed for emergency maintenance.

3.3   User Management

Any user can be managed using this module.   There is a search
engine provided to locate users. Type in your search criteria and click "search." You are not required to enter information in all the fields. You can search by User Name, First Name, Last Name, or Company Name. Once the user has been found, the administrator can perform the following tasks by clicking on the name of the user:

Change the user's password - If a user has forgotten their password, you can change it here. You can also have the system send an email notification to the user of this change.

Update the user's profile - From here, you can update the company name, contact details and the billing and shipping information of any user.

Change the access level of the user (buyer, seller, administrator) -
 You can modify the access level of any user. When a user initially registers, the default access level is to a buyer. Only the administrator, using this section, can change a buyer to a seller or another administrator.

Credit or Debit the user's credit account - One of the purchase methods available is an internal credit system established for new users. As a buyer purchases items, the credit system depletes the amount automatically. As an administrator, you can add (credit) or subtract (debit) to this amount. To add credit, simply enter the amount you wish to add. To subtract credit, put a minus sign before the amount to be debited.

Set user's System Fee - There are different system fees that can be applied to different sellers: a listing only fee, a flat only fee or a percentage only fee. You can apply all of these or use any combination of the three. You also have the option of not applying any system fees.

Disable the User - prevents a user from logging onto the site.

Delete the User - removes the user from the site.

You also have the ability of viewing all users currently logged onto the user site by clicking on the online users link at the left side bar.

3.4   Category and Inventory Management

There are two main functions within this module that allow you as an Administrator to manage catalogs, categories and inventory items.

This module allows the administrator to view, add, update or delete any category or sub-category on the site. Any modification made will immediately be reflected on the user site. When adding or updating a catalog, the administrator has the ability to add descriptive fields as well as enable the advance search feature on these fields. Descriptive fields are set up by category. Different fields can be added for different categories. For example, one category can have an additional field for "manufacturer number" while another category does not require this field.

When adding additional descriptive fields, the following information must be entered:

      1. The field name which can only be populated by alphabetical characters and cannot contain any spaces. Ex. REFNUMBERS

      2. The field alias is the name that will be displayed on the user site. It can be composed of multiple words. Ex. Reference
Numbers

      3. Select Enable or Disable. By selecting enable, this field will be searchable from the advance search module of the user site.

      4.    Click Finish when all fields have been filled in.

To set up a new catalog, category or sub-category:

      1. Click on the Category/Inventory Module from the administration site.

      2. From the left side bar make your selection to view, add, delete or update a category

      3.    Click on next button, and follow the prompts:

      - If adding a new category, select a parent category, name the category, and add any number of additional descriptive fields required to describe your inventory items. Also identify whether you want to be able to search on this field by selecting the enable feature. A future enhancement will allow categories to be made available to specific sellers.

      - If updating a new category, select the category you wish to update. You can then modify the parent category, modify the category's general information and modify, add or delete any of the additional descriptive fields.

      - If deleting a category, please note that all inventory items contained under that category will also be deleted.

When fished, be sure to go back and view the catalog and its contents for accuracy.

In addition to the above, you also have the option of moving an entire category to another category or making it a sub-category.
Please note that any inventory items falling under that category will be moved too.

      - From the administrator's site, click on the Category/Inventory Module.

      -     Select Update Category on the left side bar.

      -     Click on the next button.

      - Select the category you would like to move and click on the next button. The category you selected will become highlighted.

      - Select the category you wish to move this category to. Be aware of the root structure of the catalog before selecting where you would like it to be moved. Click on the next button.

      - Modify any category information as necessary, and click on the next button.

      -     Update or add additional descriptive fields as necessary,
and then click on the finish button.   Your category has now been
moved.

When finished, go back and view catalog for accuracy of its placement. If changes are required you can update your category or move it again.

The second functionality of this module is to allow the
administrator to view, add, update or delete any inventory items
listed on the site.   To set up a new inventory item follow these
steps:

      - From the administrator's site, click on the Category/Inventory Module

      - From the left side bar make your selection to view, add, delete or update an inventory item

      -     Click on the next button, and follow the prompts:

            .     When adding a new inventory item, select a parent
category you wish to add the inventory item to and click the next button. You will go through a template that asks you for appropriate information about the product, such as item name, condition, unit price, type of sale, seller/owner, type of sale, manufacturer name, and any additional descriptive fields you might have added when setting up the category.

When adding new inventory items, specify the type of sale from the following selection along with the unit price. You may select any combination of sale types:

      1. Fixed Cash - refers to a set price using any external payment option, i.e., Purchase Order, Credit Card or Electronic
Funds Transfer.

      2. Fixed Credit - refers to a set price using system's internal credit account.

      3. Bulk Cash or Credit - refers to the option of selling the entire lot of items at one fixed price, cash or credit.

      4. Cash Open Bid - allows the buyer to select the quantity and price he is willing to pay. This is submitted as a cash price to the seller who has the option to approve or make a counteroffer on the bid.

      5. Credit Open Bid - allows the buyer to select the quantity and price he is willing to pay. This is submitted as a credit price, using the internal credit account, again giving the seller an option to approve or make a counteroffer on the bid.

      6. Auction - Cash, Credit or Bulk - offers this item for sale to the highest bidder.

You also have the option of adding a picture or specification file to the inventory item.

To add a picture, go to the upload inventory picture field on the item information template and click on the browse button which will bring up your desktop. From there, find the photo file you wish to upload. The system will automatically format the picture size.

Some inventory items may require additional information such as blueprints or drawings. To add a specification document, go to the upload specification field on the item information template and click on the browse button and find the document, blueprint, or drawing on your desktop to add to this inventory item.

      .     When updating a new inventory item, select the category
the inventory item is under and then click on the inventory item you wish to change. The product information template will come up for you to make your changes. When finished, hit the update button. Your changes are now viewable on the user site. There are multiple ways to search for an inventory item - by inventory item ID # (system generated), keyword search, or across any descriptive fields that are enabled.

      .     If deleting an inventory item, select the category the
inventory item is under and then click on the inventory item you wish to delete. The item information of that inventory item will be shown. Click on the delete button at the bottom of the screen if you are sure you want to delete this item. Once you click on that button, the item has been deleted. Remember that if you need to delete all inventory items that fall under that category it is much easier to delete the entire category.

When finished, go back and view inventory for accuracy. If changes are required, follow the above instructions for updating inventory.

On the item information template, you can specify the inventory item as an auction type of sale by checking the item available for auction checkbox. To be able to offer a product for auction you will have to:

      -     Check the Auction checkbox

      - Specify the user groups that have access to place bids on your auctions.

      - Specify the quantity available for auction. Please note that auction quantity is separate from regular inventory quantity. Ex. If you have 100 items for sale, and you want to offer 80 of them for regular sale and 20 for auction, then input 80 in regular quantity, and 20 in quantity available for auction. You also can specify this auction quantity to be available as a bulk purchase only. Ex. If you have 50 items for sale, by checking the bulk auction box potential buyers can only purchase the entire 50 items.

      - Specify start date and time for your auction. You cannot start an auction at a past date or time. Auctions times are set on the hour.

      -     Specify end date and time for auction.

      - Starting bid - specify the starting price for this auction. This is a required field.

      - Bid increment - specify the increment at which bidders will be to able to raise their bids. This is a required field.

      - Reserve Price - specify the minimum price at which you agree to sell the product. This is NOT a required field. This value will not be visible to bidders. They will only be able to see
whether you placed a reserve or not.   Note:  Often sellers specify
a very low starting bid to entice bidders.   This can create a
danger of selling a product at very low price. This is when you should use the reserve price field. This will protect your interests as a seller.

Please note: When specifying the starting bid, bid increment, and reserve price amounts, follow the guidelines below for the currency conversion rate of cash and credit:

      .     If you have only selected Cash Auction, please enter the
values in Cash amounts.
      .     If you have selected Credit Auction, please enter the
following values in Credit amounts. The currency conversion rate should remain at $1 cash = $1 credit.
      .     If you have selected Cash and Credit Auction, please enter the following values in cash dollars and the system will convert the amounts into credit based on the currency conversion rate you select.

      - Non-auction purchase method - if you have auction quantity remaining after the auction has closed, you may make this available for Open Bid purchase after close of the auction. Select the Open
Bid method desired from the drop down box. This will tell the system to automatically transfer those remaining quantities to the non-auction purchase method you have selected.

You may update any of your auction details up until the time the auction starts. By following the above procedures for updating inventory.

Once your auction has begun, the only changes that can be made are to add inventory quantity, extend the auction (but only in cases where your reserve price has not been met) and change the non-auction purchasing method.

      (a)   Inventory Log

The Inventory Log functionality allows the administrator to track changes to inventory. You can select a list by seller for a specified date span. It will display the inventory item number, the user name, the action taken - addition, deletion or update -- , quantity and the log date. This is a monitoring functionality for administrators to monitor the quantity levels of inventory by seller to ensure no inventory items are sold off line.

      (b)   Depleting Mode

The depleting mode functionality allows the administrator to choose whether inventory items with a zero quantity appear on the site or not. By choosing "show," the inventory item remains listed in the catalog, and by choosing "hide," the inventory item is removed from the catalog.

3.5   Transaction Management

Administrators use this module to set transaction fee rates for sellers, view transactions, view auctions and view open bids.

      (a)   Fee Schema

System fees apply only to sellers. There are no limits to the quantity of fee schema possible on the site.

Each fee schema can be composed of a combination of three transaction fees:

A listing fee is applied each day an item is listed on the site.

A percentage transaction fee is applied when a transaction closes. The fee is a percentage of the final cost of the transaction. The administrator can set several intervals where the percentage transaction fee differs from one interval to the other.

      For example:  $      1 - $1,000  =   5% transaction fee

                      $1,001 - $3,000  = 10% transaction fee

                      $3,001 -  $5,000  = 15% transaction fee

A Flat Rate Transaction Fee is applied when a transaction closes.
A predefined amount is charged to the seller for each transaction. The administrator can set several intervals where the flat rate transaction fee differs from one interval to the other.

      For example : $      1 - $1,000  = $  5 transaction fee

                       $1,001 - $3,000  = $10 transaction fee

                       $3,001 - $5,000  = $15 transaction fee

      (b)   View Transaction

The administrator can view a summary of any on-going or closed transactions. Use the specialized search engine to set search criteria for the transaction you wish to view. For example, by order status (closed, accepted, rejected ect.), seller, cash amount, transaction time span, order amount, or order date. You can also search by the order ID number which is system generated every time you place an order.

      (c)   View Auctions

The administrator can also view a summary of any on-going or closed auctions by a buyer or seller. This also contains a specialized search engine to set a search criteria for the auctions you wish to view.

      (d)   View Open Bid

The administrator can view a summary of any on-going or closed open bid transactions accepted or rejected by the buyer or the seller. This also contains a specialized search engine. For example, by open bid status, seller, buyer user name, transaction time-span, or open date. You can also search by the open bid # which is system generated when an open bid is placed.

3.6   Report Management

Currently, there are six Crystal Reports that can be viewed through the browser. These reports are dynamically populated. The available reports are listed below:

Inventory Transaction Summary: Details transactions sorted by product.

Order Packing List:  Details all closed transactions.

Product Summary: A comprehensive list of all products available on the site per catalog or category

Purchase History:  All  transactions grouped by buyer.

Sales History:  All transactions grouped by seller.

Transaction Summary: All transactions grouped by status (open, closed, etc)

Please note there is a link to Login or Logoff on the left side bar of each module depending on whether you are logged in or not.

3.7   System Requirements

CLIENT SIDE

Browser                 IE 3.X or higher
                        Netscape 3.X or higher

Client Workstation
Operating Systems             Win 95
                        Win 98
                        Win NT 4.0 Workstation

Screen Resolution             800X600
                        Number of display colours - 256
                        Will operate reasonable at 640X480

Modem Speed                   28.8 kbs (target)


SERVER SIDE                   Windows NT Server 4.0 (SP3)

                        IIS 4.0 (OP 4)

                        SQL 7.0, ADO 2.1

                        Crystal Report 7.0

                                    EXHIBIT B

                                  Constitution




                                  Constitution
                                       of
                          Entrade Asia Pacific Pty Ltd


                                 ACN 092 146 426

                                    CONTENTS


    1.      PRELIMINARY                                                       1

            1.1   Proprietary company                                         1
            1.2   Replaceable rules                                           1
            1.3   Definitions                                                 1
            1.4   Interpretation of this document                             2
            1.5   Single Director Company                                     3

    2.      DIRECTORS                                                         4

            2.1   Number of Directors                                         4
            2.2   Appointment of Directors                                    4
            2.3   No share qualification                                      4
            2.4   Cessation of Director's appointment                         4
            2.5   Removal from office                                         5
            2.6   Too few Directors                                           5
            2.7   Vacation of office by Sole Director                         5

    3.      ALTERNATES                                                        5

            3.1   Appointment of Alternate                                    5
            3.2   Notice of Board meetings                                    5
            3.3   Obligations and entitlements
                  of Alternates                                               5
            3.4   Termination of appointment                                  6
            3.5   Appointments and revocations in writing                     6

    4.      POWERS OF THE BOARD                                               6

            4.1   Powers generally                                            6
            4.2   Exercise of powers                                          6

    5.      EXECUTING NEGOTIABLE INSTRUMENTS                                  7

    6.      MANAGING DIRECTOR                                                 7

            6.1   Appointment and power of Managing
Director                                                                      7
            6.2   Termination of appointment of
                  Managing Director                                           7

    7.      DELEGATION OF BOARD POWERS                                        7

            7.1   Power to delegate                                           7
            7.2   Power to revoke delegation                                  7
            7.3   Terms of delegation                                         7
            7.4   Proceedings of committees                                   8

    8.      DIRECTOR'S DUTIES AND INTERESTS                                   8

            8.1   Compliance with duties under the Law                        8
            8.2   Director not disqualified from holding
                  other offices etc                                           8
            8.3   Disclosure of interests                                     8
            8.4   Interest of Director                                        8
            8.5   Director to give information to Company                     9

    9.      DIRECTORS' REMUNERATION                                           9

            9.1   Remuneration of Executive Directors                         9
            9.2   Remuneration of non-executive Directors                     9
            9.3   Additional Remuneration for extra
services                                                                      9
            9.4   Expenses of Directors                                       9
            9.5   Subsidiaries of Listed Corporations                        10

    10.     OFFICERS' INDEMNITY AND INSURANCE                                10

            10.1  Indemnity                                                  10
            10.2  Insurance                                                  10
            10.3  Former officers                                            10
            10.4  Deeds                                                      10

    11.     BOARD MEETINGS                                                   11

            11.1  Convening Board meetings                                   11
            11.2  Notice of Board meeting                                    11
            11.3  Use of technology                                          11
            11.4  Chairing Board meetings                                    11
            11.5  Quorum                                                     11
            11.6  Majority decisions                                         11
            11.7  Procedural rules                                           12
            11.8  Written resolution                                         12
            11.9  Additional provisions concerning
                  written resolutions                                        12
            11.10       Valid proceedings                                    12
            11.11       Single Director Company                              12

    12.     MEETINGS OF MEMBERS                                              13

            12.1  Calling meetings of members                                13
            12.2  Notice of meeting                                          13
            12.3  Short notice                                               13
            12.4  Postponement or cancellation                               13
            12.5  Fresh notice                                               13
            12.6  Notice to joint holders of shares                          13
            12.7  Technology                                                 13
            12.8  Accidental omission                                        14
            12.9  Class meetings                                             14

    13.     PROCEEDINGS AT MEETINGS OF MEMBERS                               14

            13.1  Member present at meeting                                  14
            13.2  Quorum                                                     14
            13.3  Quorum not present                                         14
            13.4  Chairing meetings of members                               14
            13.5  Attendance by auditor and Directors                        15
            13.6  Members rights suspended while call
unpaid                                                                       15
            13.7  Adjournment                                                15
            13.8  Business at adjourned meetings                             15

    14.     PROXIES, ATTORNEYS AND REPRESENTATIVES                           15

            14.1  Appointment of proxies                                     15
            14.2  Member's attorney                                          15
            14.3  Deposit of proxy forms and
                  powers of attorney                                         15
            14.4  Corporate representatives                                  16
            14.5  Standing appointments                                      16
            14.6  Suspension of proxy or attorney's
                  powers if member present                                   16
            14.7  Priority of conflicting appointments
                  of attorney or representative                              16
            14.8  More than 2 current proxy appointments                     16
            14.9  Continuing authority                                       17

    15.     ENTITLEMENT TO VOTE                                              17

            15.1  Number of votes                                            17
            15.2  Votes of joint holders                                     17
            15.3  Voting restrictions                                        17
            15.4  Decision on right to vote                                  18

    16.     HOW VOTING IS CARRIED OUT                                        18

            16.1  Method of voting                                           18
            16.2  Demand for a poll                                          18

            16.3  When and how polls must be taken                           18

    17.     RESOLUTIONS WITHOUT MEETINGS                                     19

            17.1  Written resolutions                                        19
            17.2  Signature of resolutions                                   19

    18.     SECRETARY                                                        19

            18.1  Appointment and removal of Secretary                       19
            18.2  Terms and conditions of office                             19
            18.3  Cessation of Secretary's Appointment                       19
            18.4  Removal from office                                        20
            18.5  Secretary to give information to Company                   20

    19.     MINUTES                                                          20

            19.1  Minutes must be kept                                       20
            19.2  Minutes as evidence                                        20
            19.3  Inspection of minute books                                 20

    20.     COMPANY SEALS                                                    20

            20.1  Common seal                                                20
            20.2  Use of seals                                               21
            20.3  Fixing seals to documents                                  21

    21.     ACCOUNTS AND AUDIT                                               21

            21.1  Company to keep accounts                                   21
            21.2  Financial reporting                                        21
            21.3  Audit                                                      21
            21.4  Inspection of financial records and
books                                                                        22

    22.     SHARES                                                           22

            22.1  Issue at discretion of Board                               22
            22.2  Preference and redeemable
                  preference shares                                          22
            22.3  Right attaching to A Class Share                           22
            22.4  Right attaching to B Class Share                           22
            22.5  Brokerage and commissions                                  23
            22.6  Surrender of shares                                        23

    23.     CERTIFICATES                                                     23

            23.1  Issue of share certificate                                 23
            23.2  Multiple certificates and joint holders                    23
            23.3  Lost and worn out certificates                             23

    24.     REGISTER                                                         23

            24.1  Joint holders                                              23
            24.2  Nominee holders                                            24
            24.3  Non-beneficial holders                                     24

    25.     PARTLY PAID SHARES                                               24

            25.1  Fixed instalments                                          24
            25.2  Pre-payment of calls                                       24
            25.3  Calls made by Board                                        25
            25.4  Classes of shares                                          25
            25.5  Obligation to pay calls                                    25
            25.6  Called Amounts                                             25
            25.7  Proof of call                                              25
            25.8  Forfeiture notice                                          26
            25.9  Forfeiture                                                 26
            25.10       Disposal and re-issue of forfeited
shares                                                                       26
            25.11       Notice of forfeiture                                 26
            25.12       Cancellation of forfeiture                           26
            25.13       Effect of forfeiture                                 27
            25.14       Application of proceeds                              27

    26.     COMPANY LIENS                                                    27

            26.1  Existence of liens                                         27
            26.2  Sale under lien                                            27
            26.3  Indemnity for payments required to be
                  made by the Company                                        28

    27.     DIVIDENDS                                                        28

            27.1  Accumulation of reserves                                   28
            27.2  Dividends must be paid out of profits                      28
            27.3  Payment of dividends                                       29
            27.4  Amount of dividend                                         29
            27.5  Prepayments and payments during
                  dividend period                                            29
            27.6  Dividends in kind                                          29
            27.7  Method of payment                                          29
            27.8  Joint holders' receipt                                     30
            27.9  Retention of dividends by Company                          30
            27.10       No interest on dividends                             30

    28.     TRANSFER OF SHARES                                               30

            28.1  Instrument of transfer                                     30
            28.2  Delivery of transfer and certificate                       30
            28.3  Refusal to register transfer                               31
            28.4  Transferor remains holder until
                  transfer registered                                        31
            28.5  Powers of attorney                                         31

    29.     TRANSMISSION OF SHARES                                           31

            29.1  Death of joint holder                                      31
            29.2  Death of single holder                                     31
            29.3  Transmission of shares on insolvency
                  or mental incapacity                                       31
            29.4  Refusal to register holder                                 32

    30.     SHARE CAPITAL                                                    32

            30.1  Capitalisation of profits                                  32
            30.2  Adjustment of capitalised amounts                          32
            30.3  Conversion of shares                                       32
            30.4  Reduction of capital                                       33
            30.5  Variation of rights                                        33

    31.     WINDING UP                                                       33

            31.1  Entitlement of members                                     33
            31.2  Distribution of assets generally                           33
            31.3  No distribution of liabilities                             34
            31.4  Distribution not in accordance
                  with legal rights                                          34

    32.     NOTICES                                                          34

            32.1  Notices by Company                                         34
            32.2  Overseas members                                           34
            32.3  When notice is given                                       34
            32.4  Business days                                              35
            32.5  Notice to joint holders                                    35
            32.6  Counting days                                              35

    33.     UNCLAIMED MONEY                                                  35

    34.     JOINT VENTURE AND SHAREHOLDERS' AGREEMENT                        35

SCHEDULE I

      Terms of issue of preference shares                                     1

                  CONSTITUTION OF ENTRADE ASIA PACIFIC PTY LTD
                                 ACN 092 146 426

1.    PRELIMINARY

1.1   Proprietary company

      The Company is a proprietary company and must comply with
section 113.

1.2   Replaceable rules

      The replaceable rules referred to in section 141 do not apply to the Company and are replaced by the rules set out in this document.

1.3   Definitions

      The following definitions apply in this document.

      "A Class Share" means the A class share in the Company.

      "Alternate" means an alternate Director appointed under rule 3.1.

      "Appointor" in relation to an Alternate, means the Director who appoints that Alternate.

      "B Class Share" means the B class share in the Company.

      "Board" means:

      (a)   if the Company is a Single Director Company, the sole
Director exercising powers under the Law and this document; or

      (b) in any other case, the Directors acting collectively under this document.

      "Called Amount" in respect of a share means:

      (a)   the amount of a call on that share that is due and unpaid;
and

      (b) any amount the Board requires a member to pay under rule 25.6.

      "Company" means the company named at the beginning of this document whatever its name is for the time being.

      "Director" means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

      "dividend" includes bonus.

      "Executive Director" means a Director who is an employee of the Company or acts in an executive capacity for the Company under a contract for services and includes a Managing Director.

      "Interest Rate" means, in respect of each rule in which that term is used:

      (c) the rate for the time being prescribed by the Board in respect of that rule; or

      (d)   if no rate is prescribed, 15% each year.

      "Law" means the Corporations Law.

      "Listed Corporation" means a corporation that is admitted to the official list of Australian Stock Exchange Limited.

      "Listing Rules" means the official listing rules of Australian Stock Exchange Limited.

      "Managing Director" means a managing director appointed under rule 6.1.

      "member" means a person whose name is entered in the Register as the holder of a share.

      "ordinary resolution" means a resolution of members other than a special resolution.

      "Remuneration" in relation to a Director (other than an Executive Director):

      (e) includes fees, salary, bonuses, fringe benefits and superannuation contributions provided by the Company; and

      (f) excludes a payment as compensation for loss of office or in connection with retirement from office (which includes resignation from office and death while in office) and an insurance premium paid by the Company or indemnity under rule 10.

      "Register" means the register of members kept as required by sections 168 and 169 of the Law.

      "Secretary" means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

      "Single Director Company" has the meaning given in rule 1.5.

      "special resolution" has the meaning given by section 9.

      "US$" means the lawful currency of the United States of America.

      "Voting Member" in relation to a general meeting, or meeting of a class of members, means a member who has the right to be present and to vote on at least 1 item of business to be considered at that meeting.

1.4   Interpretation of this document

      Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

      (a)   A reference to:

            (i) legislation (including subordinate legislation) is to that legislation as amended, modified in relation to the Company, re-enacted or replaced, and includes any subordinate legislation issued under it;

            (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

            (iii) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

            (iv) anything (including a right, obligation or concept) includes each part of it.

      (b)   A singular word includes the plural, and vice versa.

      (c)   A word which suggests 1 gender includes the other genders.

      (d) If a word is defined, another part of speech has a corresponding meaning.

      (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

      (f) The word "agreement" includes an undertaking or other binding arrangement or understanding whether or not in writing.

      (g) A reference to something being "written" or "in writing" includes that thing being represented or reproduced in any mode in a visible form.

      (h) Words (other than "remuneration" and those defined in rule 1.3) which are defined by the Law have the same meaning in this document.

      (i) A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Law.

1.5   Single Director Company

      The Company is a Single Director Company if:

      (a) at the time of its registration as an Australian company, only 1 person had consented to be a Director; or

      (b) the Company has passed an ordinary resolution that it be a Single Director Company,

      and the Company has not, since registration or the passing of that resolution (as the case requires), passed a resolution that it cease to be a Single Director Company and, at the relevant time, there is only 1 Director.

2.    DIRECTORS

2.1   Number of Directors

      The Company must have at least:

      (a)   if the Company is a Single Director Company, 1; or

      (b)   otherwise, 2,

      Directors (not counting Alternates) and, until otherwise decided by ordinary resolution, not more than 6 Directors (not counting Alternates).

2.2   Appointment of Directors

      Subject to the maximum number of Directors for the time being fixed under rule 2.1 not being exceeded:

      (a)   the Company by ordinary resolution; or

      (b) members holding a majority of the issued shares of the Company conferring the right to vote, by writing delivered to the Company; or

      (c)   the Board (except during a general meeting),

      may appoint a person to be a Director either to fill a casual vacancy or as an addition to the Board.

2.3   No share qualification

      A Director need not be a member.

2.4   Cessation of Director's appointment

      A person automatically ceases to be a Director if the person:

      (a) is not permitted by the Law (or an order made under the Law) to be a director;

      (b) becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

      (c) becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

      (d) fails to attend Board meetings (either personally or by Alternate) for a continuous period of 6 months without leave of absence from the Board;

      (e)   resigns by notice in writing to the Company; or

      (f)   is removed from office under rule 2.5,

      or if the person was appointed to the office for a specified period and that period expires.

2.5   Removal from office

      Whether or not a Director's appointment was expressed to be for a specified period,

      (a)   the Company by ordinary resolution; or

      (b) members holding a majority of the issued shares of the Company conferring the right to vote, by writing delivered to the Company,

      may remove a Director from office.

2.6   Too few Directors

      If the number of Directors is reduced below the minimum required by rule 2.1, the continuing Directors may act as the Board only:

      (a)   to appoint Directors up to that minimum number;

      (b)   to convene a meeting of members; and

      (c)   in emergencies.

2.7   Vacation of office by Sole Director

      Sections 201F (2) to (5) apply if a person who is the only
Director and only member dies or ceases to a Director as a result of mental incapacity or bankruptcy.

3.    ALTERNATES

3.1   Appointment of Alternate

      A Director (other than an Alternate) may appoint a person who is (except in the case of a Single Director Company) approved by the Board (without the vote of the Appointor) to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or act as a Director.

3.2   Notice of Board meetings

      If the Appointor requests the Company to give the Alternate
notice of Board meetings, the Company must do so.   Unless the
Appointor has requested it, the Company need not give notice of Board meetings to an Alternate.

3.3   Obligations and entitlements of Alternates

      An Alternate:

      (a) may attend and vote in place of the Appointor at a Board meeting at which the Appointor is not present;

      (b) if also a Director, has a separate right to vote as Alternate;

      (c) if Alternate for more than 1 Appointor, has a separate right to vote in place of each Appointor;

      (d) when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights, of the Appointor as a Director; and

      (e) is entitled to reasonable travelling, accommodation and other expenses incurred in attending meetings of the Board or of the Company or while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company (but the Appointor may further remunerate the Alternate).

3.4   Termination of appointment

      The Appointor at any time may revoke the appointment of a person as Alternate whether or not that appointment is for a specified period. Any appointment of an Alternate immediately ceases if:

      (a)   the Appointor ceases to be a Director; or

      (b) an event occurs which would cause the Alternate to cease to be a Director under rule 2.4 if the Alternate were a Director.

3.5   Appointments and revocations in writing

      The Appointor must appoint, and revoke the appointment of, any Alternate in writing. The appointment or revocation is not effective until a copy is provided to the Company.

4.    POWERS OF THE BOARD

4.1   Powers generally

      Except as otherwise required by the Law, any other applicable law, or this document, the Board:

      (a)   has power to manage the business of the Company; and

      (b) may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the members.

4.2   Exercise of powers

      A power of the Board can be exercised only:

      (a) by resolution passed at a meeting of the Board or otherwise in accordance with rule 11; or

      (b) in accordance with a delegation of the power under rule 6 or 7.

5.    EXECUTING NEGOTIABLE INSTRUMENTS

      The Board must decide the manner (including the use of facsimile signatures if thought appropriate) in which negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company. The Company may execute, accept, or endorse negotiable instruments only in the manner for the time being decided by the Board.

6.    MANAGING DIRECTOR

6.1   Appointment and power of Managing Director

      The Board may appoint 1 or more Directors to be a Managing
Director either for a specified term or without specifying a term.

      The Board may delegate any of the powers of the Board to a Managing Director:

      (a) on the terms and subject to any restrictions the Board decides; and

      (b) so as to be concurrent with, or to the exclusion of, the powers of the Board,

      and may revoke the delegation at any time.

      This rule does not limit rule 7.

6.2   Termination of appointment of Managing Director

      The appointment of a Managing Director terminates if:

      (a) the Managing Director ceases for any reason to be a Director; or

      (b) the Board removes the Managing Director from the office of Managing Director (which, subject to any contract between the Company and the Managing Director, the Board has power to do),

      whether or not the appointment was expressed to be for a specified term.

7.    DELEGATION OF BOARD POWERS

7.1   Power to delegate

      The Board may delegate any of its powers as permitted by
section 198D.

7.2   Power to revoke delegation

      The Board may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.

7.3   Terms of delegation

      A delegation of powers under rule 7.1 may be made:

      (a)   for a specified period or without specifying a period; and

      (b) on the terms and subject to any restrictions the Board decides.

      A document of delegation may contain the provisions for the protection and convenience of those who deal with the delegate that the Board thinks appropriate.

7.4   Proceedings of committees

      Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the rules of this document which regulate the meetings and proceedings of the Board.

8.    DIRECTOR'S DUTIES AND INTERESTS

8.1   Compliance with duties under the Law

      Each Director must comply with sections 180 to 183.

8.2   Director not disqualified from holding other offices etc

      A Director is not disqualified by reason only of being a Director from:

      (a) holding any office or place of profit or employment other than that of the Company's auditor;

      (b) being a member or creditor of any corporation (including the Company) or partnership other than the auditor; or

      (c)   entering into any agreement with the Company.

8.3   Disclosure of interests

      Each Director must comply with section 191 and any relevant general law principles in relation to disclosure of the Director's interests.

8.4   Interest of Director

      If a Director has a material personal interest in a matter that relates to the affairs of the Company and either the Director gives notice of the interest under section 191 or notice is not required to be given under section 191:

      (a) the Director may be counted in a quorum at a Board meeting that considers, and may vote on, any matter that relates to the interest;

      (b) the Company may proceed with any transaction that relates to the interest and the Director may participate in the execution of any relevant document by or on behalf of the Company;

      (c) the Director may retain benefits under the transaction even though the Director has the interest; and

      (d) the Company cannot avoid the transaction merely because of the existence of the interest.

      If notice is required to be given under section 191, paragraph
(c) applies only if it is given before the transaction is entered into.

8.5   Director to give information to Company

      Each Director must comply with sections 205C and 205F.

9.    DIRECTORS' REMUNERATION

9.1   Remuneration of Executive Directors

      Subject to any contract with the Company (and if the Company is a subsidiary of a Listed Corporation to the Listing Rules), the Board may fix the remuneration of each Executive Director. Subject to rule 9.5, that remuneration may consist of salary, bonuses, commission on profits or dividends, participation in profits or any other elements.

9.2   Remuneration of non-executive Directors

      The Directors (other than the Executive Directors and those who are Directors only because they are Alternates) are entitled to be paid, out of the funds of the Company, an amount of Remuneration which:

      (a) does not in any year exceed in aggregate the amount last fixed by ordinary resolution; and

      (b)   is allocated among them:

            (i) on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

            (ii)  as otherwise decided by the Board; and

      (c) is provided in the manner the Board decides, which may include provision of non cash benefits.

      If the Board decides to include non cash benefits in a Director's Remuneration, the Board must also decide the manner in which the value of those benefits is to be calculated for the purposes of this rule.

9.3   Additional Remuneration for extra services

      If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including going or living away from the Director's usual residential address), the Company may remunerate that Director for doing so. Remuneration under this rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under rule 9.1 or 9.2.

9.4   Expenses of Directors

      The Company may pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

      (a) in attending meetings of the Company, the Board, or a committee of the Board;

      (b)   on the business of the Company; or

      (c)   in carrying out duties as a Director.

9.5   Subsidiaries of Listed Corporations

      If the Company is a subsidiary of a Listed Corporation, it must not pay Directors remuneration that is calculated as a commission on or percentage of profits or operating revenue.

10.   OFFICERS' INDEMNITY AND INSURANCE

10.1  Indemnity

      Subject to and so far as permitted by the Law:

      (a) the Company must, to the extent the person is not otherwise indemnified, indemnify every officer of the Company and its wholly owned subsidiaries and may indemnify its auditor against a Liability incurred as such an officer, or auditor to a person (other than the Company or a related body corporate) including a Liability incurred as a result of appointment or nomination by the Company or subsidiary as a trustee or as an officer of another corporation, unless the Liability arises out of conduct involving a lack of good faith; and

      (b) the Company may make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency or a liquidator.

      In this rule, "Liability" means a liability of any kind
(whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency or a liquidator.

10.2  Insurance

      Subject to the Law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

10.3  Former officers

      The indemnity in favour of officers under rule 10.1 is a continuing indemnity. It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.

10.4  Deeds

      Subject to the Law, without limiting a person's rights under rule 10, the Company may enter into an agreement with a person who is or has been an officer of the Company or any of the Company's subsidiaries, to give effect to the rights of the person under this rule 10 on any terms and conditions that the Board thinks fit.

11.   BOARD MEETINGS

11.1  Convening Board meetings

      A Director may at any time, and a Secretary must on request from a Director, convene a Board meeting.

11.2  Notice of Board meeting

      The convenor of each Board meeting:

      (a) must give reasonable notice of the meeting (and, if it is adjourned, of its resumption) individually to each Director and each Alternate in respect of whom the Appointor has given notice under rule 3.2 requiring notice of Board meetings to be given to that Alternate; and

      (b) may give that notice orally (including by telephone) or in writing,

      but failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

11.3  Use of technology

      A Board meeting may be held using any means of audio or audio-visual communication by which each Director participating can hear and be heard by each other Director participating or in any other way permitted by section 248D. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

11.4  Chairing Board meetings

      The Board may elect a Director to chair its meetings and decide the period for which that Director holds that office. If there is no chairman of Directors or the chairman is not present at the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

11.5  Quorum

      Unless the Board decides otherwise, the quorum for a Board meeting is 2 Directors and a quorum must be present for the whole meeting. An Alternate who is also a Director or a person who is an Alternate for more than 1 Appointor may only be counted once toward a quorum. A Director is treated as present at a meeting held by audio or audio-visual communication if the Director is able to hear and be heard by all others attending. If a meeting is held in another way permitted by section 248D, the Board must resolve the basis on which Directors are treated as present.

11.6  Majority decisions

      A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution. The chairman of a Board meeting does not have a second or casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

11.7  Procedural rules

      The Board may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

11.8  Written resolution

      If all the Directors entitled to receive notice of a Board meeting and to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, a Board resolution in those terms is passed at the time when the last Director signs.

11.9  Additional provisions concerning written resolutions

      For the purpose of rule 11.8:

      (a) 2 or more separate documents in identical terms, each of which is signed by 1 or more Directors, are treated as 1 document;

      (b) signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

      (c) signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity; and

      (d) a telex, telegram, facsimile or electronic message containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document signed by that Director at the time of its receipt by the Company.

11.10       Valid proceedings

      Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

      (a)   there was a defect in the appointment of the person; or

      (b) the person was disqualified from continuing in office, voting on the resolution or doing the thing.

11.11       Single Director Company

      If the Company is a Single Director Company:

      (a) a written record of a decision to a particular effect made by the sole Director counts as the passing by the Director of a resolution to that effect and has effect as minutes of that resolution and rules 11.1 to 11.10 do not apply; and

      (b) the sole Director is competent to exercise all the powers and discretions for the time being vested in or exercisable by the Board.

12.   MEETINGS OF MEMBERS

12.1  Calling meetings of members

      (a)   The Board or a Director may at any time; and

      (b) the Board must when required by section 249D or by order made under section 249G,

      convene a meeting of members.

12.2  Notice of meeting

      Subject to rules 12.3 and 12.6, at least 21 days' written notice of a meeting of members must be given individually to each member entitled to vote at the meeting, to each Director and to the auditor (if any). The notice of meeting must comply with section 249L and may be given in any manner permitted by
section 249J(3).

12.3  Short notice

      Subject to section 249H(4):

      (a) if the Company has elected to convene a meeting of members as the annual general meeting, if all the members entitled to attend and vote agree; or

      (b) otherwise, if members who together have power to cast at least 95% of the votes that may be cast at the meeting agree,

      a resolution may be proposed and passed at a meeting of which less than 21 days' notice has been given.

12.4  Postponement or cancellation

      Subject to section 249D(5), the Board may postpone or cancel a meeting of members by written notice given individually to each person entitled to be given notice of the meeting.

12.5  Fresh notice

      If a meeting of members is postponed or adjourned for 1 month or more, the Company must give new notice of the resumed meeting.

12.6  Notice to joint holders of shares

      If a share is held jointly, the Company need only give notice of a meeting of members (or of its cancellation or postponement) to the joint holder who is named first in the Register.

12.7  Technology

      The Company may hold a meeting of members at 2 or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

12.8  Accidental omission

      The accidental omission to give notice to, or the non-receipt of notice by, any of those entitled to it does not invalidate any resolution passed at a meeting of members.

12.9  Class meetings

      Rules 12 to 16 inclusive apply to a separate meeting of a class of members as far as they are capable of application and modified as necessary.

13.   PROCEEDINGS AT MEETINGS OF MEMBERS

13.1  Member present at meeting

      If a member has appointed a proxy or attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

13.2  Quorum

      Subject to section 249B, the quorum for a meeting of members is 2 Voting Members. Each individual present may only be counted once toward a quorum. If a member has appointed more than 1 proxy or representative only 1 of them may be counted toward a quorum.

13.3  Quorum not present

      If a quorum is not present within 15 minutes after the time for which a meeting of members is called:

      (a)   if called as a result of a request of members under
section 249D, the meeting is dissolved; and

      (b)   in any other case:

            (i) the meeting is adjourned to the day, time and place that the Board decides and notifies to members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

            (ii) if a quorum is not present at the adjourned meeting, the meeting is dissolved.

13.4  Chairing meetings of members

      If the Board has appointed a Director to chair Board meetings, that Director may also chair meetings of members. If:

      (a) there is no Director who the Board has appointed to chair Board meetings for the time being; or

      (b) the Director appointed to chair Board meetings is not present at the time for which a meeting of members is called or is not willing to chair the meeting,

      the Voting Members present must elect a member or Director present to chair the meeting.

13.5  Attendance by auditor and Directors

      Every Director and the auditor (if any) has the right to attend and speak at all meetings of members whether or not a member.

13.6  Members rights suspended while call unpaid

      If a call on a share is due and unpaid, the holding of that share does not entitle a member to be present, speak, or vote at, or be counted in the quorum for, a meeting of members.

13.7  Adjournment

      Subject to rule 12.5, the chairman of a meeting of members at which a quorum is present:

      (a)   may, with the consent of the meeting; and

      (b)   must, if directed by ordinary resolution of the meeting,

      adjourn it to another time and place.

13.8  Business at adjourned meetings

      The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

14.   PROXIES, ATTORNEYS AND REPRESENTATIVES

14.1  Appointment of proxies

      A member may appoint not more than 2 proxies to attend and act for the member at a meeting of members. An appointment of proxy must be made by written notice to the Company that complies with section 250A(1) or in any other form and mode that is, and is signed or acknowledged by the member in a manner, satisfactory to the Board. If a member appoints 2 proxies and the appointment does not specify the proportion or number of the member's votes each proxy may exercise, each proxy may exercise half of those votes.

14.2  Member's attorney

      A member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of members. If the appointor is an individual, the power of attorney must be signed in the presence of at least 1 witness.

14.3  Deposit of proxy forms and powers of attorney

      An appointment of a proxy or power of attorney is not effective for a particular meeting of members unless:

      (a) in the case of a proxy, the proxy form and, if it is executed by an attorney, the relevant power of attorney or a certified copy of it; and

      (b) in the case of an attorney, the power of attorney or a certified copy of it,

      is received by the Company at its registered office or a fax number at that office (or another address specified for the purpose in the relevant notice of meeting) at least 48 hours before the time for which the meeting was called or, if the meeting has been adjourned, before the resumption of the meeting.

14.4  Corporate representatives

      A member that is a body corporate may appoint an individual to act as its representative at meetings of members as permitted by section 250D.

14.5  Standing appointments

      A member may appoint a proxy, attorney or representative to act at a particular meeting of members or make a standing appointment and may revoke any appointment. A proxy, attorney or representative may, but need not, be a member.

14.6  Suspension of proxy or attorney's powers if member present

      A proxy or attorney has no power to act for a member at a meeting at which the member is present:

      (a)   in the case of an individual, in person; or

      (b)   in the case of a body corporate, by representative.

      A proxy has no power to act for a member at a meeting at which the member is present by attorney.

14.7 Priority of conflicting appointments of attorney or representative

      If more than 1 attorney or representative appointed by a member is present at a meeting of members and the Company has not received notice of revocation of any of the appointments:

      (a) an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

      (b) subject to rule 14.7(a), an attorney or representative appointed under a more recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

14.8  More than 2 current proxy appointments

      An appointment of proxy by a member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of proxy from that member which would result in there being more than 2 proxies of that member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

14.9  Continuing authority

      An act done at a meeting of members by a proxy, attorney or representative is valid even if, before the act is done, the appointing member:

      (a)   dies or becomes mentally incapacitated;

      (b) becomes bankrupt or an insolvent under administration or is wound up;

      (c) revokes the appointment of the authority under which the appointment was made by a third party; or

      (d)   transfers the share to which the appointment relates,

      unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

15.   ENTITLEMENT TO VOTE

15.1  Number of votes

      Subject to section 250A(4), rules 13.6, 14, 15.2 and 15.3 and terms on which shares are issued, a member:

      (a)   on a show of hands has 1 vote; and

      (b)   on a poll has 1 vote for every share held.

      The chairman of a meeting of members does not have a second or casting vote. If an equal number of votes is cast for and against a resolution the matter is decided in the negative.

15.2  Votes of joint holders

      If more than 1 of the joint holders of a share (including, for the purposes of this rule, joint legal personal representatives of a dead member) are present at a meeting of members and tender a vote in respect of the share, the Company may only count the vote cast by the most senior joint holder who tenders a vote. For this purpose, seniority depends on the order in which the names of the joint holders are listed in the Register.

15.3  Voting restrictions

      If:

      (a) the Law requires that some members do not vote on a resolution, or that votes cast by some members be disregarded, in order for the resolution to have an intended effect; and

      (b) the notice of the meeting at which the resolution is proposed states that fact,

      those members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those members. If a proxy purports to vote in a way or in circumstances that contravene section 250A(4), on a show of hands the vote is invalid and the Company must not count it and on a poll rule 16.3(c) applies.

15.4  Decision on right to vote

      A Voting Member or Director may challenge a person's right to vote at a meeting of members. A challenge may only be made at the meeting. A challenge, or any other doubt as to the validity of a vote, must be decided by the chairman, whose decision is final.

16.   HOW VOTING IS CARRIED OUT

16.1  Method of voting

      A resolution put to the vote at a meeting of members must be decided on a show of hands unless a poll is demanded under rule 16.2 either before or on declaration of the result of the vote on a show of hands. Unless a poll is demanded, the chairman's declaration of a decision on a show of hands is final.

16.2  Demand for a poll

      A poll may be demanded on any resolution except a resolution concerning the election of the chairman of a meeting by:

      (a)   a member entitled to vote on the resolution; or

      (b) members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the midnight before the poll is demanded); or

      (c)   the chairman.

      The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn.

16.3  When and how polls must be taken

      If a poll is demanded:

      (a) if the resolution is for the adjournment of the meeting, the poll must be taken immediately and, subject to rule 16.3(c), in the manner that the chairman of the meeting directs;

      (b) in all other cases, the poll must be taken at the time and place and, subject to rule 16.3(c), in the manner that the chairman of the meeting directs;

      (c) votes which section 250A(4) requires to be cast in a given way must be treated as cast in that way;

      (d) a person voting who has the right to cast 2 or more votes need not cast all those votes and may cast those votes in different ways; and

      (e) the result of the poll is the resolution of the meeting at which the poll was demanded.

17.   RESOLUTIONS WITHOUT MEETINGS

17.1  Written resolutions

      Subject to section 249A(1), the Company may pass a resolution without a general meeting being called or held if the resolution is set out in a document:

      (a) if the Company has only 1 member, signed in the manner set out in section 249B; or

      (b) if the Company has more than 1 member, signed in the manner set out in section 249A.

17.2  Signature of resolutions

      The Company may treat a document on which a facsimile or electronic signature appears or which is otherwise acknowledged by a member in a manner satisfactory to the Board as being signed by that member.

18.   SECRETARY

18.1  Appointment and removal of Secretary

      The Board may appoint 1 or more individuals to be a Secretary either for a specified term or without specifying a term.

18.2  Terms and conditions of office

      A Secretary holds office on the terms (including as to remuneration) that the Board decides. The Board may vary any decision previously made by it in respect of a Secretary.

18.3  Cessation of Secretary's Appointment

      A person automatically ceases to be a Secretary if the person:

      (a) is not permitted by the Law (or an order made under the Law) to be a secretary of a company;

      (b) becomes disqualified from managing corporations under Part 2D.6 and is not given permission or leave to manage the Company under section 206F or 206G;

      (c) becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

      (d)   resigns by notice in writing to the Company; or

      (e)   is removed from office under rule 18.4.

18.4  Removal from office

      Subject to any contract between the Company and the Secretary, the Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

18.5  Secretary to give information to Company

      A Secretary must comply with section 205C.

19.   MINUTES

19.1  Minutes must be kept

      The Board must cause minutes of:

      (a) proceedings and resolutions of meetings of the Company's members;

      (b) the name of Directors present at each Board meeting or committee meeting;

      (c) proceedings and resolutions of Board meetings (including meetings of a committee to which Board powers are delegated under rule 7);

      (d)   resolutions passed by members without a meeting;

      (e) resolutions passed by Directors, and declarations made by a single Director, without a meeting; and

      (f)   declarations made and notices given under rule 8,

      to be kept in accordance with sections 191, 192 and  251A.

19.2  Minutes as evidence

      A minute recorded and signed in accordance with section 251A is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

19.3  Inspection of minute books

      The company must allow members to inspect, and provide copies of the minute books for the meetings of members and for resolutions of members passed without meetings in accordance with section 251B.

20.   COMPANY SEALS

20.1  Common seal

      The Board:

      (a)   may decide whether or not the Company has a common seal;
and

      (b) is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2).

20.2  Use of seals

      The common seal and duplicate seal (if any) may only be used with the authority of the Board. The Board must not authorise the use of a seal that does not comply with section 123.

20.3  Fixing seals to documents

      The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

      (a) if the Company is a Single Director Company and the sole Director is also the sole Secretary, by that person; or

      (b)   otherwise, by 2 Directors or 1 Director and 1 Secretary;
or

      (c) (in either case) by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

      If the fixing of the seal is witnessed in accordance with rule 20.3(a), a statement by the witness that the witness is the sole director and sole company secretary of the Company should appear next to the signature but the absence of that statement does not affect the validity of the execution.

21.   ACCOUNTS AND AUDIT

21.1  Company to keep accounts

      The Board must cause the Company to keep written financial records that:

      (a) correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

      (b) would enable true and fair financial statements to be prepared and audited, and must allow a Director to inspect those records at all reasonable times.

21.2  Financial reporting

      If required by Part 2M.3, the Board must cause the Company to prepare a financial report and a Directors' report that comply with that Part and must report to members in accordance with section 314 no later than the deadline set by section 315.

21.3  Audit

      Unless section 301(2) applies, the Board must cause the Company's financial report (if any) for each financial year to be audited and obtain an auditor's report. The eligibility, appointment, removal, remuneration, rights and duties of the auditor (if any) are regulated by sections 324 to 334 inclusive and 1278, 1280 and 1289.

21.4  Inspection of financial records and books

      Subject to rule 19.3 and section 247A, a member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board or by a resolution of members.

22.   SHARES

22.1  Issue at discretion of Board

      Subject to section 259C, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of unissued shares to any person on the terms, with the rights, and at the times that the Board decides.

22.2  Preference and redeemable preference shares

      The Company may issue preference shares (including preference shares that are liable to be redeemed). The rights attached to preference shares are:

      (a) unless other rights have been approved by special resolution of the Company, the rights set out in the schedule; or

      (b) the rights approved by special resolution of the Company as applicable to those shares.

22.3  Right attaching to A Class Share

      The only right that the A Class Share confers upon its holder is the right in a winding up to payment in cash of an amount of US$7,000,000 in priority to any other class of shares in the Company. For the avoidance of doubt, the A Class Share does not:

      (a) carry any right to vote, nor to receive notice of or attend general meetings of the Company;

      (b) confer any right to participate in the profits or assets of the Company, whether on a winding up or otherwise, except to the extent referred to above and then only on a winding up.

22.4  Right attaching to B Class Share

      The only right that the B Class Share confers upon its holder is the right in a winding up to payment in cash of an amount of US$1.00 after payment in full of an amount of US$7,000,000 on the A Class Share but in priority to any other class of shares in the Company. For the avoidance of doubt, the B Class Share does not:

      (a) carry any right to vote, nor to receive notice of or attend general meetings of the Company; and

      (b) confer any right to participate in the profits or assets of the Company, whether on a winding up or otherwise, except to the extent referred to above and then only on a winding up.

22.5  Brokerage and commissions

      The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up shares in the Company.

22.6  Surrender of shares

      The Board may accept a surrender of shares:

      (a) to compromise a question as to whether those shares have been validly issued; or

      (b)   if surrender is otherwise within the Company's powers.

      The Company may sell or re-issue surrendered shares in the same way as forfeited shares.

23.   CERTIFICATES

23.1  Issue of share certificate

      The Company must issue a certificate of title to shares that complies with section 1087 and deliver it to the holder of those shares in accordance with section 1096.

23.2  Multiple certificates and joint holders

      If a member requests the Company to issue several certificates each for a part of the shares registered in the member's name, the Company must do so. For this purpose, joint holders of shares are a single member. The Company may issue only 1 certificate that relates to each share registered in the names of 2 or more joint holders and may deliver the certificate to any of those joint holders.

23.3  Lost and worn out certificates

      If a certificate:

      (a) is lost or destroyed and the owner of the relevant securities applies in accordance with section 1089(2), the Company must; or

      (b) is defaced or worn out and is produced to the Company, the Company may,

      issue a new certificate in its place.

24.   REGISTER

24.1  Joint holders

      If the Register names 2 or more joint holders of a share, the Company must treat the person named first in the Register in respect of that share as the sole owner of it for all purposes
(including the giving of notice) except:

      (a)   delivery of certificates (to which rule 23.2 applies);

      (b)   right to vote (to which rule 15.2 applies);

      (c) power to give directions as to payment of, or a receipt for, dividends (to which rules 27.7 and 27.8 apply);

      (d) liability for instalments or calls (which subject to section 1091C(8) is joint and several); and

      (e)   transfer.

24.2  Nominee holders

      A registered holder of shares who holds them as trustee for, or otherwise on behalf of or on account of, a body corporate, must give the Company written notice of that fact in accordance with section 1091C(11).

24.3  Non-beneficial holders

      Subject to sections 169(6) and 1091C, unless otherwise ordered by a court of competent jurisdiction or required by statute, the
Company:

      (a) may treat the registered holder of any share as the absolute owner of it; and

      (b) need not recognise any equitable or other claim to or interest in a share by any person except a registered holder.

25.   PARTLY PAID SHARES

25.1  Fixed instalments

      If a share is issued on terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due. If the registered holder does not do so, rules 25.6 to 25.14 apply as if the registered holder had failed to pay a call.

25.2  Pre-payment of calls

      The Board may:

      (a) accept pre-payment of some or all of the amount unpaid on a share above the sums actually called as a payment in advance of calls;

      (b)   agree:

            (i) to payment by the Company of interest at a rate no higher than the Interest Rate on that part of the advance payment which for the time being exceeds the aggregate amount of the calls then made on the shares in respect of which it was paid; or

            (ii) that the amount paid in advance will be taken into account in calculating participation in profit or ascertaining entitlement to surplus on a winding up or other distributions attributable to that share; and

      (c) unless otherwise agreed between the member and the Company, repay the sum.

25.3  Calls made by Board

      Subject to the terms of issue of a share and to any special resolution passed under section 254N, the Board may:

      (a) make calls on a member for some or all of the money unpaid on a share held by that member;

      (b)   make a call payable by instalments; and

      (c)   revoke or postpone a call,

      and must give the relevant member written notice of the call specifying to whom the call must be paid and the time for payment
(which must be at least 14 days after the notice is given).

25.4  Classes of shares

      The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares. The Board may make different calls on different classes of shares.

25.5  Obligation to pay calls

      Subject to section 1091C(8), a member subject to a call must pay the amount of the call to the payee named in the notice of call no later than the time specified in the notice. Joint holders of a share are jointly and severally liable for calls.

25.6  Called Amounts

      If a call is not paid on or before the day specified for payment, the Board may require the member liable for the call to pay:

      (a) interest on the amount of the call at the Interest Rate from that day until payment is made; and

      (b) all costs and expenses incurred by the Company because payment was not made on that day.

25.7  Proof of call

      If, on the hearing of an action for recovery of a Called
Amount, it is proved that:

      (a) the minute books of the Company record the Board's resolution making the call;

      (b)   notice of the call was given under rule 25.3; and

      (c) the person sued appears in the Register as a holder of the share in respect of which the call was made, proof of those matters is conclusive proof of the debt.

25.8  Forfeiture notice

      At any time until a Called Amount is paid, the Board may give the relevant member a notice which:

      (a)   requires the member to pay the Called Amount;

      (b) specifies a date at least 14 days after the date of the notice by which and a place at which payment must be made; and

      (c) states that if payment is not made at that place on or before that date, the share to which the call relates is liable to be forfeited.

25.9  Forfeiture

      If the requirements of a notice given under rule 25.8 are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the Called Amount is paid.

25.10       Disposal and re-issue of forfeited shares

      A share forfeited under rule 25.9 immediately becomes the property of the Company and the Board, on behalf of the Company, may:

      (a) re-issue the share with or without any money paid on it by any former holder credited as paid; or

      (b) sell or otherwise dispose of the share, and execute and register a transfer of it,

      to the person and on the terms it decides. The title of the new holder is not affected by any irregularity in the forfeiture or the re-issue, sale or disposal and the sole remedy of any person previously interested in the share is damages which may be recovered only from the Company. The new holder is not liable for the Called Amount.

25.11       Notice of forfeiture

      The Company must promptly:

      (a) give notice of the forfeiture of a share to the member who held the share immediately before the resolution for forfeiture was passed; and

      (b)   enter the forfeiture and its date in the Register.

      A written declaration that a share was forfeited on a specified date and notice of forfeiture was given in accordance with this document signed by a Director or Secretary is, in the absence of proof to the contrary, evidence of those facts and of the Company's right to dispose of the share.

25.12       Cancellation of forfeiture

      The Board may cancel the forfeiture of a share on any terms at any time before it disposes of that share under rule 25.10.

25.13       Effect of forfeiture

      A person who held a share which has been forfeited under rule 25.9 ceases to be a member in respect of that share but remains liable to pay the Called Amount until it is paid in full. The Board may elect not to enforce payment of an amount due to the Company under this rule.

25.14       Application of proceeds

      The Company must:

      (a) apply the net proceeds of any re-issue, sale or disposal of a forfeited share under rule 25.10 (after payment of all costs and expenses) to satisfy the Called Amount; and

      (b) pay any surplus to the person who held the share immediately before forfeiture.

26.   COMPANY LIENS

26.1  Existence of liens

      Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each share for:

      (a) all money called or payable at a fixed time in respect of that share (including money payable under rule 25.6) whether or not payment is due;

      (b)   all money owed to the Company by a registered holder; and

      (c) amounts for which the Company is indemnified under rule 26.3.

      The lien extends to all dividends payable in respect of the share and to proceeds of sale of the share.

26.2  Sale under lien

      If:

      (a)   the Company has a lien on a share;

      (b)   an amount secured by the lien is due and payable;

      (c) the Company has given notice to the member registered as the holder of the share:

            (i) requiring payment of the amount which is due and payable and secured by the lien; and

            (ii) specifying a date (at least 14 days after the date of the notice) by which and a place at which payment of that amount must be made; and

      (d) the requirements of the notice given under paragraph are not fulfilled,

      the Company may sell the share as if it had been forfeited under rule 25.9 and rules 25.10 and 25.14 apply, to the extent practical and modified as necessary, as if the amount referred to in paragraph (b) were the Called Amount in respect of that share.

26.3  Indemnity for payments required to be made by the Company

      If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a member or referable to a share held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that member, the
Company:

      (a)   is fully indemnified by that member from that liability;

      (b) may recover as a debt due from the member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of re-payment by the member; and

      (c) may refuse to register a transfer of any share by that member until the debt has been paid to the Company.

      Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set-off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

27.   DIVIDENDS

27.1  Accumulation of reserves

      Before declaring any dividend to members, the Board may:

      (a) set aside out of profits of the Company reserves to be applied, in the Board's discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

      (b) carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

      (c)   do both.

27.2  Dividends must be paid out of profits

      The Company must not pay a dividend except out of profits of the Company. The Company does not incur a debt merely by fixing the amount or time for payment of a dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a dividend may be revoked by the Board at any time before then. A resolution of the Board as to the amount of the Company's profits and the amount of them available for dividend is conclusive.

27.3  Payment of dividends

      Subject to the Law, rules 27.2, 27.4 and 27.9, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment.

27.4  Amount of dividend

      Subject to the terms of issue of shares, the Company may pay a dividend on 1 class of shares to the exclusion of another class. Subject to rule 27.5, each share of a class on which the Board resolves to pay a dividend carries the right to participate in the dividend in the same proportion that the amount for the time being paid on the share bears to the total issue price of the share.

27.5  Prepayments and payments during dividend period

      For the purposes of rule 27.4:

      (a) unless the Board has agreed otherwise under rule 25.2(b)(ii), an amount paid in advance of calls is not taken into account as part of the amount for the time being paid on a share; and

      (b) if an amount was paid on a share during the period to which a dividend relates, the Board may resolve that only the proportion of that amount which is the same as the proportion which the period from the date of payment to the end of the period to which the dividend relates bears to the total period to which the dividend relates counts as part of the amount for the time being paid on the share.

27.6  Dividends in kind

      The Board may resolve to pay a dividend in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options. If the Board satisfies a dividend by distribution of assets, the Board may:

      (a)   fix the value of any asset distributed;

      (b) make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

      (c)   vest an asset in trustees.

27.7  Method of payment

      The Company may pay any cash dividend, interest or other money payable in respect of shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

      (a) the address of the member (or in the case of a jointly held share, the address of the joint holder named first in the Register); or

      (b) to any other address the member (or in the case of a jointly held share, all the joint holders) directs in writing.

27.8  Joint holders' receipt

      Any 1 of the joint holders of a share may give an effective receipt for any dividend, interest or other money payable in relation to that share.

27.9  Retention of dividends by Company

      The Company may retain the dividend payable on a share:

      (a) of which a person seeks to be registered as the holder under rule 29.2 or 29.3, until that person is registered as the holder of that share or transfers it; and

      (b) on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists.

27.10       No interest on dividends

      No member may claim, and the Company must not pay, interest on a dividend (either in money or kind).

28.   TRANSFER OF SHARES

28.1  Instrument of transfer

      Subject to rule 28.2 a member may transfer a share by a written document which:

      (a)   shows the jurisdiction of registration of the Company;

      (b)   relates only to shares of 1 class;

      (c)   is executed both by the transferor and the transferee; and

      (d) is a sufficient instrument of transfer of marketable securities under section 1101 or in any other form approved by the Board.

      The Company must not register a transfer that does not comply with this rule.

28.2  Delivery of transfer and certificate

      A document of transfer must be:

      (a) delivered to the registered office of the Company or the address of the Register last notified to members by the Company;

      (b) accompanied by the certificate for the shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

      (c)   marked with payment of any stamp duty payable.

      Property in and title to a document of transfer that is delivered to the Company (but not the shares to which it relates) passes to the Company on delivery.

28.3  Refusal to register transfer

      The Board, without giving any reason, may refuse to register a transfer of shares and, subject to section 259C, must not register a transfer to a subsidiary of the Company. If the Board refuses to register a transfer, the Company must give the transferee notice of the refusal within 2 months after the date on which the transfer was delivered to it.

28.4  Transferor remains holder until transfer registered

      The transferor of a share remains the holder of it until the transfer is registered and the name of the transferee is entered in the Register in respect of it.

28.5  Powers of attorney

      The Company may assume, as against a member, that a power of attorney granted by that Member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

      (a)   the revocation of the power of attorney; or

      (b)   the death, dissolution or insolvency of the member.

29.   TRANSMISSION OF SHARES

29.1  Death of joint holder

      The Company must recognise only the surviving joint holders as being entitled to shares registered jointly in the names of a deceased member and others. The estate of the deceased joint holder is not released from any liability in respect of the shares.

29.2  Death of single holder

      The Company must not recognise any one except the legal personal representative of the deceased member as having any title to shares registered in the sole name of a deceased member. If the personal representative gives the Board the documents described in section 1091(4) or 1091(7) or other information that satisfies the Board of the representative's entitlement to be registered as holder of the shares:

      (a) subject to rules 28.3 and 29.4 the Company must register the personal representative as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

      (b) whether or not registered as the holder of the shares, the personal representative:

            (i) may, subject to rule 28, transfer the shares to another person; and

            (ii)  has the same rights as the deceased member.

29.3  Transmission of shares on insolvency or mental incapacity

      Subject to the Bankruptcy Act 1966, if a person entitled to shares because of the insolvency or mental incapacity of a member gives the Board the information it reasonably requires to establish the person's entitlement to be registered as holder of the shares:

      (a) subject to rules 28.3 and 29.4 the Company must register that person as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and

      (b) whether or not registered as the holder of the shares, that person:

            (i) may, subject to rule 28, transfer the shares to another person; and

            (ii) has the same rights as the insolvent or incapable member.

      If section 1091A applies, this rule is supplemental to it.

29.4  Refusal to register holder

      The Company has the same right to refuse to register a personal representative or person entitled to shares on the insolvency or mental incapacity of a member as it would have if that person was the transferee named in a transfer signed by a living, solvent, competent member.

30.   SHARE CAPITAL

30.1  Capitalisation of profits

      The Company may capitalise profits, reserves or other amounts available for distribution to members. Subject to the terms of issue of shares, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

30.2  Adjustment of capitalised amounts

      The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of members among themselves including:

      (a)   fix the value of specific assets;

      (b)   issue fractional certificates;

      (c) make cash payments to members on the basis of the value fixed or on the basis that fractional entitlements are disregarded so as to adjust the rights of members between themselves; and

      (d)   vest cash or specific assets in trustees.

30.3  Conversion of shares

      Subject to Part 2H.1 and rules 22.2 and 30.5, the Company may convert:

      (a)   shares into a larger or smaller number of shares;

      (b)   an ordinary share into a preference share; and

      (c)   a preference share into an ordinary share,

      by resolution passed at a meeting of members.

30.4  Reduction of capital

      The Company may reduce its share capital:

      (a)   by reduction of capital in accordance with Division 1 of
Part 2J.1;

      (b)   by buying back shares in accordance with Division 2 of
Part 2J.1;

      (c)   in the ways permitted by sections 258E and 258F; or

      (d)   in any other way for the time being permitted by the Law.

30.5  Variation of rights

      If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to sections 246C and 246D) be varied or cancelled only:

      (a) with the written consent of the holders of 75% of the issued shares of the affected class; or

      (b) by special resolution passed at a separate meeting of the holders of the issued shares of the affected class.

      Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

31.   WINDING UP

31.1  Entitlement of members

      Subject to the terms of issue of shares and this rule 31, the surplus assets of the Company remaining after payment of its debts are divisible among the members in proportion to the number of fully paid shares held by them and, for this purpose, a partly paid share is counted as a fraction of a fully paid share equal to the proportion which the amount paid on it bears to the total issue price of the share.

31.2  Distribution of assets generally

      If the Company is wound up, the liquidator may, with the sanction of a special resolution:

      (a) divide the assets of the Company among the members in kind;

      (b) for that purpose fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and

      (c) vest assets of the Company in trustees on any trusts for the benefit of the members the liquidator thinks appropriate.

31.3  No distribution of liabilities

      The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

31.4  Distribution not in accordance with legal rights

      If the liquidator decides on a division or vesting of assets of the Company under rule 31.2 which is not in accordance with the legal rights of the contributories, any contributory who would be prejudiced by it has a right to dissent and ancillary rights as if that decision were a special resolution passed under section 507.

32.   NOTICES

32.1  Notices by Company

      A notice is properly given by the Company to a person if it is:

      (a) in writing signed on behalf of the Company (by original or printed signature);

      (b)   addressed to the person to whom it is to be given; and

      (c)   either

            (i)   delivered personally;

            (ii) sent by pre-paid mail (by airmail, if the addressee is overseas) to that person's address;

            (iii)       sent by fax to the fax number (if any)
nominated by that person; or

            (iv) sent by electronic message to the electronic address (if any) nominated by that person.

32.2  Overseas members

      A member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

32.3  When notice is given

      A notice to a person by the Company is regarded as given and received:

      (a) if it is delivered personally or sent by fax or electronic message:

            (i) by 5.00 pm (local time in the place of receipt) on a business day - on that day; or

            (ii) after 5.00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day - on the next business day; and

      (b)   if it is sent by mail:

            (i)   within Australia - 3 business days after posting; or

            (ii) to a place outside Australia - 7 business days after posting.

      A certificate in writing signed by a Director or Secretary stating that a notice was sent is conclusive evidence of service.

32.4  Business days

      For the purposes of rule 32.3, a business day is a day that is not a Saturday, Sunday or public holiday in the place to which the notice is sent.

32.5  Notice to joint holders

      Notice to joint holders of shares must be given to the joint member named first in the Register. Every person who becomes entitled to a share is bound by every notice in respect of that share that was properly given to a person registered as the holder the share before the transfer or transmission of the share was entered in the Register.

32.6  Counting days

      If a specified period must pass after a notice is given before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

33.   UNCLAIMED MONEY

      The Company must deal with unclaimed dividends and distributions in accordance with the law relating to unclaimed money in the Company's jurisdiction of registration.

34.   JOINT VENTURE AND SHAREHOLDERS' AGREEMENT

      Notwithstanding any other provision of this constitution to the contrary, this constitution is to be read subject to the provisions of the Joint Venture and Shareholders' Agreement dated during or about March 2000 between entrade.com, Inc, GlobalNet Asia Pacific
Pty Ltd ACN 090 616 685 and the Company (the "JVSA") (including, without limitation, in relation to restrictions on transfers and new issues of shares). In the event of any conflict or inconsistency between any provision of the JVSA on the one hand and any provision of this constitution on the other hand, the provisions of the JVSA prevail to the extent of such conflict or inconsistency.

                                    SCHEDULE

                       Terms of issue of preference shares

1.    Definitions

      The following definitions apply in relation to a preference share issued under rule 22.2(a).

      "Dividend Amount" for any Dividend Period means the amount calculated as

      DA =  DR x N
            -----
            365

      where:

      DA = Dividend Amount;

      DR = Dividend Rate; and

      N = number of days in the relevant Dividend Period.

      "Dividend Date" means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

      "Dividend Period" means:

      (a) the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

      (b) the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

      (c) the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

      "Dividend Rate" means the rate specified in the Issue
Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

      "franked dividend" has the meaning given to that term by
section 160APA of the Tax Act.

      "Issue Date" means the date on which the share is issued.

      "Issue Resolution" means the resolution passed under clause 2 of this schedule.

      "redeemable preference share" means a preference share which the Issue Resolution specifies is liable to be redeemed:

      (d)   at a fixed time or on the happening of a particular event;

      (e)   at the Company's option; or

      (f)   at the holder's option.

      "Redemption Amount" in relation to a redeemable preference share means the amount specified in the Issue Resolution to be paid on redemption of that share.

      "Redemption Date" in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

      "Tax Act" means the Income Tax Assessment Act 1936, the Income Tax Assessment Act 1997, or both, as applicable.

2.    Issue Resolution

      If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

      (g)   the Dividend Date;

      (h)   the Dividend Rate;

      (i)   whether dividends are cumulative or non-cumulative;

      (j) the priority with respect to payment of dividends and repayment of capital over other classes of shares;

      (k) whether the share is a redeemable preference share or not, and if so:

            (i)   the Redemption Amount; and

            (ii) if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a franked dividend or must not be a franked dividend.

3.    Franked dividends

      If the Issue Resolution specifies that the dividend on preference shares must be a franked dividend, it may also specify:

      (l) the extent to which the dividend must be franked (within the meaning of the Tax Act); and

      (m) the consequences of the dividend not being franked, which may include an increase of the dividend by the amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.    Dividend entitlement

      The holder of a preference share is entitled to be paid on each Dividend Date, in priority to any payment of dividend on any other class of shares, to a preferential dividend of the Dividend Amount for the Dividend Period ending on the day before that Dividend Date.

      The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non-cumulative.

5.    Priority on winding up

      The holder of a preference share is entitled, on a winding up, to payment in cash of:

      (n)   the amount then paid up on it; and

      (o) if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

      in priority to any payment to the holders of ordinary shares and any other class of preference share over which the relevant Issue Resolutions and rights conferred under rule 22.2(b) give it priority, but has no right to participate in surplus assets and profits of the Company or to vote on a winding up.

6.    Voting

      The holder of a preference share has no right to vote at any meeting of members except:

      (p) if the Issue Resolution states that dividends are cumulative, during a period during which a dividend on the share is in arrears; and

      (q)   if approval of preference shareholders is required under
Part 2J.1:

            (i)   on a proposal to reduce the Company's share capital;
or

            (ii) on a resolution to approve the terms of a buy-back agreement,

            on that proposal or resolution; and

      (r)   on a proposal that affects rights attached to the share.

7.    Notices and financial reports

      The Company must give the holder of a preference share notice of each meeting of members in accordance with rule 12 and send the holder financial reports in accordance with rule 21.2.

8.    Redemption of redeemable preference shares

      Subject to the Law, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing. If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 32.3(b) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque. If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with rule 33.

9.    Equal ranking issues

      Subject to the terms of issue of any particular class of preference share, the issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference share is the same as or different from that applicable to that preference share.



      SIGNED by each person who consents to become a member of the Company with effect from registration as evidence of that person's agreement to the terms of this constitution.


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